   As filed with the Securities and Exchange Commission on December 15, 1999

                                                     Registration No. 333-
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                 ------------

                                   FORM S-1
                            REGISTRATION STATEMENT
                                     Under
                          the Securities Act of 1933

                                 ------------

                          divine interVentures, inc.
            (Exact name of registrant as specified in its charter)

        Delaware                     7389                    36-4301991
     (State or other
     jurisdiction of
    incorporation or
      organization)
             (Primary Standard Industrial Classification Code No.)
                                                          (I.R.S. Employer
                                                         Identification No.)

    4225 Naperville Road, Suite 400, Lisle, Illinois 60532, (630) 799-7500 (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                             Andrew J. Filipowski
                     Chairman and Chief Executive Officer
    4225 Naperville Road, Suite 400, Lisle, Illinois 60532, (630) 799-7500 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                  Copies to:
       Matthew S. Brown, Esq.                    Marc M. Rossell, Esq.
         Mark D. Wood, Esq.                       Shearman & Sterling
         Katten Muchin Zavis                      599 Lexington Avenue
 525 West Monroe Street, Suite 1600             New York, New York 10022
    Chicago, Illinois 60661-3693                     (212) 848-4000
           (312) 902-5200

                                 ------------

   Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

   If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [_]

   If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

   If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

   If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

   If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [_]

                        CALCULATION OF REGISTRATION FEE
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                                                  Proposed Maximum   Amount of
             Title of Each Class of                  Aggregate      Registration
           Securities to be Registered            Offering Price(1)     Fee
--------------------------------------------------------------------------------
Class A Common Stock, $0.001 par value..........    $250,000,000      $66,000
--------------------------------------------------------------------------------

-------------------------------------------------------------------------------
(1) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(o) of Regulation C under the Securities Act of 1933, as amended.

                                 ------------

   The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to
Section 8(a), may determine.

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+The information in this prospectus is not complete and may be changed. We may + +not sell these securities until the registration statement filed with the + +Securities and Exchange Commission is effective. This prospectus is not an + +offer to sell these securities and it is not soliciting an offer to buy these +
+securities, in any state where the offer or sale is not permitted.            +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
                 SUBJECT TO COMPLETION, DATED DECEMBER 15, 1999

                                           Shares

                                 [DIVINE LOGO]


                              Class A Common Stock

                                   --------

  Prior to this offering, there has been no public market for our class A common stock. The initial public offering price is expected to be between
$      and $      per share. We are applying to list our class A common stock on The Nasdaq Stock Market's National Market under the symbol "DVIN."

  The underwriters have an option to purchase a maximum of      additional
shares of our class A common stock to cover over-allotments of shares.

  Investing in our class A common stock involves risks. See "Risk Factors" on page 7.

                                                         Underwriting
                                                          Discounts
                                              Price to       and      Proceeds to
                                               Public    Commissions     divine
                                            ------------ ------------ ------------
Per share..................................    $            $            $
Total...................................... $            $            $

  Delivery of the shares of class A common stock will be made on or about
        , 2000.

  Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Credit Suisse First Boston

         Donaldson, Lufkin & Jenrette

                  Bear, Stearns & Co. Inc.

                           Robertson Stephens

                                    William Blair & Company

                                                                  DLJdirect Inc.

                  The date of this prospectus is      , 2000.

                     [DESCRIPTION OF GRAPHICS AND CAPTIONS]

                                 ------------

                               TABLE OF CONTENTS

                                                                            Page
                                                                            ----
Prospectus Summary........................................................    4
Risk Factors..............................................................    7
Cautionary Note Regarding Forward-Looking Statements......................   19
Cautionary Note Regarding Statistical Data................................   19
Use of Proceeds...........................................................   20
Dividend Policy...........................................................   20
Capitalization............................................................   21
Dilution..................................................................   22
Selected Financial Data...................................................   23
Management's Discussion and Analysis of Financial Condition and Results of
 Operations...............................................................   24

                                                                            Page
                                                                            ----
Business...................................................................  29
Management.................................................................  45
Certain Transactions.......................................................  57
Principal Stockholders.....................................................  63
Description of Capital Stock...............................................  65
Shares Eligible for Future Sale............................................  68
Underwriting...............................................................  71
Notice to Canadian Residents...............................................  74
Legal Matters..............................................................  75
Experts....................................................................  75
Where Can You Find More Information........................................  76
Index to Financial Statements.............................................. F-1

                                 ------------

   You should rely only on the information contained in this document or to which we have referred you. We have not authorized anyone to provide you with information that is different. This prospectus may only be used where it is legal to sell these securities. The information contained in this document may only be accurate on the date of this document.





                     Dealer Prospectus Delivery Obligation

   Until           , 2000, 25 days after the commencement of the offering, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealer's obligation to deliver a prospectus when acting as an underwriter and with respect to unsold allotments or subscriptions.

                               PROSPECTUS SUMMARY

   This summary highlights information contained elsewhere in this prospectus. This summary does not contain all of the information that you should consider before investing in our class A common stock. You should read this entire prospectus carefully, including the risk factors and our financial statements, and the notes thereto.

                           divine interVentures, inc.

   We are actively engaged in business-to-business, or B2B, e-commerce through our Internet Zaibatsu, a community of partner companies. These companies collaborate to provide cross-selling and marketing opportunities and support entrepreneurial initiatives, business growth and the sharing of information and business expertise. We manage, finance, operate and provide services to our partner companies, offering a turn-key solution for building successful B2B e-commerce businesses.

   In addition to providing capital to our partner companies, we offer them a comprehensive array of infrastructure services, including web hosting and design, systems integration, information technology management and marketing and public relations. These services are designed to allow each of our partner companies to focus on its core competencies and accelerate the time-to-market of its products and services. We focus our efforts in geographic areas that we believe have a strong base of intellectual capital and entrepreneurial talent, but that have traditionally lacked sufficient infrastructure services and venture capital funding. We are initially seeking attractive opportunities primarily in the midwest and plan to address other underserved markets in the future.

   We intend to capitalize on the significant growth in the B2B e-commerce market. Forrester Research, an independent research firm, estimates that the inter-company trade of goods and services over the Internet, commonly referred to as B2B e-commerce, will grow from $43.1 billion in 1998 to $1.3 trillion in 2003. In addition, according to the Gartner Group, an independent research firm, e-commerce related information technology investments are expected to account for 50% of the estimated $3.5 trillion in information technology spending in 2003. Today, many new companies, including spin-outs from traditional businesses, are being formed and funded to develop technologies and solutions to support the new B2B e-commerce market. B2B e-commerce solutions are being rapidly adopted to facilitate the continuous exchange of information among business partners to large customer audiences and to allow businesses to interact more efficiently with suppliers, distributors and service providers.

   We establish and acquire interests in two categories of B2B e-commerce companies: market makers, which bring buyers and sellers together on Internet-based markets to exchange products, services and information, and infrastructure service providers, which offer software or services, such as consulting and systems integration. At December 10, 1999, we had established or acquired interests in the following 19 B2B e-commerce companies:

  Market Makers                            Infrastructure Service Providers

  Commerx, Inc.                           Blueridge Technologies, Incorporated
  i-Street, Inc.                          buzz divine, inc.
  The National Transportation Exchange, Inc.
                                          comScore, Inc.
  Neoforma.com, Inc.                      dotspot, inc.
  PocketCard Inc.                         eXperience divine, inc.
  TheExecClub.com, Inc.                   LiveOnTheNet.com, Inc.
  Whiplash, Inc.                          OpinionWare.com, Inc.
                                          OUTTASK.COM, Inc.
                                          Sensoria, Inc.
                                          Sequoia Software Corporation
                                          Synetrics, Inc.
                                          Xqsite, Inc.

   Our principal executive offices are located at 4225 Naperville Road, Suite 400, Lisle, Illinois 60532, and our telephone number at that location is (630) 799-7500. Our web site is located at http://www.divine.com. None of the information contained in our web site or in those of our partner companies is part of this prospectus.

                                  The Offering

Class A common stock offered......                     shares

Common stock to be outstanding
 after this offering:

  Class A common stock............                     shares

  Class B common stock............                     shares

  Total...........................                     shares

Use of proceeds................... To acquire interests in, and establish, partner companies and for general corporate
                                   and working capital purposes.

Proposed Nasdaq National Market    DVIN
 symbol...........................

                                ----------------

   The number of shares of our common stock to be outstanding after the
offering is based on the number of shares outstanding on             , 1999.
This number excludes the following:

  .   shares of class A common stock issuable upon the exercise of stock
     options outstanding on           , 1999, with a weighted average
     exercise price of $    per share;

  .   shares of class A common stock reserved for grants that we may make in the future under our stock incentive plan; and

  .   shares issuable upon the exercise of the underwriters' over-allotment option.

                                ----------------

   Except where we indicate differently, the information in this prospectus assumes:

  .  a       for       reverse split of our class A common stock and class B
     common stock to be effected before the completion of this offering;

  .  the conversion of our convertible preferred stock into shares of class A
     common stock and        shares of class B common stock to be effected
     before the completion of this offering; and

  .  no exercise by the underwriters of their over-allotment option.

                         Summary Financial Information

   You should read the following historical and unaudited pro forma financial information along with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our consolidated financial statements and the related notes included in this prospectus.

                                                       Period from May 7, 1999
                                                           (Inception) to
                                                         September 30, 1999
                                                      -------------------------
                                                        (in thousands, except
                                                      share and per share data)
Statement of Operations Data:
  Revenues...........................................        $       17
  Total operating expenses...........................             1,490
  Total other expense................................                (1)
  Net loss...........................................            (1,474)
  Basic and diluted net loss per share...............             (0.23)
  Shares used in computing basic and diluted net loss
   per share.........................................         6,695,918

                                                     As of September 30, 1999
                                                   -----------------------------
                                                              Pro    Pro Forma,
                                                    Actual   Forma   As Adjusted
                                                   -------- -------- -----------
                                                          (in thousands)
Balance Sheet Data:
  Cash and cash equivalents....................... $114,294 $369,448  $
  Working capital.................................  111,846  344,870
  Total assets....................................  116,050  439,442
  Total stockholders' equity......................  112,006  407,947

--------------------

   The Pro Forma column reflects (1) our receipt of net proceeds of $295,941,159 from the sale of 296,241,159 shares of our convertible preferred stock from October through December 1999 and (2) our acquisitions of interests in partner companies from October through December 10, 1999. The Pro Forma, As Adjusted column further reflects the receipt of the estimated net proceeds of
$         million from our sale of         shares of class A common stock in
this offering at an assumed initial public offering price of $        per
share, after deducting the estimated underwriting discounts and commissions and estimated offering expenses.

   For an explanation of the determination of the number of shares used in computing basic and diluted net loss per share, see Note 1(f) of the notes to our financial statements.

                                  RISK FACTORS

   You should carefully consider the risks and uncertainties described below, and all of the other information included in this prospectus, before you decide whether to purchase shares of our class A common stock. Many of these risks may affect our partner companies and may therefore affect us to the extent of our interest in the affected partner company. Any of the following risks could materially adversely affect our business, financial condition or operating results and could result in a complete loss of your investment.

Risks Particular to Us

We and our partner companies have little operating history, which makes it difficult to evaluate our business.

   We were formed in May 1999 and began operations on June 30, 1999. We have only engaged in start-up activities, acquired interests in or established our initial partner companies and analyzed and engaged in discussions with other potential partner companies. Because we have only recently begun operating and because many of our partner companies are in the early stages of their development, we are unable to provide you with significant data upon which you can evaluate our prospects. We and our current partner companies are, and we expect that our future partner companies will be, primarily engaged in the emerging business-to-business, or B2B, e-commerce market. We and our current partner companies are, and our future partner companies will be, in the early stages of development. Our business and prospects must be considered in light of the risk, expense and difficulties frequently encountered by companies in early stages of development, particularly companies in new and rapidly evolving markets such as B2B e-commerce. Further, our management has not previously actively managed, operated or promoted Internet companies, and we cannot assure you that they will be able to do so effectively.

We expect to incur increasing losses for the foreseeable future and may never become profitable.

   As a company that develops and manages emerging B2B e-commerce companies, we expect to incur increasing losses for the foreseeable future. In addition, we expect our expenses to increase significantly as we develop the infrastructure necessary to implement our business strategy. Our expenses will continue to increase as we:

  .  hire additional employees;

  . establish and build partner companies to provide infrastructure services;

  .  expand our information technology systems;

  . lease more space to accommodate our operations and those of our partner companies; and

  .  broaden our partner company, service and support capabilities.

   Our current partner companies are, and we expect that our future partner companies will be, in the early stages of development and will have limited or no revenues. Because B2B e-commerce businesses, even if successful, typically generate significant losses while they grow, we do not expect our partner companies to generate income for us for the foreseeable future, and they may never generate income for us.

We may have to take actions which are not in our best interests in order to avoid registration under the Investment Company Act of 1940.

   Companies which are, or hold themselves out as being, engaged primarily in the business of investing, reinvesting or trading in securities are subject to regulation under the Investment Company Act of 1940. We believe that we are actively engaged in the business of B2B e-commerce and are not an investment company. However, unless a substantial part of our assets consists of, and a substantial part of our income is derived from, interests in majority-owned subsidiaries and companies that we primarily control, we may be required to register and become subject to regulation under the Investment Company Act. Because Investment Company Act regulation is, for the most part, inconsistent with our strategy of actively managing, operating and promoting collaboration among our network of partner companies, we cannot feasiblely operate our business as a registered investment company.

   To avoid regulation under the Investment Company Act and related SEC rules, we may need to sell assets which we would otherwise want to retain and may be unable to sell assets which we would otherwise want to sell. In addition, we may be forced to acquire additional income-generating or loss-generating assets that we would not otherwise have acquired, and may need to forego opportunities to acquire interests in attractive companies that would benefit our business. If we become an investment company and are unable to rely on exemptions available under the Investment Company Act and related SEC rules, we may apply to the SEC for special exemptive relief. The granting of special exemptive relief is a matter of SEC discretion and, therefore, we cannot assure you that, if requested, an exemption would be granted.

   If, despite our efforts, we are deemed to be, and are required to register as, an investment company, we will be forced to comply with substantive requirements under the Investment Company Act, including:

  .  limitations on our ability to borrow;

  .  limitations on our capital structure;

  .  restrictions on acquisitions of interests in partner companies;

  .  prohibitions on transactions with affiliates;

  .  restrictions on specific investments; and

  . compliance with reporting, record keeping, voting, proxy disclosure and other rules and regulations.

   If we were forced to comply with the rules and regulations of the Investment Company Act, our operations would significantly change, and we would be prevented from successfully executing our business model. For more detailed information regarding the impact of the Investment Company Act on us, see, "Business--Government Regulations and Legal Uncertainties."

Our success, and the success of our partner companies, is dependent on the retention of Andrew J. Filipowski and our other senior management and key personnel.

   We believe that Andrew J. Filipowski, our Chairman and Chief Executive Officer, is critical to our success and that we would suffer severe adverse consequences if we lost his services. We do not maintain key man life insurance on Mr. Filipowski. Our success is also dependent on our other senior management and our ability to attract and retain other key personnel. If one or more of the members of our senior management were unable or unwilling to continue in their present position, our business would be disrupted. We are also dependent on our general managers who help identify potential partner companies, negotiate the structure of our partner company interests and represent us in the management of our partner companies. If we are unable to attract and retain these general managers, our business will suffer. In addition, we may be unable to find, hire and retain additional qualified management and professional personnel to help manage, oversee and staff our partner companies, which could impede our ability to grow.

If we fail to expand our management systems and controls and integrate new personnel to support our anticipated growth, our business will suffer.

   To successfully implement our business strategy, we must rapidly expand our internal operations, develop a group of partner companies that provides B2B infrastructure support services and acquire controlling interests in a number of additional partner companies. Our efforts to achieve these objectives are placing, and will continue to place, significant strain on our management and operational and financial resources. In addition, to the extent that we are responsible for the internal controls of our partner companies, our systems will be under additional strain. We are still in the process of developing and implementing our operating and financial systems, including our internal systems and controls, and have recently begun integrating our initial partner companies into our operational, financial and managerial systems. Members of our senior management will be required to devote considerable amounts of their time to this development and integration process, which may reduce the time they will have to identify, analyze and acquire interests in new partner companies and provide management and other necessary services to our existing partner companies. To continue to develop our business, we and our partner companies must rapidly hire a substantial number of new employees. Since we were founded in May 1999, our employee base has grown to 255 employees, including 196 employees of our majority-owned subsidiaries, and we expect that we will need to hire a significant number of additional employees in the future. The recruiting, hiring, training and integration of this large number of employees will place a significant strain on our management and operational resources. To manage our growth effectively, we must successfully develop, implement, maintain and enhance our financial and accounting systems and controls, integrate new personnel and partner companies and manage expanded operations.

If our management fails to properly identify and select partner companies to establish and in which to acquire interests, you may lose all or part of your investment.

   Our success depends on our ability to identify desirable businesses to establish or in which to acquire interests and to successfully negotiate the terms of those acquisitions. Our management will have sole and absolute discretion in identifying and selecting partner companies to establish or in which to acquire interests and in structuring, negotiating, undertaking and divesting of interests in our partner companies. You will not be able to evaluate the merits of the acquisition of an interest in, or the establishment of, any particular partner company before we make the acquisition or establish the company. B2B e-commerce is an emerging market and our management has limited experience in acquiring interests in and establishing B2B e-commerce companies. In making decisions to acquire interests in or establish partner companies, we will rely, in part, on financial projections developed by our management and the management of potential partner companies that will be based on assumptions and subjective judgments. The actual results of our partner company interests may differ significantly from these projections.

   Even if we identify a company that complements our strategy, we may be unable to acquire an interest in that company for many reasons, including:

  .  inability to interest companies in joining our collaborative network;

  . inability to agree on the terms of an acquisition or to acquire a controlling interest in the company;

  .  incompatibility between us and management of the partner company; and

  .  competition from other investors in e-commerce companies.

   After this offering, we will have approximately $          of cash to
deploy. If we cannot acquire a sufficient number of controlling interests in, and establish a sufficient number of, emerging B2B e-commerce companies with this capital, our strategy to build a network of partner companies will not succeed.

We may sell our partner company interests for less than their maximum value or at a loss.

   While we generally do not anticipate selling our interests in our partner companies in the ordinary course of business, we may sell our interests to generate income or cash or to avoid regulation under the Investment Company Act. Absent these sales, we do not expect a cash return on our partner company interests. Our ability to make these sales may be limited, however, especially if no public market for our partner companies' stock exists. Additionally, market, regulatory, contractual and other conditions largely beyond our control will affect:

  .  our ability to sell our interests in partner companies;

  .  the timing of these sales; and

  .  the amount of proceeds from these sales.

   If we divest all or part of our interests in partner companies, we may not receive maximum value for our interests and we may sell them for less than the amount we paid to acquire them. If our partner companies have publicly-traded stock, we may be unable to sell our interests at then-quoted market prices. In addition, if we dispose of our interests in partner companies, the strength of our collaborative network will be adversely affected.

Our business strategy may not be successful if valuations of Internet-related companies decline.
   Our strategy involves creating value for our stockholders and the owners of our partner companies by helping our partner companies grow and access the public and private capital markets. Therefore, our success is dependent on acceptance by the public and private capital markets of Internet-related companies in general and of initial public offerings of those companies in particular. If the capital markets for Internet-related companies or the market for initial public offerings of those companies weaken for an extended period of time, we may not be able to take our partner companies public as a means of creating stockholder value.

Our resources and our ability to manage newly acquired partner companies may be strained as we acquire interests in additional partner companies.

   We plan to quickly acquire interests in B2B e-commerce companies that complement our business strategy. These acquisitions may place significant strain on our resources. Future acquisitions are subject to the following risks:

  . New acquisitions may cause disruptions in our on-going support of our existing partner companies, distract our management and use other resources, making it difficult to maintain our standards, controls and procedures.

  . We may acquire interests in companies in e-commerce markets in which we have little experience.

  . We may not be able to facilitate collaboration between our existing and new partner companies, including the use of the services offered by partner companies that we control.

  . We may be required to incur debt or issue equity securities to fund future acquisitions, which may be dilutive to existing stockholders.

Intense competition from other capital providers to acquire interests in B2B e-commerce companies could result in lower returns or losses on acquisitions.

   We face intense competition, including from traditional venture capital firms, companies with business strategies similar to our own and other capital providers, to develop and acquire interests in B2B e-commerce companies. Many of these competitors have more experience identifying and acquiring interests in B2B e-commerce companies and have greater financial and management resources, brand name recognition or industry contacts than we do. In addition, although most of our acquisitions will be made at a stage when our partner companies are not publicly traded, we may pay higher prices for those interests because of higher trading prices for securities of similar public Internet-related companies and competition among capital providers. Intense competition, and the impact it has on the valuation of B2B e-commerce companies, could limit our opportunities to acquire interests in partner companies or force us to pay higher prices to acquire these interests, which would result in lower returns or losses on acquisitions. In addition, some of our competitors may have a competitive advantage over us because they have more flexibility than we do in structuring acquisitions in partner companies because they do not need to acquire majority or controlling interests in companies to avoid regulation under the Investment Company Act.

There may be numerous conflicts of interest among partner companies and our officers, directors and stockholders.

   We, our executive officers and directors and their affiliates and our partner companies may face potential conflicts of interest with each other and our stockholders. We cannot assure you that our management team or directors will not make decisions based on interests other than those of our stockholders. To the extent that our officers and directors or their affiliates take actions that are more favorable to themselves, our partner companies or other entities than to us, these actions could have a negative impact on our financial performance and, consequently, on the value of our class A common stock.

   Examples of these conflicts of interest include:

  . We currently intend to provide our employees and the employees of the partner companies that we establish with approximately 20% of the initial outstanding equity, subject to vesting, of each partner company that we establish that provides core infrastructure services. We also intend to create a pool of options in each of the partner companies that we establish to be issued to the employees of that partner company.

  . Our executive officers and directors and their affiliates may engage in other activities and have interests in other entities on their own behalf or on behalf of other persons. We will not have any rights in these ventures or to their income or profits, whether or not these ventures are involved with businesses which are similar to the businesses of our partner companies or are businesses in which we have acquired interests or will acquire interests. In particular:

    . Our executive officers or directors or their affiliates may have economic interests in, or other business relationships with, our partner companies. For example, Andrew J. Filipowski, our Chairman and Chief Executive Officer, and several of our directors have equity interests in partner companies.

    . Our executive officers or directors or their affiliates may have interests in entities that provide products or services to us for our internal use, to us for use by our partner companies or directly to our partner companies.

    . Some key members of our management team have personal interests in the venture capital funds we currently manage. Our executive officers or directors or their affiliates may have similar interests in venture capital funds with which we establish relationships in the future. At times, we may offer these funds an opportunity to acquire interests in our partner companies.

    . Members of our Board of Directors are executive officers or directors of companies that compete with us to acquire interests in, and provide support services to, B2B e-commerce companies, such as CMGI and Internet Capital Group, or are affiliated with venture capital funds with which we may compete, such as Frontenac Company and GTCR Goldner Rauner.

    . We are currently organizing and intend to manage the Big Shoulders interTech Fund, L.P., a venture capital fund which is being created to invest in start-up and early-stage Illinois-based companies. We may have conflicts in allocating opportunities between us and the fund when acquiring interests in these companies.

    . Under an agreement with some of our stockholders who have representatives on our Board of Directors, we have agreed that neither these stockholders nor their director representatives will have any obligation to us, our stockholders or any other party to present business opportunities to us before presenting them to other entities, other than opportunities that are presented to these directors solely in, and as a direct result of, their capacity as our directors.

   In any of these cases:

  . our executive officers or directors may have a conflict between our interests and their personal financial and other interests in the other business venture;

  . our executive officers or directors may have conflicting fiduciary duties to us and the other entity; or

  . the terms of transactions with the other entity may not be subject to arm's length negotiations and therefore may be on terms less favorable to us than those which could be procured through arm's-length transactions.

   For specific information regarding transactions between us and parties related to us, see "Certain Transactions."

   In addition, some of the key members of our management team are, and may continue to be, active in other business pursuits, including those of investing in, managing and advising a variety of businesses. These officers are not required to devote their full time to us and will continue to allocate their time and attention among various business pursuits as they determine in their discretion.

Our key personnel have entered into non-compete agreements which may prevent us from engaging in certain activities and acquiring interests in some companies.

   Each of our principal executives, other than our President and Chief Operating Officer, and other of our key employees have entered into consulting and non-compete agreements with PLATINUM technology International, inc. or Computer Associates, Inc. that prohibit them from engaging in activities or businesses which PLATINUM was engaged in as of March 29, 1999. These agreements may be interpreted in a way that could severely impact our ability to execute our business strategy. As a result, to manage our business effectively with respect to these agreements, we have consulted with PLATINUM and Computer Associates prior to making any acquisition to confirm that it would not result in a breach of these agreements. If the relevant parties to these agreements deem our activities or those of any proposed partner company to be prohibited by these consulting and non-compete agreements, we may not be able to conduct those activities or acquire interests in that partner company. These consulting and non-compete agreements may therefore limit our business opportunities, which could impair our success. For a detailed description of the consulting and non-compete agreements and the activities prohibited by them, see "Management--Consulting and Non-compete Agreements."

Our hosting and other network services which we provide to our partner companies may fail or work improperly due to physical damage, failure of third-party services or other unexpected problems.

   We intend to provide hosting and other information technology services, including data warehousing and web server and network facilities to support our partner companies' operations through partner companies that we control. An unexpected event, such as a power or telecommunications failure, fire or flood, or physical or electronic break-in, at any of our facilities or server facilities, could cause a loss of our, and our partner companies', critical data and prevent us from offering services to our partner companies or otherwise prevent us or our partner companies from conducting business. Our business interruption insurance may not adequately compensate us or our partner companies for losses that may occur. In addition, we rely on third parties to securely store our data, connect us to the Internet and, at times, house our web server and network systems. A failure by us or any of these third parties to provide these services satisfactorily would impair our ability to support our operations and those of our partner companies and could subject us to legal claims.

Risks Particular to Our Partner Companies and the B2B E-Commerce Industry

The success of our partner companies depends on the Internet and the wide-spread acceptance of the B2B e-commerce market, which is uncertain.

   Our current partner companies rely, and our future partner companies will rely, on the Internet for the success of their businesses. The development of the B2B e-commerce market is in its early stages. If widespread commercial use of the Internet does not continue to develop, or if the Internet does not continue to develop as an effective medium for the provision of products and services, our partner companies may not succeed.

   Our success also depends on the development and widespread acceptance of the B2B e-commerce market. A number of factors could prevent this acceptance, including:

  . the unwillingness of companies to shift from traditional to e-commerce processes;

  . a lack of the necessary network infrastructure for substantial growth in the use of e-commerce;

  .  increased government regulation or taxation of e-commerce;

  . insufficient availability of telecommunication services or changes in telecommunication services, resulting in slower response times for users of e-commerce; and

  . concern and adverse publicity about the security of e-commerce transactions.

Our partner companies may fail if they do not adapt to the rapidly changing e-commerce marketplace.

   Competition for Internet products and services is intense. As the market for e-commerce grows, we expect that competition will intensify. Barriers to entry are minimal, and competitors can offer products and services at a relatively low cost. Our financial and operating success depends on the financial and operating success of our partner companies. If our partner companies fail to adapt to rapid changes in technology and customer and supplier demands, they may not become or remain profitable. We cannot assure you that the products and services of our partner companies will achieve market acceptance or commercial success, nor can we assure you that the businesses of our partner companies will be successful.

   The e-commerce market is characterized by:

  .  rapidly changing technology;

  .  evolving industry standards;

  .  frequent new product and service introductions;

  .  shifting distribution channels; and

  .  changing customer demands.

   Our future success will depend on our partner companies' ability to adapt to this rapidly evolving marketplace. They may not be able to adequately or economically adapt their products and services, develop new products and services or establish and maintain effective distribution channels for their products and services. If our partner companies are unable to offer competitive products and services or maintain effective distribution channels, they will sell fewer products and services and lose revenue, possibly causing us to lose money. In addition, we and our partner companies may not be able to respond to the rapid technology changes occurring in Internet products and services in an economically efficient manner, and our businesses may become or remain unprofitable.

Many of our partner companies may grow rapidly and may be unable to manage their growth.

   We expect many of our partner companies to grow rapidly. Rapid growth often places considerable operational, managerial and financial strain on a business. To successfully manage rapid growth, our partner companies must, among other things:

  .  rapidly improve, upgrade and expand their business infrastructures;

  .  deliver services and products on a timely basis;

  .  maintain levels of service expected by clients and customers; and

  .  maintain adequate levels of liquidity.

   Our business will suffer if our partner companies are unable to successfully manage their growth. In addition, many of our partner companies have only recently begun developing their financial reporting systems and controls. As a result, these companies may not be able to provide us with their financial results on a timely basis, which could delay our ability to complete our financial statements and review our financial position.

Our partner companies' success depends on their ability to retain their key personnel.

   Our partner companies are dependent upon their ability to attract and retain senior management and key personnel, including trained technical and marketing personnel. Our partner companies will also need to continue to hire additional personnel as they expand. A shortage in the availability of required personnel would limit the ability of our partner companies to grow and to increase sales of their existing products and services and launch new products and services.

Our partner companies may not be able to attract a loyal base of consumers to their web sites or develop relationships with distribution partners, which will negatively affect their ability to generate revenues.

   Some of our partner companies will be particularly dependent on content that attracts large numbers of Internet users. If these partner companies are unable to develop Internet content, products or services that attract a loyal user base, their ability to earn revenues and profits will be impaired. Our success depends on the ability of these partner companies to deliver compelling Internet content, products or service to their targeted consumers. Internet users can freely navigate and instantly switch among a large number of web sites. Many of these web sites offer original content, products or services, which may make it difficult for our partner companies to distinguish the content on their web sites sufficiently to attract a loyal base of users. If any partner company fails to differentiate itself from other Internet industry participants, the value of its brand name could decline and its prospects for future growth would diminish. In addition, our partner companies will need to develop relationships with entities, such as Internet service providers, Internet portals and e-commerce web sites, typically called distribution partners, that can guide or deliver consumers to visit our partner companies' web sites. There is intense competition for these distribution partners. Accordingly, maintaining a strong base of distribution partners may be difficult and costly for our partner companies.

Our partner companies could make business decisions that are not in our best interests or that we do not agree with, which could impair the value of our partner company interests.

   Although we will generally seek a significant equity interest and participation in the management of our partner companies, we may not be able to control significant business decisions of our partner companies. We may have shared control or no control over some of our partner companies. In addition, although we currently own approximately 80% of the equity of, and control, each of the partner companies that we established, we may not maintain this ownership level or control. Acquisitions of interests in partner companies in which we share control or have no control or the dilution of our interests in, and control over, partner companies will involve additional risks that could cause the performance of our interests and our operating results to suffer, including:

  . management of a partner company having economic or business interests or objectives that are different than ours; and

  . partner companies not taking our advice with respect to the financial or operating difficulties that they encounter.

   Our inability to adequately control our partner companies could prevent us from assisting them, financially or otherwise, or could prevent us from liquidating our interests in them at a time or at a price that is favorable to us. Additionally, to the extent we do not control them, our partner companies may not collaborate with each other or act in ways that are consistent with our business strategy. These factors could hamper our ability to maximize returns on our interests, and cause us to recognize losses on our interests in partner companies. In addition, a failure to maintain a controlling interest in our partner companies could subject us to regulation under the Investment Company Act.

If we are unable or unwilling to provide our partner companies with the significant additional financing they will need, our interest in them may be diluted or they may fail.

   Most of our current partner companies are in the early stages of their development. We expect our future partner companies to be similarly situated. Our partner companies will require significant amounts of additional capital to compete successfully, meet their business objectives and produce revenues and profits. We may not be able to accurately predict these capital needs, and we may or may not decide to provide the additional capital they require. If our partner companies receive capital from other sources, our ownership interest may be diluted. If our partner companies are unable to obtain additional capital, they may fail.

Our partner companies may lose their competitive advantage if they are unable to protect their proprietary rights or if they infringe on the proprietary rights of others, and any related litigation could be time consuming and costly.

   Proprietary rights, particularly in the form of trade secrets, copyrights and patents, will be important to the success and competitive position of many of our partner companies. The actions that our partner companies take to protect their proprietary rights may be inadequate. In addition, effective copyright and trademark protection may be unenforceable or limited in certain countries and, due to the global nature of the Internet, some of our partner companies may be unable to control the dissemination of their content and products and use of their services. Some of our partner companies may also license content from third parties, and they could become subject to infringement actions based on this licensed content. In addition, third parties may claim that our partner companies have violated their intellectual property rights. For example, companies have recently brought claims regarding alleged infringement of patent rights relating to methods of doing business over the Internet. To the extent that any of our partner companies violates a patent or other intellectual property right of a third party, it may be prevented from operating its business as planned, and it may be required to pay damages, to obtain a license, if available, to use the patent or other right or to use a non-infringing method, if possible, to accomplish its objectives. Any of these claims, with or without merit, could subject our partner companies to costly litigation and the diversion of their technical and management personnel. If our partner companies incur costly litigation and their personnel are not effectively deployed, the expenses and losses incurred by them will increase, and their profits, if any, will decrease.

Our partner companies' operations may be disrupted by technological problems.

   Our partner companies' businesses will depend on the efficient and uninterrupted operation of their computer and communications hardware systems. It may be difficult to project the capacity limits on the technology, transaction processing systems and network hardware and software of our partner companies or of third parties they rely on. Our partner companies and the third parties they rely on may not be able to expand and upgrade their systems to meet increased use. If traffic increases on our partner companies' web sites, our partner companies will need to expand and upgrade their technology, transaction processing systems and network hardware and software or find third parties to provide these services. Our partner companies may be unable to accurately project the rate of increase in use of their web sites. In addition, our partner companies may not be able to expand and upgrade their systems and network hardware and software capabilities to accommodate increased use of their web sites or find third parties to provide these services. If our partner companies are unable to appropriately upgrade their systems and network hardware and software or find third parties to provide these services, their operations and processes may be disrupted.

If the Internet and broadband do not continue to be reliable commercial mediums, our partner companies' businesses could be materially adversely affected.

   Continued growth in Internet usage could cause a decrease in the quality of Internet connection service. Web sites have experienced service interruptions as a result of outages and other delays occurring throughout the Internet network infrastructure. If these outages or delays frequently occur in the future, usage of our partner companies' products and services could grow more slowly than anticipated or decline. Other high-speed digital delivery systems, commonly referred to as "broadband," which are designed to facilitate more reliable and better quality distribution of online products and services, may not be widely available or used in the foreseeable future. Even if widely available, these technologies may not lead to an increased reliability of network infrastructure. Additionally, broadband technologies may not be able to support the demands placed on them by continued Internet growth.

Concerns regarding security of transactions or the transmission of confidential information over the Internet or security problems experienced by our partner companies may prevent them from expanding their businesses or subject them to legal exposure.

   If a partner company does not offer sufficient security features, its online products and services may not gain market acceptance, and it could be exposed to legal liability. Despite the measures that may be taken by our partner companies, the infrastructure of each of them will be potentially vulnerable to physical or electronic break-ins, viruses or similar problems. If a person circumvents the security measures imposed by our partner companies, that person could misappropriate proprietary information or cause interruptions in the operations of the partner company. Security breaches that result in access to confidential information could damage the reputation of any one of our partner companies and expose the partner company affected to a risk of loss or liability. Some of our partner companies may be required to make significant investments and efforts to protect against or remedy security breaches. Additionally, as e-commerce becomes more widespread, our partner companies' customers may become more concerned about security. If our partner companies are unable to adequately address these concerns, they may be unable to sell their goods and services.

Future government regulation could place financial burdens on the businesses of our partner companies.

   As of the date of this prospectus, there are few laws or regulations directed specifically at e-commerce. However, because of the Internet's popularity and increasing use, new laws and regulations may be adopted. These laws and regulations may cover issues such as the collection and use of data from web site visitors, including the placing of small information files, or "cookies," on a user's hard drive to gather information, privacy issues, pricing, taxation, content, copyrights, online gambling, distribution and quality of goods and services. The enactment of any additional laws or regulations, including international laws and regulations, could impede the growth of the Internet and B2B e-commerce or reduce the effectiveness of our partner companies' technology, which could decrease the revenue of our partner companies and place additional financial burdens on our business and the businesses of our partner companies.

   Laws and regulations directly applicable to e-commerce or Internet communications are becoming more prevalent. Although some of these laws may not have a direct adverse effect on our business or those of our partner companies, they add to the legal and regulatory burden faced by e-commerce companies. For a more detailed discussion of the laws and regulations applicable to our business and our partner companies' business, see "Business--Government Regulation."

Risks Relating to the Offering

Our founding stockholders can control matters requiring stockholder approval because they own a large percentage of the voting power of our common stock, and they may vote in a way with which you do not agree.

   After this offering, Andrew J. Filipowski, Michael P. Cullinane, Paul L. Humenansky, Larry S. Freedman, Thomas A. Slowey, Paul A. Tatro and their
affiliates will together own           shares of our class B common stock,
which is entitled to ten votes per share. Therefore, in the aggregate, these
founding stockholders will hold approximately    % of the voting power of our
capital stock after this offering. As a result, these stockholders will, together, have the ability to exercise a controlling influence over our business and corporate actions requiring stockholder approval, including the election of our directors, a sale of substantially all of our assets, a merger with another entity or an amendment to our certificate of incorporation. This concentration of ownership and voting power could delay, defer or prevent a change of control and could adversely affect the price that investors might be willing to pay in the future for shares of our class A common stock.

The market price of our class A common stock may fluctuate widely and you may not be able to sell your shares at or above the initial public offering price.

   The initial public offering price for our class A common stock will be negotiated between us and the underwriters and may not be indicative of the market price that will prevail after this offering. We believe the following factors could cause the market price of our class A common stock to fluctuate widely and could possibly cause our class A common stock to trade at a price below the initial public offering price:

  . announcements of acquisitions of interests in B2B e-commerce companies or strategic relationships by us or our competitors;

  . announcements of new services, products, technological innovations, acquisitions or strategic relationships by our partner companies;

  .  trends or conditions in the Internet industry;

  .  our inability to avoid regulation under the Investment Company Act;

  . changes in valuation estimates by securities analysts and in analyst recommendations;

  .  variations in the operating results of our partner companies;

  . changes in the stock prices of our partner companies that are publicly traded;

  . changes in market valuations of other capital and service providers for Internet companies; and

  .  general political, economic and market conditions.

Many of these factors are beyond our control. These factors may decrease the market price of our class A common stock regardless of our operating performance.

   The market price for our class A common stock may also be affected by our ability to meet or exceed expectations of analysts or investors. Any failure to meet these expectations, even if minor, could materially adversely affect the market price of our class A common stock. In addition, the market prices of equity securities of companies in the Internet industry often fluctuate significantly for reasons unrelated to the operating performance of these companies. We expect to be particularly susceptible to such volatility because we may be valued in the future on the basis of a number of minority interests we hold in public Internet companies. The trading prices of many Internet companies have reached historical highs within the last 52 weeks and have reflected relative valuations substantially above historical levels. During the same period, these companies' stocks have also been highly volatile and have recorded lows well below such historical highs. Our class A common stock may not trade at the same levels as other Internet-related stocks, and Internet-related stocks in general may not sustain their current market prices. In the past, following periods of volatility in the market price of a company's securities, securities class action litigation has often been instituted against that company. If any securities litigation is initiated against us, we could incur substantial costs and our management's attention and resources could be diverted from our business.

You will suffer immediate dilution in the value of your shares and may suffer further dilution in the future.

   Investors purchasing shares in this offering will incur immediate and substantial dilution in net tangible book value per share. To the extent outstanding options to purchase class A common stock are exercised, there will be further dilution. In addition, other elements of our founder and employee compensation arrangements may cause dilution to investors in our class A common stock. We may issue shares of our class A common stock, or debt or equity securities convertible into our class A common stock, in the future to raise capital to carry out our business strategy of establishing and acquiring interests in partner companies, and may issue these shares or convertible securities as consideration in our acquisitions of interests of partner companies. These issuances may cause further dilution to our stockholders. For additional information regarding this dilution, see "Dilution" and "Management--Executive Compensation."

Provisions in our charter, our by-laws and Delaware law could delay or deter tender offers or takeover attempts that may offer you a premium, which could adversely affect our stock price.

   Various provisions in our certificate of incorporation and by-laws could make it more difficult for a third party to acquire control of us, even if the change in control would be beneficial to you. The existence of these provisions may deprive you of an opportunity to sell your shares at a premium over prevailing prices. The potential inability of our stockholders to obtain a control premium could adversely affect the market price for our class A common stock. For a more detailed description of these provisions, see "Description of Capital Stock."

Our stock price may decline if a large number of shares are sold after this offering or there is a perception that these sales may occur.

   The market price of our class A common stock could decline as a result of sales of a large number of shares of our class A common stock by our stockholders in the market after this offering, or the perception that these sales could occur. These factors also could make it more difficult for us to raise funds through future offerings of our equity securities. For a more detailed discussion regarding potential sales of shares after this offering, see "Shares Eligible for Future Sale."

Because an active trading market for our class A common stock may not develop after this offering, it may be difficult for you to sell your shares.

   There was no public market for our class A common stock before this offering. We do not know the extent to which investor interest in us will lead to the development of a trading market or how liquid that market might be. If an active and liquid trading market does not develop, you may have difficulty selling your shares.

We will have broad discretion in using the proceeds from this offering and may not use them in a manner stockholders would prefer.

   We have not identified specific uses for most of the proceeds from this offering, and we will have broad discretion in how we use them. In addition, we are unable to determine how much of the proceeds will be used for any identified purpose because circumstances regarding our planned uses of the proceeds may change. You will not have the opportunity to evaluate the economic, financial or other information on which we base our decisions on how to use the proceeds. The failure of our management to apply the funds effectively could have a material adverse effect on our business and financial performance.

              CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

   This prospectus includes forward-looking statements that reflect our current expectations and projections about our future results, performance, prospects and opportunities. We have tried to identify these forward-looking statements by using words such as "may," "will," "expect," "anticipate," "believe," "intend," "estimate" and "continue" and similar expressions. These forward-looking statements are based on information currently available to us and are subject to a number of risks, uncertainties and other factors that could cause our actual results, performance, prospects or opportunities to differ materially from those expressed in, or implied by, these forward-looking statements. These risks, uncertainties and other factors include:

  . our need to continue to identify and acquire interests in suitable partner companies;

  . the intense competition among capital providers to acquire interests in B2B e-commerce companies;

  . existing and future regulations affecting our business, the businesses of our partner companies or the Internet generally; and

  .  other factors set forth under "Risk Factors" in this prospectus.

   You should not place undue reliance on any forward-looking statements. Except as otherwise required by federal securities laws, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changed circumstances or any other reason after the date of this prospectus.

                   CAUTIONARY NOTE REGARDING STATISTICAL DATA

   This prospectus contains statistical data regarding, among other things, venture capital investing in the United States, the past and projected growth of B2B online commerce and market sizes of business segments. We have taken this data from information published by sources specializing in research of the relevant subject matter. However, this data is by its nature imprecise, and we caution you not to unduly rely on it.

                                USE OF PROCEEDS

   We estimate that our net proceeds from the sale of the class A common stock
we are offering, assuming an initial public offering price of $       per
share, will be approximately $       million. If the underwriters exercise
their over-allotment option in full, our net proceeds will be approximately
$      . Our net proceeds are what we expect to receive after deducting the estimated underwriting discounts and commissions and estimated offering expenses. We intend to use these net proceeds to acquire interests in and establish partner companies and for general corporate and working capital purposes. Pending these uses, we will invest the net proceeds of this offering primarily in cash equivalents or direct or guaranteed obligations of the United States.

                                DIVIDEND POLICY

   We have never declared or paid any cash dividends on our capital stock and do not anticipate paying cash dividends in the foreseeable future. We plan to retain all future earnings, if any, to finance our establishment of, and acquisitions of interests in, partner companies and for general corporate purposes. Any future determination as to the payment of dividends will be at our Board of Directors' discretion and will depend on our financial condition, operating results, current and anticipated cash needs, plans for expansion and other factors that our Board of Directors considers relevant.

                                 CAPITALIZATION

   The table below shows our cash and cash equivalents and total capitalization as of September 30, 1999:

    .  on an actual basis;

    . on a pro forma basis to reflect (1) the sale of an additional 296,241,159 shares of convertible preferred stock at $1.00 per share from October through December of 1999 and our receipt of the net proceeds from these sales, assuming $300,000 of expenses associated with the offerings, (2) our acquisitions of interests in partner companies from October through December 10, 1999, as if these events had occurred on September 30, 1999; and

    .  on a pro forma, as adjusted basis to reflect (1) a       for
       reverse split of our class A common stock and class B common stock to be effected before the completion of this offering, (2) the
       conversion of our convertible preferred stock into             shares
       of our class A common stock and         shares of class B common
       stock to be effected before the completion of this offering and (3)
       our issuance and sale in this offering of      shares of our class A
       common stock at an assumed initial public offering price of $     per
       share, and our receipt of the net proceeds of this offering, after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us, as if these events had occurred on September 30, 1999.

   You should read this table along with our financial statements and the related notes included in this prospectus.

                                                 As of September 30, 1999
                                               -------------------------------
                                                           Pro     Pro Forma,
                                                Actual    Forma    As Adjusted
                                               --------  --------  -----------
                                                (in thousands, except share
                                                           data)
   Cash and cash equivalents.................. $114,294  $369,448    $
                                               ========  ========    =======
   Stockholders' equity:
     Preferred stock, $.001 par value,
      350,000,000 shares authorized and
      160,619,566 convertible shares issued
      and outstanding, actual; 700,000,000
      shares authorized and 456,860,725
      convertible shares issued and
      outstanding pro forma; and
      shares authorized and no shares issued
      and outstanding, pro forma, as adjusted. $    161  $    457
     Class A common stock, $.001 par value,
      400,000,000 shares authorized and
      20,700,000 shares issued and
      outstanding, actual; 900,000,000 shares
      authorized and 20,700,000 shares issued
      and outstanding pro forma; and
                  shares authorized and
                  shares issued and
      outstanding, pro forma, as adjusted.....       21        21
     Class B common stock, $.001 par value,
      100,000,000 shares authorized and
      12,250,000 shares issued and
      outstanding, actual and pro forma;
                  shares authorized and
                 shares issued and
      outstanding, pro forma, as adjusted.....       12        12
   Additional paid-in capital.................  113,286   408,931
   Accumulated deficit........................   (1,474)   (1,474)
                                               --------  --------    -------
       Total stockholders' equity.............  112,006   407,947
                                               --------  --------    -------
         Total capitalization................. $112,006  $407,947    $
                                               ========  ========    =======

   The pro forma, as adjusted number of issued and outstanding shares of our class A common stock excludes:

    .         shares issuable upon the exercise of stock options outstanding on December 10, 1999 with a weighted average exercise price of $ per share;

    .         shares reserved for grants that we may make in the future
       under our stock incentive plan; and

    .         shares issuable upon conversion of     shares of class B
       common stock.

                                    DILUTION

   As of September 30, 1999, after giving effect to (1) an increase in our total assets to reflect our receipt of $295,941,159 of net proceeds from our sale of 296,241,159 shares of our convertible preferred stock in October
through December 1999 and (2) the addition of        shares of our common stock
issuable upon conversion of those shares, our pro forma net tangible book value
was approximately $408 million, or $      per share. Our pro forma net tangible
book value is our pro forma total assets minus the sum of our liabilities and intangibles assets. Our pro forma net tangible book value per share is our pro forma net tangible book value divided by the pro forma total number of shares of our common stock outstanding. Dilution in pro forma net tangible book value per share to new investors represents the difference between (1) the assumed price at which we sell each share of our class A common stock in this offering, and (2) the pro forma net tangible book value per share immediately following the completion of this offering.

   As of September 30, 1999, after giving effect to (1) an increase in our
total assets to reflect our receipt of $      of estimated net proceeds from
the sale of         shares of class A common stock in this offering, at an
assumed initial public offering price of $        per share and following the
deduction of estimated underwriting discounts and commissions and estimated offering expenses payable by us, and (2) the addition of those shares of class A common stock, our pro forma net tangible book value would have been $
million, or $      per share. This represents an immediate increase in net
tangible book value of $      per share to existing stockholders and an
immediate and substantial dilution of $      per share to new investors
purchasing shares of class A common stock in this offering. The following table illustrates this per share dilution:

   Assumed initial public offering price per share........              $
                                                            ---
   Pro forma net tangible book value per share as of
    September 30, 1999 without giving effect to this
    offering..............................................      $
   Increase per share attributable to new investors.......
                                                                -------
   Pro forma net tangible book value per share as of
    September 30, 1999 after giving effect to this
    offering..............................................
                                                                        --------
   Dilution in pro forma net tangible book value per share
    to new investors......................................              $
                                                                        ========

   The following table shows the difference, on a pro forma basis as of September 30, 1999, between existing stockholders and new investors in this offering with respect to the number of shares of common stock purchased from us, the total consideration paid to us and the average price paid per share,
assuming an initial public offering price of $      per share and before
deducting estimated underwriting discounts and commissions and estimated offering expenses, giving effect to the conversion of all outstanding shares of convertible preferred stock into our common stock.

                                      Shares
                                     Purchased    Total Consideration   Average
                                  --------------- --------------------   Price
                                  Number  Percent    Amount    Percent Per Share
                                  ------- ------- ------------ ------- ---------
   Existing stockholders.........               % $410,247,725       %  $
   New investors.................
                                  -------  -----  ------------  -----   ------
       Total.....................          100.0% $             100.0%  $
                                  =======  =====  ============  =====   ======

   These calculations do not give effect to       shares of class A common
stock issuable upon the exercise of outstanding options at a weighted average
exercise price of $        as of September 30, 1999. To the extent any of these
options are exercised, there will be further dilution to new investors.

                            SELECTED FINANCIAL DATA

   In this section, we present our selected financial data. You should read carefully the financial statements in this prospectus, including the notes to these financial statements. The selected data in this section is not intended to replace these financial statements. We derived the statement of operations data and the balance sheet data from our audited financial statements included in this prospectus. Those statements were audited by KPMG LLP, independent public accountants. Our results of operations for the period from May 7, 1999, our inception, to September 30, 1999 are not necessarily indicative of the results we may achieve in the future.

                                                        Period from May 7, 1999
                                                            (Inception) to
                                                          September 30, 1999
                                                        -----------------------
                                                            (in thousands,
                                                           except share and
                                                            per share data)
Statement of Operations Data:
  Revenues.............................................        $      17
  Total operating expenses.............................            1,490
  Total other expense..................................               (1)
  Net loss.............................................           (1,474)
  Basic and diluted net loss per share.................            (0.23)
  Shares used in computing basic and diluted net loss
   per share...........................................        6,695,918

                                                                 As of
                                                          September 30, 1999
                                                        -----------------------
                                                            (in thousands)
Balance Sheet Data:
  Cash and cash equivalents............................        $ 114,294
  Working capital......................................          111,846
  Total assets.........................................          116,050
  Total stockholders' equity...........................          112,006

   MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF
                                   OPERATIONS

   You should read the following discussion along with our financial statements and the related notes included in this prospectus. This discussion contains forward-looking statements that are subject to risks, uncertainties and assumptions, including those discussed under "Risk Factors." Our actual results may differ materially from those expressed in, or implied by, these forward-looking statements. See "Cautionary Note Regarding Forward-Looking Statements."

Overview

   We were incorporated on May 7, 1999 and began operations on June 30, 1999. We actively engage in B2B e-commerce through our community of partner companies. To date, we have only engaged in start-up activities, acquired interests in or established our initial partner companies and analyzed and engaged in discussions with other potential partner companies. Because we had not established or acquired interests in partner companies prior to September 30, 1999, none of the results of our partner companies are reflected in our historical operating results.

   Because we acquire significant interests in B2B e-commerce companies, many of which generate net losses, we expect to experience significant volatility in our quarterly results. We do not know if we will report net income in any period, and we expect that we will report increasing net losses for the foreseeable future. Although our partner companies may report net losses in the future, we may record net income in certain periods due to one-time transactions and other events incidental to our ownership interests in, and advances to, partner companies. These one-time transactions may include dispositions of, or changes to, our partner company ownership interests, dispositions of our holdings of available-for-sale securities and impairment charges.

   On a continuous basis, but no less frequently than at the end of each quarterly reporting period, we will evaluate the carrying value of our ownership interests in, and advances to, each of our partner companies for possible impairment based on achievement of business plan objectives and milestones, the fair value of each ownership interest and advance in the partner company relative to carrying value, the financial condition and prospects of the partner company, and other relevant factors. The business plan objectives and milestones we will consider include, among others, those related to financial performance, such as achievement of planned financial results and completion of capital raising activities, and those that are not primarily financial in nature, such as the launching of a web site, the hiring of key employees, the number of people who have registered to be part of the partner company's web community and the number of visitors to a web site per month. The fair value of our ownership interests in, and advances to, privately held partner companies will generally be determined based on the prices paid by third parties for ownership interests in the partner company, to the extent third party ownership interests exist, or based on the achievement of business plan objectives and the milestones described above. Our quarterly valuations will be used to determine our ability to continue to avoid regulation under the Investment Company Act.

   The presentation and content of our financial statements is largely a function of the presentation and content of the financial statements of our partner companies. To the extent our partner companies change the presentation or content of their financial statements, as may be required upon review by the Securities and Exchange Commission or changes in accounting standards, the presentation and content of our financial statements may also change.

   Because many of our partner companies are not majority-owned subsidiaries, changes in the value of our interests in our partner companies, and the income or loss and revenue attributable to them, could subject us to regulation as an investment company under the Investment Company Act unless we take action to avoid regulation. However, we believe that we can take steps to avoid being regulated as an investment company that would not adversely affect our operations or stockholder value.

   We also receive management fees from venture capital funds that we manage. As general partner of Platinum Venture Partners I, we receive an annual management fee, payable in advance in quarterly installments, of 2 1/2% of the fair market value of the partnership, adjusted annually by the increase in a consumer price index during the preceding calendar year. As general partner of Platinum Venture Partners II, we receive an annual management fee, payable in advance in quarterly installments, of 2 1/2% of the aggregate partner commitments, adjusted annually by the percentage increase in a consumer price index during the preceding calendar year. We received a total of approximately $275,000 from Platinum Venture Partners I and II on October 1, 1999 for fourth quarter 1999 management fees. In 2000, we expect to receive a total of approximately $775,000 in management fees from Platinum Venture Partners I and II.

   In addition, we are currently organizing and expect to manage the Big Shoulders interTech Fund. As manager of this fund, we expect to be entitled to receive an annual management fee of 2% of the total capital committed to the fund during its first six years. We expect that this management fee will then be reduced by 10% each year until the termination of the fund. In addition, with respect to each interest in a company acquired by the fund, we expect to be entitled to receive 20% of all distributions in relation to that interest, after the partners in the fund have received a return of their invested capital in that company. If, upon liquidation of the fund, the partners fail to receive a return of all of their capital contributed to the fund, we expect to be obligated to contribute an amount equal to the deficiency, not to exceed the total amount of these distributions received by us.

Effect of Various Accounting Methods on the Consolidated Financial Statements

   The various interests that we acquire in our partner companies are accounted for under three methods: consolidation, equity method or cost method. We determine the method of accounting for our partner companies on a case by case basis based upon our ownership percentage in each partner company, as well as our degree of influence over each partner company.

     Consolidation. Partner companies in which we own, directly or indirectly, more than 50% of the outstanding voting securities are generally accounted for under the consolidation method of accounting. Under this method, a partner company's results of operations are reflected within our consolidated statements of operations. Earnings or losses attributable to other stockholders of a consolidated partner company are identified as "minority interest" in our consolidated statements of operations. Minority interest adjusts our consolidated net results of operations to reflect only our share of the earnings or losses of a partner company.

     Equity Method. Partner companies in which we own 50% or less of the outstanding voting securities, but over which we exercise significant influence, are generally accounted for under the equity method of accounting. Whether or not we exercise significant influence with respect to a partner company depends on an evaluation of several factors including, among other things, representation on the partner company's board of directors, ownership percentage and voting rights associated with our holdings in the partner company. Under the equity method of accounting, a partner company's results of operations are not reflected within our consolidated operating results. However, our share of the earnings or losses of that partner company is identified as "equity income (loss)" in our consolidated statements of operations.

     The net effect of a partner company's results of operations on our results of operations is generally the same under either the consolidation method of accounting or the equity method of accounting, because under each of these methods only our share of the earnings or losses of a partner company is reflected in the net results of operations in our consolidated statements of operations. However, the presentation of the consolidation method differs dramatically from the equity method of accounting. The consolidation method presents partner company results throughout the applicable line items within our financial statements. In contrast, the equity method of accounting presents partner company results in a single category, "equity income (loss)," within our financial statements.

     Cost Method. Partner companies not accounted for under either the consolidation or the equity method of accounting are accounted for under the cost method of accounting. Under this method, our share of the earnings and losses of these companies is not included in our consolidated statements of operations unless earnings or losses are distributed.

     We expect to record our ownership interest in equity securities of our partner companies accounted for under the cost method at cost, unless the securities have readily determinable fair values based on quoted market prices, in which case these interests would be classified as available-for-sale securities or some other classification in accordance with Statement of Financial Accounting Standards No. 115, "Accounting for Certain Investments in Debt and Equity Securities."

   Our interests in Blueridge, buzz divine, dotspot, eXperience divine, i-Street, LiveOnTheNet, Sensoria, Synetrics, and Xqsite are consolidated and, to the extent we maintain our current ownership percentage, will be reflected in our consolidated statements of operations for future periods. We account for our interests in OpinionWare, Outtask, Pocketcard, TheExecClub and Whiplash under the equity method. We use the cost method to account for our interests in Commerx, comScore, Sequoia, National Transportation Exchange and Neoforma.

   The presentation of our financial statements may differ from period to period if our ownership in any of our partner companies changes significantly. Our consolidated revenues and related costs and expenses may fluctuate due to the applicable accounting method used for recognizing our participation in the operating results of a particular partner company.

Results of Operations

   General. We were incorporated in the state of Delaware on May 7, 1999 and had no substantive operations through June 30, 1999. Our financial results for the period from May 7, 1999 to September 30, 1999 relate to our initial organization, infrastructure building and marketing activities.

   Revenues. For the period ended September 30, 1999, we generated minimal revenue of approximately $17,000 from consulting services. We had not yet acquired interests in any partner companies during this period. Effective as of August 4, 1999, we became the general partner of Platinum Venture Partners I and II. In this capacity, beginning in the fourth quarter of 1999, we earn management fees which are described above.

   Selling, General and Administrative Expenses. For the period ended September 30, 1999, we incurred selling, general and administrative expenses of approximately $1.5 million. These expenses consisted primarily of employee compensation and related benefits, travel and business development costs and facilities expenses. We expect that selling, general and administrative expenses will significantly increase as we hire additional employees and build our infrastructure to support our growth.

   Other Income and Expenses. Other income consisted of approximately $17,000 and other expenses consisted of approximately $18,000 for the period ended September 30, 1999. Other income related to interest income from our invested funds while interest expense related to borrowings under our line of credit.

   Income Taxes. We have recorded no income tax benefit for the period ended September 30, 1999. Because we have no history of taxable income through September 30, 1999, the tax benefit associated with our net loss has been fully reserved.

   Net loss. We reported a net loss of approximately $1.5 million for the period ended September 30, 1999, principally due to selling, general and administrative costs we incurred compared to the minimal revenue we earned as a start-up company.

Liquidity and Capital Resources

   As of December 10, 1999, we had cash and cash equivalents of approximately $164,980,000, consisting almost entirely of funds raised in private placements of securities, an increase of $50,686,000 from $114,294,000 as of September 30, 1999. As of September 30, 1999, we had raised $114,073,616 from sales of shares of our convertible preferred stock and a nominal amount from sales of our class A common stock and class B common stock. From October 1 through December 1, 1999, we raised an additional $99,241,159 from sales of additional shares of our convertible preferred stock. On December 7, 1999, we executed an agreement to sell additional shares of our convertible preferred stock for $197,000,000.

   During the period ended September 30, 1999, we borrowed approximately $927,000 under a line of credit for ongoing operating expenses. This amount remained outstanding at September 30, 1999 and was repaid during October 1999. We are currently negotiating to enter into a $15 million line of credit. We anticipate that this line of credit will be available for working capital financing and general corporate purposes other than permanent financing for acquisitions of interests in partner companies. In addition, our obligations under our office lease in Lisle are secured by a letter of credit for $442,865 issued by Bank of America.

   Through December 10, 1999, we have paid $65,317,208 in the form of cash and promissory notes to acquire interests in partner companies. We expect that the amount of cash that we use for acquisitions will increase substantially in future periods.

   Following this offering, we will have cash and cash equivalents, and hold direct or guaranteed obligations of the United States, totaling at least
$        . We expect that our proceeds from this offering, in addition to the proceeds we received from our private placements of equity securities, will be sufficient to fund our cash needs, including cash required for acquisitions of interests in partner companies, for at least the next 12 months. However, during this period, we may seek additional capital in the private or public equity markets to enable us to expand our program of acquiring interests in and establishing B2B e-commerce companies.

Year 2000 Readiness Disclosure

   We are currently addressing the Year 2000 issue, which results from the fact that many computer programs were previously written using two digits rather than four to define the applicable year. Programs written in this way may recognize a date ending in "00" as the year 1900 rather than the year 2000. This could result in a system failure or miscalculation causing disruptions of operations.

   We began operations on June 30, 1999 and are building our systems to be Year 2000 compliant. We are in the process of implementing a new computer information system. This implementation is expected to occur during the fourth quarter of 1999. We do not believe that the implementation of this system will result in Year 2000 remediation issues. We have not incurred, and do not expect to incur, any material expense to remediate our systems. If we determine that any of our non-information technology systems are non-compliant and are at risk of not being remediated in time, we will develop a contingency plan.

   Our partner companies are in various stages of assessing, remediating and testing their internal systems and assessing Year 2000 readiness of their vendors, business partners and customers. Our partner companies are also in varying stages of developing contingency plans to operate in the event of a Year 2000 problem. The total cost and time which will be incurred by our partner companies on the Year 2000 readiness effort has not been determined. There can be no assurance that all necessary work will be completed in time, or that these costs will not materially adversely impact one or more of our partner companies. In addition, required spending on the Year 2000 effort will cause customers of most of our partner companies to reallocate at least part of their information systems budgets. Although some of our partner companies have offerings which may be useful in such efforts, these allocations could materially affect the results of operations of our partner companies.

Recent Accounting Pronouncements

   We do not expect the adoption of any recently issued accounting pronouncements to have a significant impact on our net results of operations, financial position or cash flows.

Qualitative and Quantitative Disclosure About Market Risk

   At September 30, 1999, we had $114,294,000 in cash and cash equivalents. A decrease in market rates of interest would have no material effect on the value of these assets.

                                    BUSINESS

   You should read the following discussion along with our financial statements and the related notes included in this prospectus. This discussion contains forward-looking statements that are subject to risks, uncertainties and assumptions, including those discussed under "Risk Factors." Our actual results may differ materially from those expressed in, or implied by, these forward-looking statements. See "Cautionary Note Regarding Forward-Looking Statements."

Overview

   We are actively engaged in business-to-business, or B2B, e-commerce through our Internet Zaibatsu, a community of partner companies. These companies collaborate to provide cross-selling and marketing opportunities and support entrepreneurial initiatives, business growth and the sharing of information and business expertise. We manage, finance, operate and provide services to our partner companies, offering a turn-key solution for building successful B2B e-commerce business.

Industry Background

 The Growth of B2B E-Commerce

   Businesses are increasingly relying on the Internet to share information and sell goods and services. Forrester Research, an independent research firm, estimates that the inter-company trade of goods and services over the Internet, commonly referred to as B2B e-commerce, will grow from $43.1 billion in 1998 to $1.3 trillion in 2003. This growth is being driven, in part, by advancements in Internet-related technology that are enabling companies to reach larger audiences while reducing sales, marketing and related expenses, and integrating their systems more efficiently with those of their partners and customers.

   Today's Internet-driven economy is increasingly competitive and customer-oriented. The proliferation of the Internet has enabled businesses to establish direct relationships with customers. As a result of greater availability of current pricing information from multiple online vendors and marketplaces, businesses can continuously compare product and service offerings and improve their purchasing decisions. To attract and retain customers in this increasingly competitive environment, businesses have been forced to minimize distribution inefficiencies and adopt more customer-oriented marketing, order fulfillment and service solutions. Businesses today must make real-time inventory adjustments, streamline procurement and distribution processes and automate the entire selling process. Accordingly, businesses are investing significant amounts in developing and deploying e-commerce solutions. According to the Gartner Group, e-business related information technology investments are expected to account for 50% of the estimated $3.3 trillion in information technology spending in 2002.

   To capitalize on these business trends, a large number of new companies exclusively devoted to developing B2B e-commerce products and services are being formed and funded. In addition, traditional businesses are committing significant resources to deploy e-commerce businesses which may eventually operate as separate companies. We classify B2B e-commerce companies as either market makers or infrastructure service providers.

     Market Makers: Market makers enable commerce to be conducted more efficiently and at lower costs by bringing together large numbers of buyers and sellers in traditional businesses on Internet-based markets where they can exchange products and services. They also provide web-based community forums which allow businesses and professionals to share information. Market makers usually operate in specific industries, capitalizing on inherently inefficient distribution channels and business processes.

     Infrastructure Service Providers: Infrastructure service providers assist companies in building and managing the technological infrastructure needed to support B2B e-commerce. Their goal is to maintain and extend their clients' competitive advantage by allowing companies to focus on their core competencies, thereby improving operating efficiencies and decreasing time-to-market. They accomplish these goals by offering systems integration, web site design and hosting, as well as other outsourced services, such as legal and accounting services and marketing and public relations expertise.

 Operating Challenges Facing Emerging B2B E-Commerce Companies

   Today's low barriers to entry and the ability of businesses to market products on a global basis amplifies first-mover advantage in the B2B e-commerce market and makes it critical that businesses bring new products and services to market quickly. To be successful, new B2B e-commerce companies must:

  .  identify e-commerce needs and opportunities within targeted industries;

  . rapidly develop and effectively market solutions that satisfy specific industry demands;

  . quickly build brand recognition and an online presence to establish market leadership; and

  .  secure valuable strategic partnerships.

   To build the necessary technology and management infrastructure in a timely manner, new B2B companies must obtain significant capital and rapidly hire sales and marketing professionals, web designers, information technology specialists and administrative personnel. Moreover, because e-commerce solutions are typically targeted at particular industries with distinct business practices, distribution channels and product and service needs, new B2B e-commerce companies also often require the assistance of industry experts. In today's competitive labor market, they may be unable to locate and hire the personnel needed to ensure commercial success, or the time and effort required to hire and integrate available individuals could divert management's attention from efforts to construct core product or service offerings and bring them to market. Accordingly, in addition to capital, emerging B2B e-commerce companies require access to:

  .  industry experts who can help define and refine their business plans;

  . management teams experienced in the day-to-day operations of B2B e-commerce companies;

  .  infrastructure services that can reduce costs and time-to-market; and

  .  a variety of service professionals.

   Venture capital firms, the traditional source of capital for emerging technology companies, have primarily focused on providing capital and have not offered infrastructure services.

 Geographic Concentration of Capital and Services

   E-commerce businesses, and the capital and services that support them, have been principally located in Silicon Valley and the eastern seaboard of the United States. The rest of the United States, which is home to numerous traditional manufacturing, retail and service businesses, many major research institutions and a large pool of intellectual capital, as well as a large consumer population, has, to date, experienced less e-commerce business development. We believe that this is due, in large part, to this region being underserved by capital and infrastructure service providers. According to VentureSource, a venture capital research firm, $8.5 billion of venture capital investments were made in U.S. businesses in the third quarter of 1999. Of this amount, approximately $6.0 billion was invested businesses located in California, New York, Massachusetts and Virginia, including $4.3 billion invested in California businesses alone. We believe that this capital concentration has contributed to the lack of infrastructure services available outside of these areas, making it more difficult to launch successful e-commerce start-ups and attract capital.

Our Solution and Strategy

   We are focused primarily on partnering with, managing and operating emerging companies that develop new B2B e-commerce products and services and that can become leaders in their markets. In addition to providing our partner companies with capital, we offer them a comprehensive suite of strategic and infrastructure services. Our collaborative network of B2B e-commerce companies creates an environment which supports entrepreneurial initiatives and business growth.

 Exploit Our Resources to Identify Successful Partner Companies

   We believe that significant industry and management expertise is required to understand and forecast industry trends, assess the value and needs of our partner companies and successfully build market leaders. To that end, we have assembled a team of senior managers and directors with extensive expertise and industry knowledge in e-commerce infrastructure software, Internet services and emerging e-commerce solutions. Members of our senior management managed PLATINUM, an infrastructure software company which completed over 70 acquisitions between late 1994 and early 1999, and Platinum Venture Partners I and II, venture capital funds which made over 40 investments between 1992 and 1999. We also intend to capitalize on the industry knowledge, insights and expertise of the members of our board of directors and representatives of the corporations and venture capital firms that have invested in us, including Dell and Microsoft. We believe that our team of senior management, directors and investors bring us the expertise necessary to review and evaluate new partnering opportunities.

   We intend to fund and manage the Big Shoulders interTech Fund, a venture capital fund in which the State of Illinois and the City of Chicago, among others, plan to invest. This venture capital fund will focus on making small, early stage investments in technology companies located in Illinois. Our management of this fund will enable us to develop relationships with new companies early in their development cycle and provide us with a pipeline of potential new partner companies.

 Focus on Partnering with B2B E-Commerce Leaders

   We focus on partnering with B2B e-commerce companies that we believe are positioned to become leaders in their markets. We select partner companies through a comprehensive screening process that involves the contributions of business, industry and technical experts. In addition, we use the expertise of existing partner companies to evaluate new companies. In evaluating these companies, we analyze the size and growth of their target markets that their products and services address and assess their ability to achieve commercial success and gain significant market share. We believe that there are several key elements to successful B2B e-commerce companies, including compelling concepts, strong management, technological expertise and competitive advantage.

 Provide Valuable Infrastructure and Support Services

   We typically take an active role in the affairs of partner companies in which we acquire a significant interest. We and entities we control offer our network of partner companies a variety of infrastructure services designed to reduce their operating costs, enable them to focus on product development and marketing and accelerate their time to market with new products and services. We believe that our service offerings enhance our competitive position when compared with traditional venture capital and other private company investors. We also sell these services to businesses outside our network of partner companies. These infrastructure services, which are designed to provide a turn-key approach to building successful Internet businesses, include:

  . Business development and strategic    . Real estate services
    planning                              . Recruiting and human resources
  . Information management                . Sales strategy and support
  . Systems integration and information   . Online travel management services
    technology  services                  . Web site design and deployment
  . Professional services
  . Marketing and public relations

   Our executive team dedicates significant attention to our partner companies, providing them with strategic guidance on such matters as private financings, public offerings, market positioning and business development.

In addition, our executive team offers assistance in evaluating, structuring and negotiating joint ventures, strategic alliances, joint marketing agreements, acquisitions and other corporate transactions.

   In addition, we assist our partner companies' management with day-to-day operations. We assign a general manager to each of our partner companies to offer dedicated operational guidance and resources, refine their business models, adopt sound business practices and act as our liaison with the partner company. The general manager also has principal responsibility for ensuring that the partner company has full access to our wide range of infrastructure and support services. The general manager assigned to a particular partner company will generally be the same person who led our initial due diligence review of that company.

 Promote Strategic Relationships and Collaboration among our Partner Companies

   We are building our Internet Zaibatsu to help our partner companies gain significant cross-selling and marketing benefits from participating in a large network of affiliated companies. We also believe that information sharing within our Internet Zaibatsu will provide an easily accessible, powerful source of business experience and technology expertise. In addition, we seek to leverage the aggregate purchasing power of our network of partner companies to reduce their individual costs of obtaining third party services and products. We also intend to capitalize on the industry relationships of members of our management team and board of directors, as well as the corporations and venture capital firms that have invested in us, to facilitate strategic partnerships, technology licensing agreements, distribution arrangements and co-marketing relationships with other technology companies.

 Target Underserved Markets

   We partner with companies operating in areas that lack easy access to capital and infrastructure services. We are initially focusing our efforts in the midwestern United States. We believe that the large number of traditional manufacturing, retail and service businesses in these area will provide a large customer base for our partner companies, as well as a source for potential partner companies as these traditional businesses develop online divisions and subsidiaries. By focusing on these underserved areas, we are able to support existing technical and entrepreneurial talent and identify and acquire interests in promising early-stage companies, while avoiding the intense competition faced by capital providers in other parts of the country. We believe that we will be able to replicate our model in other underserved markets.

Acquisition Criteria and Screening Process for Partner Companies

   We devote significant resources to regularly analyzing and monitoring developments in the B2B e-commerce industry and identify suitable partner companies. We identify potential partner companies in a variety of ways, including referrals from multiple sources, such as our existing partner companies, board members and the corporations and venture capital firms who have invested in us, and unsolicited proposals and business plans submitted to our web site. We also expect to identify potential partner companies through relationships we establish through management of the Big Shoulders interTech fund. We have developed acquisition criteria that we believe allow us to identify attractive B2B e-commerce market makers and infrastructure service providers. Our screening procedures are designed to ensure that we maximize the number of opportunities we review and acquire interests in a rapid and efficient manner.

 Acquisition Criteria

   We believe that there are several key elements to evaluating the potential success of a B2B e-commerce company. We focus on companies with one or more of the following characteristics:

  . Compelling Concept. We seek partner companies with compelling, unique concepts that we believe allow them to address unmet market needs or establish new market opportunities. We also look for companies that offer products and services which are sufficiently developed with respect to design, features, functions and pilot operations to begin large-scale implementation and execution.

  . Technical Expertise. We look for companies whose technology provides them with a technological advantage which prevents competitors from easily entering their market. In addition, we look for companies with accomplished technical teams that have the skills to bring their concept to commercial readiness.

  . Early Stage of Development. We focus on acquiring interests in early-stage companies that we believe have the greatest potential for growth and which can most benefit from services provided by us and the partner companies that we control. We also believe that our focus on early-stage companies allows us more flexibility to structure our interests in companies in a manner consistent with our goal of avoiding regulation under the Investment Company Act.

  . Large Target Market. We seek companies that target large and rapidly growing markets. The size of the target market and a partner company's share of that market allows us to determine the potential future value of that company.

  . Favorable Competitive Landscape. We favor companies with strong competitive positions, as well as industries where there is no dominant B2B e-commerce participant. As part of our assessment of partner companies, we evaluate current competitors and potential market entrants.

  . Strong Management Team. We target companies with highly-qualified management which possess significant e-commerce or specific industry experience and demonstrate the leadership skills critical to guiding the strategy and development of an early-stage company.

  . Potential for Public Capital. We favor companies which can rapidly reach the stage of development necessary to complete an initial public offering.

 Screening Process

   Our screening process is designed to rapidly identify attractive partner companies, accurately assess their value and determine their ability to be integrated into our collaborative network. Our screening process consists of the following steps:

     Initial Screening. A potential partner company is initially required to complete an on-line questionnaire for review by our finance group. This questionnaire, which provides us with general information about the potential partner company's business, state of development, market opportunity, competitive situation, marketing plan, technical team and capital and infrastructure service needs, allows us to efficiently identify opportunities that fit our business model. Suitable opportunities will be passed on to the due diligence phase of the screening process. We anticipate that only a small percentage of the potential partner companies that we review will successfully pass through this stage of our screening process. Attractive opportunities that come to our attention through referrals or other direct sources may move directly to the due diligence phase.

     Due Diligence. The next step of our screening process involves a comprehensive due diligence investigation. A due diligence team with significant transactional and industry expertise is assigned to each potential partner company. This team assesses the overall business opportunity by performing a financial review and valuation, reviewing the technical capability of the company and conducting more specialized reviews of areas critical to the potential partner company's success.

     Commitment Team Approval. Following the completion of due diligence, our commitment team, which consists of members of our senior management, as well as other individuals with finance and acquisition experience, makes a determination as to whether we will pursue acquiring an interest in a potential partner company.

   If we make a decision to pursue an acquisition, the designated general manager works with our finance department and the potential partner company to agree to terms for the transaction. As part of this process, partner companies that we control make proposals to provide infrastructure and other services to the potential partner company based on its specific needs.

Structure of Interests in Partner Companies

 Partner Companies in Which We Acquire Interests

   Generally, we intend to initially acquire more than a 25% voting equity interest in each of our partner companies. We generally attempt to structure our interests in our partner companies so that we are the shareholder holding the most voting power and otherwise maintain our control position in the companies. However, we have made, and expect to continue to make, a limited number of smaller investments in partner companies to the extent this activity is consistent with our desire to avoid having to register as an investment company under the Investment Company Act. We also may provide additional capital as our partner companies grow, thereby increasing our ownership interest. Whenever possible, we intend to obtain rights of participation in, or control over, material decisions affecting the partner company, including the right to approve business plans, mergers and acquisitions, management compensation, stock and option issuances and corporate borrowings. We also expect to negotiate for additional rights, including registration rights, rights of first refusal, buy/sell arrangements, anti-dilution protection and preemptive rights relating to the partner company's issuance of additional equity. We will generally have the right to appoint or nominate one or more members of our management team to our partner companies' boards of directors. By structuring our transactions in this way, we intend to avoid regulation under the Investment Company Act. Our efforts to avoid regulation may affect the acquisitions or disposals of our partner company interests.

 Partner Companies We Establish

   Several of our infrastructure service partner companies have been established by us as subsidiaries. Typically, we own 80% of the initial equity of each subsidiary, and approximately 20% of its initial equity is granted to our employees and the employees of that subsidiary, subject to transfer restrictions and repurchase rights which lapse over time. We typically receive class B common stock entitled to 10 votes per share and employees receive class A common stock entitled to one vote per share. However, we generally do not hold more than 90% of the voting power of any of these subsidiaries. We also intend to establish a pool of options for the benefit of our employees and the employees of our partner companies. We intend to issue one-half of the options at the time of formation of each of these subsidiaries. Options granted from this pool will be exercisable only upon an initial public offering or a change in control of the subsidiary.

 Maximizing Stockholder Value

   We anticipate that we will realize returns from our partner company interests principally through initial public offerings and also through mergers and sales. Following a public offering, we generally expect to continue to retain a controlling interest in most of our partner companies. In addition, we seek to create value for our stockholders by providing them with the opportunity to participate, through directed share subscription programs, in the underwritten initial public offerings of partner companies in which we acquire significant interests. We typically seek the right to purchase, or to assign to our stockholders the right to purchase, 20% of the shares offered in each of our partner companies' initial public offerings. Currently, we have this right with respect to i-Street, OpinionWare, TheExecClub and PocketCard. In addition, we have the right to purchase, or to assign to our stockholders the right to purchase, 5% of the common stock offered by Outtask in its initial public offering. We may offer our stockholders similar opportunities to participate in the initial public offerings of partner companies that we establish or which we control. We acquire interests in our partner companies for the long term. Although we do not anticipate selling our interests in partner companies in the ordinary course of business, we may, from time to time, undertake these sales when we believe them to be in our best interests.

Overview of Current Partner Companies

   The following table sets forth information about our partner companies. Our ownership percentage has been calculated as of December 10, 1999, based on the issued and outstanding common stock of each partner company on a fully diluted basis, assuming the conversion of all outstanding preferred stock. Each partner company that we established is marked with an asterisk.

Market Makers:

                                                                             Our
                                                    Description of        Ownership
        Company                Market                  Business           Percentage
        -------                ------               --------------        ----------

 Commerx, Inc.         Plastics                Internet-based                1.0%
                                               procurement and sales of
                                               raw materials, tools and
                                               maintenance and repair
                                               products for the
                                               plastics industry

 i-Street, Inc.        Media/Business Services Internet community           57.4%
                                               network and content
                                               provider for executives
                                               of start-up companies
                                               with targeted business
                                               development content

 The National          Freight Transportation  Internet-based provider       2.1%
 Transportation                                of cargo capacity. Acts
 Exchange, Inc.                                as broker of excess
                                               shipment capacity,
                                               offering online payment,
                                               invoicing and shipment
                                               tracking services

 Neoforma.com, Inc.    Healthcare Products     Internet-based exchange       2.7%
                                               for the procurement and
                                               sale of medical
                                               products, supplies and
                                               equipment

 PocketCard Inc.       Business Debit and      Provider of debit and        31.2%
                       Credit Cards            credit cards which are
                                               funded and monitored
                                               online to supervise and
                                               control use by employees
                                               and others

 TheExecClub.com, Inc. Executive Recruiting    Online recruiting            38.7%
                                               application service
                                               provider which offers
                                               proprietary matching
                                               software and content

 Whiplash, Inc.        Travel                  Web-based global             22.8%
                                               distribution system
                                               provider for travel
                                               products

     Commerx, Inc. (www.commerx.com) provides vertical online marketplaces for industrial processors. Its first marketplace of this type is called PlasticsNet, designed for plastics processors and suppliers. The plastics industry is particularly well suited for B2B e-commerce due to its high degree of buyer and seller fragmentation, complex supply chains and the inefficiencies inherent in its traditional paper-based purchasing process. Commerx believes that the U.S. plastics market represents approximately one-quarter of the world-wide market and that there are currently approximately 20,000 processors and 6,000 suppliers in the U.S. plastics industry. Commerx launched its "PlasticsNet Marketplace" in May 1999 to streamline the sourcing and procurement process for plastics products and services. PlasticsNet offers procurement tools, auction exchange capabilities, and exhaustive information on products. The PlasticsNet Marketplace includes an online procurement function, an auction exchange and industry-related information and technical training. Commerx's customers include Ashland Chemical, Bayer, Morton International, Hewlett-Packard, Motorola and Owens-Corning. Commerx derives revenues primarily through e-commerce transaction fees. Commerx is headquartered in Chicago, Illinois.

     i-Street, Inc. (www.i-streetcentral.com) is a B2B media company and news portal focused on the Internet and technology businesses in Chicago and the midwest. i-Street's products include i-StreetCentral.com, a web community which supports entrepreneurs who are establishing and growing start-up B2B companies. The i-Street news portal features an Internet Who's Who, a newsletter covering Internet issues, discussion networks and interviews and webcasts featuring Internet entrepreneurs. i-Street also has e-commerce partners that offer products and services to help start-up companies and small businesses. i-Street currently derives revenues from advertising, sponsorships and content licensing fees. i-Street is headquartered in Chicago, Illinois.

     The National Transportation Exchange, Inc. (www.nte.net) offers an electronic marketplace, or e-marketplace, that aggregates suppliers and buyers of freight transportation capacity. Approximately $467 billion was spent transporting freight in the United States in 1996, according to the U.S. Census Bureau. The domestic freight transportation market is highly fragmented, however, and characterized by supply chain inefficiencies, under-utilized capacity and low net income margins for industry capacity providers. NTE's e-marketplace is designed to allow suppliers to efficiently and effectively sell available unused capacity, improving yields and reducing buyer costs. NTE currently has over 100 shipper members and 250 member carriers, which operate a total of 200,000 trucks, participating in its e-marketplace. NTE generates revenues primarily from transaction and placement fees. NTE is headquartered in Downers Grove, Illinois.

     Neoforma.com, Inc. (www.neoforma.com) provides B2B e-commerce services in the medical products market. Neoforma believes that the worldwide market for new medical products is approximately $150 billion and is growing at an estimated 6% per year. In the U.S. alone, there are over 20,000 manufacturers and distributors of medical products, which sell to over 200,000 healthcare providers. There is a high degree of fragmentation between buyers and sellers in the market for medical supplies and services, causing severe inefficiencies in medical product and service transactions. Neoforma uses the Internet to address these inefficiencies, offering three primary services on its web site:

    . The Shop service, which provides a marketplace for new medical products;

    . The Auction service, which provides a marketplace for used or surplus products; and

    . The Plan service, which allows hospital planners to view and manipulate diagrams and photographs of leading medical facilities worldwide.

     Neoforma has established partnerships with companies such as Dell, General Electric Medical Systems, Healtheon, Owens & Minor, SAP and Superior Consultant. Neoforma's principal source of revenue is transaction fees paid by the sellers of medical products that use the Shop and Auction services. Neoforma recently filed a registration statement with the SEC with respect to a proposed initial public offering. Neoforma is headquartered in Santa Clara, California.

     PocketCard Inc. (www.pocketcard.com) provides businesses and individuals with debit and credit cards which allow real-time funding, control and reporting over the Internet. PocketCard's product and services are targeted at the B2B, business-to-consumer and consumer markets, offering efficient credit and payment solutions and meeting the day-to-day spending and oversight needs of small and large businesses and families. PocketCard uses web-based technology which allows for secure real time on-line transactions and reporting. PocketCard is an approved Independent Service Organization of Visa and also plans to co-brand its cards with recognized companies. PocketCard also provides funding, spending and risk management expertise. PocketCard derives revenues through annual membership and transaction fees, as well as through online advertising. PocketCard is headquartered in Lindenhurst, Illinois.


     TheExecClub.com, Inc. is developing web database and proprietary profile matching technologies that will allow businesses, recruiters and experienced professionals to locate, learn about and contact one another easily and confidentially through its web site. TheExecClub's software will screen individuals and identify matching job opportunities and board and advisory panel positions, based on advanced search criteria and personality profiles. This technology will be coupled with confidential mailboxes, optional networking features and a referral network. TheExecClub intends to derive revenue primarily from registration and advertising fees. TheExecClub is headquartered in Chicago, Illinois.

     Whiplash, Inc. (www.whiplashnow.com) is a web-based global distribution system which allows travel providers to more effectively market and produce complex leisure travel reservations. The travel industry is characterized by high fragmentation between buyers and sellers and a lack of automation. These characteristics create inefficiencies in the supply chain distribution for leisure travel services. Whiplash uses the Internet and its proprietary, web-based global distribution system to address these inefficiencies. Whiplash's digital marketplace allows travel providers and travel agents to negotiate deals for product representation and distribution. This marketplace provides these travel providers and travel agents with workflow and product aggregation, enabling them to achieve operational efficiencies. Whiplash software integrates reservations and combines disparate products from various sources on one itinerary and in real time. Whiplash's primary source of revenue is transaction fees paid by travel providers. Whiplash is headquartered in Lisle, Illinois.

Infrastructure Service Providers:

                                                                                            Our
                                                                   Description of        Ownership
               Company                        Market                  Business           Percentage
               -------                        ------               --------------        ----------

 Blueridge Technologies, Incorporated Software                Online document storage      100.0%
                                                              and retrieval services
                                                              and document management
                                                              software

 buzz divine, inc.*                   Marketing/Public        Marketing and public          80.0%
                                      Relations               relations services for
                                                              B2B e-commerce companies

 comScore, Inc.                       Online Tracking Tools   Web-based consumer             0.8%
                                      and Services            tracking service that
                                                              analyzes and reports
                                                              online consumer behavior
                                                              to maximize the
                                                              efficiency of Internet
                                                              marketing programs

 dotspot, inc.*                       Real Estate             Real estate facilities        80.0%
                                                              management and office
                                                              space provider to
                                                              emerging Internet
                                                              companies

 eXperience divine, inc.*             Internet Consulting     E-commerce consulting         80.0%
                                                              services designed to
                                                              assist emerging
                                                              companies with strategic
                                                              planning and
                                                              implementation, from
                                                              product development to
                                                              business modeling

 LiveOnTheNet.com, Inc.               Webcasting/Online       Proprietary technology        69.5%
                                      Advertising             for webcasting live
                                                              events online.
                                                              Aggregates and delivers
                                                              local and national
                                                              advertising

 OpinionWare.com, Inc.                Software                Proprietary software          29.0%
                                                              designed to allow web
                                                              site operators to
                                                              conduct real-time
                                                              surveys of their
                                                              Internet users

 OUTTASK.COM, Inc.                    Business Services       Online aggregator of          30.0%
                                                              business services
                                                              targeted to small to
                                                              medium sized companies.
                                                              Planned launch of web
                                                              site in March 2000

 Sensoria, Inc.*                      IT Services             Full-service and co-          80.0%
                                                              location Internet
                                                              hosting and professional
                                                              IT services, including
                                                              network design and
                                                              systems integration

 Sequoia Software Corporation         Software                Online data acquisition,       8.7%
                                                              management and
                                                              presentation software
                                                              provider

                                                                                  Our
                                                         Description of        Ownership
           Company                   Market                 Business           Percentage
           -------                   ------              --------------        ----------

 Synetrics, Inc.*             Business Services     Professional consulting      80.0%
                                                    which assists emerging
                                                    Internet companies
                                                    establish financial
                                                    systems and reporting
                                                    infrastructure

 Xqsite, Inc.*                Web Design            Web site design,             80.0%
                                                    deployment and strategic
                                                    consulting services
                                                    provider

     Blueridge Technologies, Incorporated (www.blueridge.com) offers a knowledge management software product, OPTIX, that provides workflow, document imaging, text retrieval, document management and control, optical character recognition and computer output to laser disk technology. Blueridge's key customers include Federal Express, Northwest Airlines, the United States Patent Office, JC Penney, The Washington Post, and MIT. Blueridge generates revenues primarily from product licensing fees. Blueridge is currently located in Flint Hill, Virginia and is moving its headquarters to Chicago, Illlinois.

     buzz divine, inc. is an integrated marketing firm specializing in servicing B2B Internet companies. According to Legg Mason Precursor Group, the biggest expense for e-commerce firms and portals as they attempt to build brand awareness is marketing, averaging between 60% and 65% of their revenues. buzz divine offers these companies a broad spectrum of services, including strategic planning, branding, advertising, direct mail, online marketing, event marketing, graphic design and public relations. It also provides research services that are designed to monitor the progress and effectiveness of a company's marketing efforts. buzz divine generates revenues primarily from service fees. buzz divine is located in Lisle, Illinois.

     comScore, Inc. (www.comScore.com) provides online consumer behavior data and related consulting services. comScore uses its proprietary research software technology to track consumers' online behavior by monitoring web surfing activities, online purchasing habits and responses to online advertisements, such as banner ads and marketing e-mail. Using its services and leveraging its data, comScore's customers can obtain competitive market intelligence to assist them in investment and marketing decisions. Demand for Internet marketing research data is growing rapidly as more and more traditional companies move online. comScore derives revenues primarily from its syndicated, subscription-based online information services. comScore maintains headquarters in Reston, Virginia and regional offices in Chicago, Illinois and Palo Alto, California.

     dotspot, inc. intends to develop and lease facilities and provide real estate services for our partner companies, as well as unaffiliated Internet start-up companies. dotspot intends to work closely with city governments, architecture firms, office supply vendors and information technology providers to create alliances to provide real estate, operations and technical infrastructure support for its customers. dotspot expects to derive revenues primarily from fees associated with developing, managing and leasing facilities, as well as from consulting services. dotspot is headquartered in Lisle, Illinois.

     eXperience divine, inc. provides B2B e-commerce consulting services to traditional and web-based companies. eXperience divine integrates management and systems consulting to provide a range of consulting services for clients that are establishing and building e-commerce businesses. eXperience divine delivers its services through a series of executive workshops, which cover innovative business plan creation, alliance formation and strategy-action and IPO planning. eXperience divine intends to derive revenues primarily from fixed fee contracts. eXperience divine is headquartered in Lisle, Illinois.


     LiveOnTheNet.com (www.liveonthenet.com) provides streaming video content as a vehicle to showcase local and national advertisers. Forrester Research estimates that the national web advertising market will grow from $2.8 billion in 1999 to $22 billion in 2004. LiveOnTheNet acquires and distributes online live events, such as concerts, sports and educational programming, and has developed expertise in live webcasts. It partners with content providers, such as Warner Brothers Music and the Cannes Film Festival, professional sports leagues and record labels. National advertisers such as Mercedes, Chevy Trucks, Seagrams and Discover Card have sponsored its live webcasts and over 10,000 small business customers use Cornerpost, LiveOnTheNet's online promotion and advertising platform for small businesses. LiveOnTheNet generates revenues from advertising fees from local and national firms. LiveOnTheNet is headquartered in Lisle, Illinois with production studios and operational centers in Nashville, Tennessee, Atlanta, Georgia and Huntsville, Alabama.

     OpinionWare.com, Inc. is developing a technology that allows businesses to gather and analyze the opinions of large public and private online communities. OpinionWare's solution is designed to help businesses develop and manage compelling content and enhance the attractiveness of their web sites by generating information that enables them to build closer relationships with their customers. Customers will be able to use OpinionWare to build public opinion-based online communities, create additional page impressions, continuously monitor customer satisfaction, create opinion-driven e-commerce applications, develop targeted marketing programs and add opinion information to business decision-making applications. OpinionWare expects to derive revenue primarily from product license fees, product rental fees from web hosting businesses and advertising revenue-sharing arrangements. OpinionWare is headquartered in Chicago, Illinois.

     OUTTASK.COM, Inc. intends to provide B2B e-commerce applications and services to technology and Internet companies. OUTTASK will provide its customers with a full range of supported, hosted applications. OUTTASK's primary applications will include sales management, customer resource management, financials, budgeting, time reporting and expense report management. Its integrated services will include employee travel, payroll, PC acquisition, telecommunications and e-mail. OUTTASK intends to derive revenue primarily from annual subscription fees and transaction fees for integrated services and on-site implementation consulting support. OUTTASK is headquartered in Arlington, Virginia.

     Sensoria, Inc. provides information technology services for B2B Internet companies, including hosting, customer service and infrastructure implementation, such as phone and e-mail systems and Internet connectivity. Sensoria's products and services are designed to reduce the time required to identify, develop and implement critical operating technology and improve the quality, reliability and service levels of technology-based operations. According to International Data Corporation, the Internet management and outsourcing market is expected to grow from approximately $1 billion in 1997 to over $6 billion by the year 2003. Sensoria intends to expand its range of information technology offerings to include other services, such as knowledge management applications and database design, management and consulting services. Sensoria expects to derive revenue primarily from customer fees. Sensoria is headquartered in Lisle, Illinois.

     Sequoia Software Corporation (www.sequoiasw.com) provides XML-based Internet infrastructure software to the corporate portal market. Corporate portals are proprietary web sites designed to facilitate the sharing of information and the conduct of business among companies and their customers and partners. A survey of large corporations recently conducted by the Delphi Group found that 55% of the companies surveyed were developing a corporate portal, while another 25% anticipated developing a corporate portal within the next two years. Existing portal sites are predominantly custom-built. As a result, Sequoia believes that there is a high demand for Internet-based software applications that shorten the cost and time necessary to deploy corporate portals. Sequoia offers two XML-based products: Sequoia XML Portal Server, a software application for deploying corporate portals, and Xdex, an XML indexing application for organizing XML-based data. Sequoia's customers include Baylor Health System, General Electric, Kaiser Permanente, the State of Texas and Blue Cross Blue Shield, and its partners include Microsoft, Superior Consulting, General Dynamics, Impact Innovations and S2 Systems. Sequoia's primary source of revenue is license and transaction fees from the use of its software. Sequoia is headquartered in Columbia, Maryland and has offices in Santa Clara, California and Dublin, Ireland.

     Synetrics, Inc. intends to offer a suite of integrated accounting and financial services designed to help small- and mid-sized companies get their products and services to market quickly. Synetrics' services will include accounts payable, billing and collections, payroll, project accounting, general ledger, cash management, stock administration and purchasing. In addition, Synetrics will assist customers with SEC reporting, tax matters, financial reporting and strategic planning and analysis. Synetrics expects to derive revenues primarily from customer fees. Synetrics is headquartered in Lisle, Illinois.

     Xqsite, Inc. provides web site design, deployment and implementation solutions designed to help B2B e-commerce companies use the Internet to gain competitive advantages. Xqsite uses its expertise in system and asset integration to provide customized, technologically sophisticated e-commerce solutions and internet applications. Xqsite leverages integrated strategy, design and technology with a development methodology to deliver a cohesive end-to-end customized e-commerce solution. Xqsite's primary source of revenue is expected to be contract service fees. Xqsite is headquartered in Lisle, Illinois.

Management of Venture Capital Funds
   Big Shoulders interTech Fund. We are currently organizing and intend to manage the Big Shoulders interTech Fund, L.P., through a wholly-owned subsidiary as the fund's general partner. Big Shoulders interTech Fund, a venture capital fund, is being created to invest in start-up and early-stage Illinois-based technology and e-commerce companies. We expect to provide $4 million of capital to the fund. With respect to each interest in a company acquired by the fund, we expect to be entitled to receive 20% of all distributions in relation to that interest, after the partners in the fund have received a return of their invested capital in that company. If, upon liquidation of the fund, the partners fail to receive a return of all of their capital contributed to the fund, we expect to be obligated to contribute an amount equal to the deficiency not to exceed the total amount of these distributions received by us. We also expect to be entitled to receive an annual management fee of 2% of the total capital committed to the fund during the first six years of the fund. We expect that this management fee will then be reduced by 10% each year until the termination of the fund. We believe that our management of this fund will enable us to develop relationships with new companies early in their development cycles and provide us with a pipeline of potential new partner companies for our Internet Zaibatsu.

   Platinum Venture Partnerships. On August 4, 1999, we became the general partner of Platinum Venture Partners I and Platinum Venture Partners II. We manage the operations of these venture capital funds and provide strategic and operational support to the funds' portfolio companies. However, because the funds have raised and invested all of their authorized capital, we will not be making investment decisions on their behalf.

   For more information on the management fees we receive from these funds, see "Management Discussion and Analysis of Financial Condition--Overview."

Competition

 Competition for Partner Companies

   We face competition from numerous other capital providers seeking to acquire interests in Internet-related businesses, including:

  .  publicly-traded Internet companies;

  . venture capital companies, including those who have invested in us and those that we manage;

  .  large corporations, including those who have invested in us;

  .  other capital providers who also offer support services to companies;
     and

  .  our partner companies.

Traditionally, venture capital and private equity firms have dominated investments in emerging technology companies, and many of these types of competitors may have greater experience and financial resources than us. In addition to competition from venture capital and private equity firms, several public companies such as CMGI, Internet Capital Group and Safeguard Scientifics, as well as private companies such as Idealab!, devote significant resources to providing capital together with other resources to Internet companies. Additionally, corporate strategic investors, including Fortune 500 and other significant companies, are developing Internet strategies and capabilities. Many of these competitors have greater financial resources and brand name recognition than we do, and the barriers to entry for companies wishing to provide capital and other resources to entrepreneurs and their emerging technology companies are minimal. We expect that competition from both private and public companies with business models similar to our own will intensify. Furthermore, private venture capital firms and other capital providers who also offer support services to companies who do not plan to go public can avoid regulation under the Investment Company Act either by having less than 100 beneficial owners of their securities, other than short-term paper, or by limiting the owners of their securities to certain qualified purchasers. This exemption from the Investment Company Act will provide these competitors with more flexibility regarding their investment strategies, allowing them to take advantage of more opportunities or, in some cases, permitting them to invest in companies on more favorable terms to the companies than we are able to offer. Any of these competitors could limit our opportunities to acquire interests in new partner companies. If we cannot acquire controlling interests in attractive companies, our strategy to build a collaborative network of partner companies will not succeed.

 Competition Facing our Partner Companies

   Competition for Internet products and services is intense. As the market for business-to-business e-commerce grows, we expect that competition will intensify. Barriers to entry are minimal, and competitors can offer products and services at a relatively low cost. Our partner companies will compete for a share of a customer's:

  . purchasing budget for services, materials and supplies with other online providers and traditional distribution channels;

  . dollars spent on consulting services with many established information systems and management consulting firms; and

  . advertising budget with online services and traditional off-line media, such as print and trade associations.

   Our partner companies will encounter competition from existing companies that offer competitive solutions and additional companies that develop competitive solutions in the future. Our partner companies' competitors may develop Internet products or services that are superior to, or have greater market acceptance than, the solutions offered by our partner companies. If our partner companies are unable to compete successfully against their competitors, our partner companies may fail. In addition, our partner companies may compete with each other for B2B e-commerce opportunities. If this type of competition develops, it may deter companies from partnering with us and limit our business opportunities.

   Many of our partner companies will have to compete against companies with greater brand recognition and greater financial, marketing and other resources. Our partner companies may be at a disadvantage in responding to their competitors' pricing strategies, technological advances, advertising campaigns, strategic partnerships and other initiatives.

Government Regulations and Legal Uncertainties

 Investment Company Act of 1940

   Companies that are, or hold themselves out to be, engaged primarily in the business of investing, reinvesting or trading of securities are regulated under the Investment Company Act of 1940. Although we believe that we are actively engaged in the business of B2B e-commerce and are not an investment company, we may, in the future, rely on an SEC rule that allows us to avoid investment company regulation so long as at least 55% of our total assets are represented by, and at least 55% of our income is derived from, majority-owned subsidiaries, primarily controlled companies and other assets that meet the requirements of that rule. To maintain compliance with this rule, we may be unable to sell assets which we would otherwise want to sell and may need to sell assets which we would otherwise want to retain. In addition, we may have to acquire additional income or loss generating assets that we might not otherwise have acquired and may need to forego opportunities to acquire interests in attractive companies that might be important to our business strategy. In addition, because our partner companies may not be majority-owned subsidiaries or primarily controlled companies either when we acquire interests in them or at later dates, changes in the value of our interests in our partner companies and the income/loss and revenue attributable to our partner companies could require us to register as an investment company. Investment Company Act regulations are inconsistent with our strategy of actively managing, operating and promoting collaboration among our network of partner companies, and it is not feasible for us to operate our business as a registered investment company. We believe that because of the planned structure of our interests in our partner companies and our business strategy, we will not be regulated under the Investment Company Act. However, we cannot assure you that the structure of our partner company interests and our business strategy will preclude regulation under the Investment Company Act, and we may need to take specific actions which would not otherwise be in our best interests to avoid such regulation.

   If we fall under the definition of an investment company, and are unable to rely on an SEC rule that would allow us to avoid investment company regulation so long as at least 55% of our total assets are represented by, and at least 55% of our income is derived from, assets that meet the requirements of that rule, we can rely on another SEC rule that would exempt us for up to one year from the requirement of registering as an investment company. After that one-year period, we must either register under the Investment Company Act or seek an administrative exemption from regulation under the Investment Company Act. We may seek that relief even while we are in compliance with this SEC rule in order to obtain greater assurance that we will not be regulated under the Investment Company Act.

   The SEC has recently granted special exemptive relief to a company that operates a business that is, in many respects, similar to ours. We expect to apply for a similar exemption. Although we believe that the facts surrounding our exemption request would be similar to those submitted by that company, the granting of such an exemption is a matter of SEC discretion and, therefore, we cannot assure you that, if requested, an exemption of this type would be granted to us.

   If, despite our efforts, we were required to register as an investment company, we would have to comply with substantive requirements under the Investment Company Act applicable to registered investment companies. These requirements include:

  .  limitations on our ability to borrow;

  .  limitations on our capital structure;

  .  restrictions on acquisitions of interests in partner companies;

  .  prohibitions on transactions with affiliates;

  .  restrictions on specific investments; and

  . compliance with reporting, record keeping, voting, proxy disclosure and other rules and regulations.

These rules and regulations would significantly change our operations and prevent us from executing our business model.

 Other Regulations and Legal Uncertainties

   As of the date of this prospectus, there were few laws or regulations directed specifically at e-commerce. However, because of the Internet's popularity and increasing use, new laws and regulations may be adopted. These laws and regulations may cover issues such as the collection and use of data from web site visitors and related privacy issues, pricing, content, copyrights, online gambling, promotions and sweepstakes, distribution and quality of goods and services, registration of domain names and use, export and distribution of encryption technology. The enactment of any additional laws or regulations may impede the growth of the Internet and B2B e-commerce, which could decrease the revenues of our partner companies and place additional financial burdens on them.

   E-commerce businesses are subject to the same numerous laws affecting interstate commerce in general. However, the application of these laws to online business is sometimes unclear. Laws and regulations directly applicable to e-commerce and Internet communications are becoming more prevalent. For example, Congress recently enacted laws regarding online copyright infringement and the protection of information collected online from children. Although these laws may not have a direct adverse effect on our business or those of our partner companies, they add to the legal and regulatory burden faced by B2B e-commerce companies. Other specific areas of legislative activity include:

  . Taxes. Congress has enacted a three-year moratorium, ending on October 21, 2001, on the application of discriminatory, multiple or special taxes by the states on Internet access or on products and services delivered over the Internet. Additionally, the moratorium prevents the states from creating new collection obligations with respect to otherwise valid taxes in the context of e-commerce. Congress further declared that there will be no federal taxes on e-commerce until the end of the moratorium. However, this moratorium does not prevent states from taxing activities or goods and services that the states would otherwise have the power to tax. Furthermore, the moratorium does not apply to state taxes that were in place before the moratorium was enacted. The moratorium also does not affect federal and state income taxes on the taxable income of e-commerce businesses.

  . Online Privacy. Both Congress and the Federal Trade Commission are considering regulating the extent to which companies should be able to use and disclose information they obtain online from consumers. If any regulations are enacted, B2B commerce companies may find marketing activities restricted. Also, the European Union has directed its member nations to enact much more stringent privacy protection laws than are generally found in the United States, and has threatened to prohibit the export of certain personal data to United States companies if similar measures are not adopted by the United States. More stringent privacy prohibitions of this type could limit the growth of foreign markets for United States B2B e-commerce companies. The Department of Commerce is negotiating with the European Union to provide exemptions from the European Union regulations, but the outcome of these negotiations is uncertain.

    Private industry initiatives and standards may develop concerning privacy issues. In addition to any governmental regulation, we and our partner companies may decide that it is in our best interest to voluntarily comply with industry standards or public opinion regarding privacy issues.

  . Regulation of Communications Facilities. To some extent, the rapid growth of the Internet in the United States has been due to the relative lack of government intervention in the marketplace for Internet access. This lack of intervention may not continue in the future. For example, several telecommunications carriers are seeking to have telecommunications over the Internet regulated by the Federal Communications Commission in the same manner as other telecommunications services. Additionally, local telephone carriers have petitioned the Federal Communications Commission to regulate Internet service providers in a manner similar to long distance telephone carriers and to impose access fees on the providers. Some Internet service providers are seeking to have broadband Internet access over cable systems regulated in much the same manner as telephone services, which could slow the deployment of broadband Internet access services. Because of these proceedings or others, new laws or regulations could be enacted which could burden the companies that provide the infrastructure on which the Internet is based, slowing the rapid expansion of the medium and its availability to new users.

  . Domain Names. The acquisition and maintenance of web site addresses generally is regulated by governmental agencies and their designees. The regulation of web site addresses in the United States and in foreign countries is subject to change. As a result, our partner companies may not be able to acquire or maintain relevant web site addresses in all countries where they conduct business.

  . Other Consumer Regulations. The growth of the Internet and e-commerce may lead to the enactment of more stringent consumer protection laws. The Federal Trade Commission may use its existing jurisdiction to police e-commerce activities, and it may seek authority from Congress to regulate certain online activities. The Federal Trade Commission has already issued for public comment proposed regulations governing the collection of information online from children.

   In addition to the specific issues outlined above, other generally applicable laws may also affect our partner companies and us. The exact applicability of many of these laws to Internet e-commerce is, however, uncertain.

Proprietary Rights

   Our partner companies have copyrights and patents with respect to software applications, web sites and other works of authorship or invention. These materials may constitute an important part of our partner companies' assets and competitive strengths. Federal law generally protects our partner companies' copyrights for a period ending on the earlier of 100 years from the creation of the underlying work or 75 years from the publication of the underlying work. "divine interVentures" and "Internet Zaibatsu" are our trademarks. We have applied to register these marks with the United States Patent and Trademark Office. All other brand, product or company names in this prospectus are trade names, trademarks or service marks of their respective owners.

Properties

   Our corporate headquarters and operational facilities are currently located in a leased facility in Lisle, Illinois.

   We also have an option to lease over 300,000 square feet located in Chicago. We expect this building will serve as the headquarters of some of our partner companies, as well as other non-affiliated entities. We are working with a real estate development team that has previously developed other parcels in that area of Chicago. An architectural firm has begun to design this high-tech facility designed to hold between 20 and 30 e-commerce businesses. We anticipate that the facility could be ready for occupancy in the second half of next year. However, we are not obligated to proceed with the development of the facility.

Employees

   As of November 30, 1999, we had approximately 255 employees, including 196 employees of majority-owned subsidiaries. We believe that our relations with our employees are generally good.

Legal Proceedings

   We are not currently a party to any legal or administrative proceedings.

                                   MANAGEMENT

Executive Officers and Directors

   The following table contains certain information with respect to our executive officers and directors as of December 10, 1999. Our Board of Directors is divided into three classes with staggered three-year terms. The terms of our Class I directors will expire at our annual meeting of stockholders in 2000, the terms of our Class II directors will expire at our annual meeting of stockholders in 2001 and the terms of our Class III directors will expire at our annual meeting of stockholders in 2002. At each annual meeting of our stockholders, the successors to the directors whose terms expire will be elected for three-year terms.

 Name                  Age Position with Company               Director Class
 ----                  --- ---------------------               --------------
                           Chairman of the Board and Chief
 Andrew J. Filipowski   49  Executive Officer                    Class I

                           President, Chief Operating
 Scott A. Hartkopf      41  Officer and Director                 Class I

 Michael P. Cullinane   50 Executive Vice President, Chief
                            Financial Officer,
                            Treasurer and Director               Class II

 Paul L. Humenansky     42 Executive Vice President and
                            Director                             Class II

 Larry S. Freedman      36 Executive Vice President, General
                            Counsel
                            and Secretary

 Robert Bernard         38 Director                              Class II

 Michael J. Birck       61 Director                              Class III

 James E. Cowie         44 Director                              Class I

 Andrea Lee Cunningham  43 Director                              Class II

 Thomas P. Danis        52 Director                              Class III

 Michael H. Forster     57 Director                              Class III

 Arthur P. Frigo        58 Director                              Class I

 Gian M. Fulgoni        51 Director                              Class II

 George Garrick         47 Director                              Class I

 Craig D. Goldman       55 Director                              Class III

 Arthur W. Hahn         55 Director                              Class II

 Wade Hansen            31 Director                              Class III

 Jeffrey D. Jacobs      49 Director                              Class I

 Gregory K. Jones       38 Director                              Class II

 Steven Neil Kaplan     39 Director                              Class III

 Richard P. Kiphart     58 Director                              Class II

 Ronald D. Lachman      42 Director                              Class III

 Eric C. Larson         45 Director                              Class I

 William A. Lederer     38 Director                              Class I

 Michael Leitner        32 Director                              Class I

 Lawrence F. Levy       55 Director                              Class II

 Teresa L. Pahl         40 Director                              Class II

 John Rau               51 Director                              Class III

 Bruce V. Rauner        43 Director                              Class I


                          Position
                          with
 Name                 Age Company    Director Class
 ----                 --- --------   --------------
 Andre Rice            42 Director     Class I

 Mohanbir S. Sawhney   36 Director     Class III

 Alex C. Smith         40 Director     Class II

 Timothy Stojka        33 Director     Class I

 Aleksander Szlam      48 Director     Class II

 Mark A. Tebbe         38 Director     Class III

 James C. Tyree        42 Director     Class I

 William Wrigley, Jr.  36 Director     Class I

 Robert Jay Zollars    42 Director     Class III

   Mr. Filipowski, one of our founders, has been Chairman of our Board of Directors and our Chief Executive Officer since our inception and was our President from our inception until October 1999. He is also Chairman and Chief Executive Officer of Platinum Venture Partners, Inc., the previous general partner of the Platinum Venture Partners limited partnerships. Mr. Filipowski was a founder of PLATINUM technology International inc. and served as the Chairman of its Board of Directors, Chief Executive Officer and President from its inception in 1987 until it was acquired by Computer Associates in June 1999. Mr. Filipowski is currently a director of eShare technologies, Inc., System Software Associates, Inc., Blue Rhino Corporation, Bluestone Software Inc. and Platinum Entertainment, Inc.

   Mr. Hartkopf has been our President and Chief Operating Officer since October 1999. From 1993 until October 1999, Mr. Hartkopf was the President and Chief Executive Officer of Brayton International, a wholly-owned subsidiary of Steelcase, Inc. From 1991 until 1993, Mr. Hartkopf was President of Rucker Fuller, an office furnishings company. Prior to joining Rucker Fuller, Mr. Hartkopf was the Vice President of Marketing Strategies for the Management Horizons consulting practice within PricewaterhouseCoopers.

   Mr. Cullinane, one of our founders, has been our Chief Financial Officer and Treasurer since our inception and our Executive Vice President since August 1999. He is also a principal officer of Platinum Venture Partners, Inc. Mr. Cullinane served as Executive Vice President and Chief Financial Officer of PLATINUM from its inception in 1987 until it was acquired in June 1999. Mr. Cullinane is currently a director of VASCO Data Security International Inc., Made2Manage Systems, Inc., Platinum Entertainment, Inc. and Interactive Intelligence, Inc.

   Mr. Humenansky, one of our founders, has been our Executive Vice President since August 1999. He is also a principal officer of Platinum Venture Partners, Inc. Mr. Humenansky was a founder of PLATINUM, and served as its Executive Vice President--Product Development from its inception in 1987 until its acquisition in June 1999. Mr. Humenansky also served as Chief Operations Officer of PLATINUM from January 1993 until its acquisition. Mr. Humenansky is currently a director of Platinum Entertainment, Inc.

   Mr. Freedman, one of our founders, has been our Executive Vice President, Secretary and General Counsel since our inception. Mr. Freedman was Vice President and Associate General Counsel of PLATINUM from December 1995 until October 1997 and served as its Senior Vice President and General Counsel from November 1997 until its acquisition by Computer Associates in June 1999. Following the acquisition, Mr. Freedman was retained by Computer Associates, in its legal department, to provide transition services for a period of six months. Prior to joining PLATINUM, Mr. Freedman was associated with the law firms of Katten Muchin Zavis, from August 1994 to November 1995, and Rudnick & Wolfe, from May 1993 to August 1994.

   Mr. Bernard is the founder of Whittman-Hart, Inc., an information technology company, and has served as its Chairman of the Board and Chief Executive Officer since its inception in 1984. From 1984 to August 1997,

Mr. Bernard also served as Whittman-Hart's President. Mr. Bernard serves as Chairman of the subcommittee on education, skill and workforce development for the Chicago Mayor's Council of Technology Advisors and is a director of Web Street, Inc.

   Mr. Birck is a founder of Tellabs, Inc., a communications products and services provider, and has been its President and Chief Executive Officer since its inception in 1975. He currently serves as a director of Tellabs, Molex Incorporated and Illinois Tool Works Inc.

   Mr. Cowie has been a General Partner of Frontenac Company, a Chicago-based private equity investment firm, since February 1989. Mr. Cowie is currently a director of 3Com Corporation and Lante Corporation.

   Ms. Cunningham founded, and has been the Chief Executive Officer of, Cunningham Communication, Inc., a public relations and strategic communication consulting firm serving high-technology companies, since 1985.

   Mr. Danis has been the President and Chief Executive Officer of Aon Risk Services of Missouri since 1992. He has also served as the Managing Director of the Mid-Rivers Market Area for Aon Corporation since 1997, and has been Co-Chair of the Merger and Acquisition Practice at Aon Corporation with responsibilities for international markets since 1996. Mr. Danis has over 20 years experience in the insurance industry, including as a co-founder of Corroon & Black of Missouri, a joint venture with Corroon & Black, which he operated for 16 years. Mr. Danis is a director of International Wire Group, Inc.

   Mr. Forster has served as one of the Senior Partners of Operations of Internet Capital Group, Inc., a provider of capital and services to Internet businesses, since June 1998. From April 1996 to March 1999, Mr. Forster served as Senior Vice President of Worldwide Field Operations for Sybase, Inc., a database management solutions company. From April 1994 to March 1996, Mr. Forster was Sybase's Senior Vice President and President of Sybase's Information Connection Division. Mr. Forster has over 30 years of sales, marketing and general management experience in the information technology industry. Mr. Forster serves as a director of Tangram Enterprise Solutions, Inc.,

   Mr. Frigo has been the Chairman of the Board of Lucini Cucini Italia Company, a consumer products company, since 1997. He was formerly the Chief Executive Officer and owner of M.B. Walton, a consumer products company, and served as its Chief Executive Officer from 1987 until its sale in January 1998.

   Mr. Fulgoni is a founder of comScore, Inc., one of our partner companies, and has served as its Chairman of the Board since its inception in August 1999. Mr. Fulgoni also founded Lancaster Enterprises, LLC, which provides investment and counseling services to emerging growth companies, and has served as its Chairman since February 1999. From 1986 through 1998, Mr. Fulgoni served as Chief Executive Officer of Information Resources, Inc., which provides a variety of information and computer decision support services to the consumer packaged goods industry. From 1981 through 1998, Mr. Fulgoni also served as IRI's President, and, from 1991 to 1995, he was its Chairman. Mr. Fulgoni is currently a director of comScore, Inc. and yesmail.com, inc.

   Mr. Garrick has served as Chief Executive Officer and President of Flycast Communications Corporation, an Internet marketing and advertising network, since April 1998, has been a member of the board of directors of Flycast since June 1998 and has been its Chairman of the Board since January 1999. From September 1997 until May 1998, Mr. Garrick owned and operated his own private Internet venture and consulting company, G2 Ventures, inc. From April 1997 until September 1997, Mr. Garrick served as Chief Marketing Officer for PowerAgent, Inc., an Internet media and marketing company. From March 1996 until April 1997, Mr. Garrick founded and operated NetROI LLC, an Internet audience measurement software company. From November 1993 until March 1996, Mr. Garrick served as the President and Chief Executive Officer of Information Resources, Inc.-North America, a marketing measurement company. Other than the period from July 1993 through October 1993, when Mr. Garrick served as President and Chief Executive Officer of Nielsen Marketing Research U.S.A., a unit of A.C. Nielsen Co., Mr. Garrick served Information

Resources, Inc. in various capacities, including President, European Information Services, and President, Syndicated Information Division, from 1981 until his departure in March 1996.

   Mr. Goldman has served as President and Chief Executive Officer of Cyber Consulting Services Corp., a technology consulting firm, since March 1996. Mr. Goldman was Senior Vice President--Technology and Operations at The Chase Manhattan Bank from March 1988 until October 1991 and was a Senior Vice President and Chief Information Officer for The Chase Manhattan Bank from October 1991 until March 1996. Mr. Goldman is also a director of CMGI, Inc., Engage Technologies, Inc., NaviSite, Inc., PRT Group Inc. and MangoSoft, Inc.

   Mr. Hahn has been a partner with the law firm of Katten Muchin Zavis since 1984 and is a member of the firm's executive committee. Mr. Hahn is Chairman of the faculty of the Illinois Institute of Technology Chicago-Kent College of Law Graduate School of Financial Services Law.

   Mr. Hansen has been a Principal of Dell Ventures, a division of Dell USA L.P., since May 1999. From 1995 until May 1999, Mr. Hansen was a Manager at McKinsey & Company.

   Mr. Jacobs has been the President of HARPO Entertainment Group, which produces The Oprah Winfrey Show, since 1988. In 1993, Mr. Jacobs founded CIVITAS Initiative, a national communications foundation serving the field of child development.

   Mr. Jones has been the President and Chief Executive Officer of uBid, Inc. since November 1997 and its Chairman since July 1998. From October 1995 to November 1997, Mr. Jones was Senior Vice President of Strategic Markets at APAC TeleServices, Inc., a provider of outsourced telephone-based marketing, sales and customer management solutions. From October 1990 to October 1995, Mr. Jones served as the President and Chief Operating Officer of The Reliable Corporation/Office 1, a Chicago-based direct mail and retailer of office products. Mr. Jones is also a director of D.I.Y. Home Warehouse, Inc. and uBid.

   Professor Kaplan is the Neubauer Family Professor of Entrepreneurship and Finance at the University of Chicago Graduate School of Business, where he has taught since 1988. Professor Kaplan is the director of the American Finance Association and a Research Associate at the National Bureau of Economic Research. He is a principal at Michigan & Oak, LLC, a venture advisory firm, and serves as a director of ImageMax, Inc.

   Mr. Kiphart has been a General Partner and the head of the Corporate Finance Department of William Blair & Company since 1995 and a member of its corporate finance department since 1980. Mr. Kiphart joined William Blair in 1965, served in the U.S. Navy as Junior Officer in 1966, then rejoined William Blair. In 1972, he became a General Partner of the firm and was promoted to head of Equity Trading, where he served from 1972 to 1980. Mr. Kiphart is a director of Concord EFS, Inc.

   Mr. Lachman is the co-founder of Lachman Goldman Ventures, which funds and builds management teams for networking and software related companies, and has served as its President since 1995. In 1992, Mr. Lachman founded Lachman Technology, which was acquired by Legent Corporation in 1994. Mr. Lachman served as Vice President for Open Systems Strategy of Legent from 1994 until 1995. From 1989 until 1992, Mr. Lachman served as Executive Vice President at Interactive Systems, Corp. Prior to 1989, Mr. Lachman founded Lachman Associates, a consulting group. Mr. Lachman currently serves in a senior advisory board member capacity to many different technology companies in the fields of distributed computing and Internet commerce. Mr. Lachman is also a director of The Santa Cruz Operation, Inc., a software company.

   Mr. Larson has been the Managing General Partner of Bank One Equity Capital, the private equity investment unit of Bank One Corporation since December 1998. Bank One Equity Capital is the successor to First Chicago Equity Capital, which Mr. Larson co-founded in 1991 to make equity investments in middle market companies. He has served as Senior Vice President since 1994 and has held a variety of principal and advisory positions since joining First Chicago in 1984.

   Mr. Lederer is the founder of Minotaur Capital Management and its fund, Minotaur Partners, L.P., an Illinois-based investment firm, and has served as its President since 1994. From 1997 until December 1999, Mr. Lederer served as the Chief Executive Officer of Art.com Inc., an Internet-based art and framing service, which he founded in 1987. Mr. Lederer currently serves as Governor of the School of the Art Institute, Chicago.

   Mr. Leitner has been a Director of Corporate Development for Microsoft Corporation since June 1998. From 1994 until June 1998, Mr. Leitner was a Vice President in the Technology Mergers and Acquisitions group at Merrill Lynch & Co., Inc.

   Mr. Levy is a co-founder of Levy Restaurants, a nationwide food service company, and has been its Chairman of the Board and the Chief Executive Officer since 1978. Mr. Levy is a director of Chicago Title Corporation and Il Fornaio America Corporation.

   Ms. Pahl has been the President and Chief Executive Officer of Aon Enterprise Insurance Services, Inc. since September 1997. From September 1990 until September 1997, she served as Executive Vice President of Aon. Ms. Pahl has served on the Aon Risk Services U.S. operating board since 1997.

   Mr. Rau has been the President and Chief Executive Officer of Chicago Title Corporation and Chicago Title Company since January 1997. Before joining Chicago Title, Mr. Rau was Dean of the School of Business at Indiana University from 1993 through December 1996. Mr. Rau is currently a director of LaSalle Bank N.A., First Industrial Realty Trust, Inc., Borg-Warner Automotive, Inc. and Nicor Inc.

   Mr. Rauner has been a principal of GTCR Golder Rauner, L.L.C., which manages private equity funds, since 1981. He has served as its managing principal since May 1997. Mr. Rauner is a director of Province Healthcare Company, Metamor Worldwide, Inc. (formerly COREStaff), AppNet, Inc., Polymer Group, Inc., Coinmach Laundry Corporation, Lason, Inc., AnswerThink Consulting Group, Inc. and Esquire Communications Ltd.

   Mr. Rice founded Rice Group, Ltd, an investment firm, and has served as its President since 1986. From 1985 until 1986, Mr. Rice served as Senior Project Manager in the Mergers and Acquisitions Department at Kraft Inc.

   Professor Sawhney is the Tribune Professor of Electronic Commerce and Technology at the Kellogg Graduate School of Management, Northwestern University, where he has taught since November 1994. He is a Fellow of the World Economic Forum, a Fellow of Diamond Technology Partners' Diamond Exchange, a member of Merrill Lynch's Technology Advisory Board and a principal at Michigan & Oak, LLC, a venture advisory firm.

   Mr. Smith has served as Vice President of Dell Ventures, a division of Dell USA L.P., since March 1999. From November 1995 until March 1999, Mr. Smith was the Treasurer of Dell USA L.P. From 1991 until November 1995, Mr. Smith held various management positions within the Treasury Department of Dell USA L.P.

   Mr. Stojka is the founder of Commerx, Inc., one of our partner companies, and has served as its Chairman of the Board and Chief Executive Officer since January 1999. From 1991 through 1998, Mr. Stojka served as Chief Executive Officer of Fast Heat Inc., a manufacturing company. Mr. Stojka holds positions with several industry groups, including chairman of the International Division of Society of the Plastics Industry, chairman of operations for the National Plastics Exposition and member of the National Board in Washington, D.C.

   Mr. Szlam founded Melita International, a call center application software company, and has served as its Chairman and Chief Executive Officer, since 1983. In September 1999, Melita International acquired eShare Technologies, Inc., an Internet software company, and adopted eShare's name. Mr. Szlam continues to serve as Chairman and Chief Executive Officer of the combined entity.

   Mr. Tebbe is the founder of Lante Corporation, an Internet services company, and has served as its Chairman since June 1999. Mr. Tebbe served as Lante's President from 1984 to 1999. Mr. Tebbe currently serves as a director of ZixIt Corporation, an Internet security technology company.

   Mr. Tyree has served as Chairman and Chief Executive Officer of Mesirow Financial, a diversified financial services firm, since 1994. Mr. Tyree joined the firm in 1980 as a research associate. Mr. Tyree serves as a director of Standard Bank and Trust Company.

   Mr. Wrigley is President and Chief Executive Officer of William Wrigley Jr. Company, a chewing gum manufacturer. He has been a director of William Wrigley Jr. Company since 1988 and served as its Vice President from 1991 until 1998. Mr. Wrigley is currently a director of The J.M. Smucker Company.

   Mr. Zollars became the Chairman, President and Chief Executive Officer of Neoforma.com, Inc., one of our partner companies, in July 1999. From 1997 until July of 1999, Mr. Zollars was an Executive Vice President and Group President at Cardinal Health, Inc., a pharmaceutical service provider. From 1992 until 1997, he served as Corporate Vice President and President of U.S. Distribution at Baxter Healthcare, Inc. Mr. Zollars is currently a director of Epitope, Inc., a medical device company.

Committees of the Board of Directors

   Our Board of Directors has established an acquisition committee, audit committee, compensation committee, conflicts committee, executive committee, Internet economy strategy committee and Investment Company Act compliance committee.

   Our acquisition committee has responsibility for reviewing, approving or disapproving, and authorizing significant transactions with partner companies and, to the extent necessary, may administer the functions of our conflicts committee with respect to these transactions. Our acquisition committee consists solely of non-employee directors. The current members of our acquisition committee are Messrs. Kaplan (Co-Chairman), Sawhney (Co-Chairman), Bernard, Fulgoni, Jacobs, Smith, Szlam, Tebbe, Wrigley and Zollars.

   Our audit committee recommends the independent public accountants to be engaged by us, considering independence and effectiveness. It also reviews the plan, scope and results of our annual audit, reviews our accounting and financial controls and reviews our accounting principles and financial disclosure practices with our independent public accountants. Our audit committee consists solely of non-employee directors. The current members of the audit committee are Messrs. Larson (Chairman), Bernard, Birck, Danis, Frigo, Garrick, Jones and Kiphart.

   Our compensation committee reviews, monitors, administers and establishes or recommends to our full Board of Directors compensation arrangements for our Chief Executive Officer and other members of our senior management. Our compensation committee also administers our incentive compensation plans and determines the number of shares covered by, and terms of, options to be granted to executive officers and other key employees under these plans. Our compensation committee consists solely of non-employee directors. The current members of the compensation committee are Messrs. Fulgoni (Chairman), Levy, Rice, Szlam, Tyree, Zollars and Ms. Pahl.

   Our conflicts committee has principal responsibility for approving or disapproving contracts and transactions between us or any of our subsidiaries, on the one hand, and any of the directors or officers of our subsidiaries or any other corporation, partnership, association or other organization in which one or more of our directors or officers are directors or officers or have financial interests, on the other hand. Our conflicts committee consists solely of non-employee directors. The current members of the conflicts committee are Messrs. Goldman (Chairman), Forster, Fulgoni and Garrick.

   Our executive committee has responsibility for reviewing and generally recommending matters to the full Board of Directors for approval. The current members of the executive committee are Messrs. Filipowski (Chairman), Cowie, Cullinane, Forster, Goldman, Hahn, Hartkopf, Humenansky and Smith.

   Our Internet economy strategy committee assists our management in developing our business strategy as it relates to the B2B Internet economy and offers strategic guidance and industry expertise to us and our partner companies. The current members of our Internet economy strategy committee are Messrs. Garrick (Co-Chairman), Sawhney (Co-Chairman), Bernard, Cunningham, Fulgoni, Hansen, Jacobs, Kaplan, Lachman, Lederer, Rau, Rauner, Smith, Stojka, Szlam, Tebbe, Wrigley and Zollars.

   Our Investment Company Act compliance committee has the responsibility for ensuring that we do not become required to register as an investment company and subject to regulation under the Investment Company Act, including, specifically, responsibility determining the value of our securities holdings, total assets and net income after taxes, as required from time to time but not less frequently than the end of each of our fiscal quarters. The current members of our Investment Company Act compliance committee are Messrs. Frigo (Co-Chairman), Goldman (Co-Chairman), Cowie, Forster, Fulgoni, Garrick, Jones and Kiphart.

Arrangements for Nomination as Director and Committee Member

   Under a stockholders agreement, we have agreed to take all necessary actions, and each of Messrs. Filipowski, Cullinane, Humenansky, Freedman, Kennedy, Santer, Slowey and Tatro and certain of their affiliates and some purchasers of our series D preferred stock and Series D-1 preferred stock, have agreed to vote all their divine capital stock and take all other necessary actions, so that:

  . each of (1) CBW/SK divine Investments, (2) First Chicago Investment Corporation and Cross Creek Capital Partners IX, LLC, (3) Frontenac VII Limited Partnership and Frontenac Masters VII Limited Partnership, which we together refer to as Frontenac, and (4) Microsoft Corporation can designate one member of our Board of Directors; and

  .  Dell USA L.P. can designate two members of our Board of Directors,

so long as each designating entity continues to own at least 25% of the divine capital stock owned by it on the date of the stockholders agreement.

   Under this stockholders agreement, we have also agreed to take all necessary action so that one of the directors designated by each of Frontenac and Dell is designated as a member of our executive committee, so long as each designating entity continues to own at least 25% of the divine capital stock owned by it on the date of the stockholders agreement.

Compensation of Directors

   Our directors do not currently receive any cash compensation for their service as members of our board of directors, although we may decide to provide them with cash compensation in the future. We reimburse our non-employee directors for their reasonable out-of-pocket expenses incurred in attending board and committee meetings. In September 1999, each of the persons then serving as a non-employee director was given the opportunity to purchase
shares of our class A common stock at a price of $     per share. In December
1999, each of the persons who was appointed as a non-employee director after
September 1999 was granted an option to purchase             shares of our
class A common stock at an exercise price of $     per share. In addition, our
1999 stock incentive plan provides for the automatic grant on December 1 of each year, commencing December 1, 1999, of an option to purchase shares of class A common stock to each of our non-employee directors. For more information about these options and our stock incentive plan, see "--1999 Stock Incentive Plan." Directors who are also our employees receive no additional compensation from us for services they render in their capacity as directors.

Executive Compensation

   The following table contains information with respect to all compensation paid by us during 1999 to our chief executive officer and our only other executive officer whose combined salary and bonus exceeded $100,000 for 1999.

                           Summary Compensation Table

                                                       Long Term
                                       Annual         Compensation
                                    Compensation         Awards
                                 -------------------- ------------
                                                       Securities
                                                       Underlying   All Other
    Name and Principal Positions Salary($)   Bonus($)  Options(#)  Compensation
    ---------------------------- ---------   -------- ------------ ------------
Andrew J. Filipowski
 Chairman and Chief Executive
 Officer (1)....................  $   --     $    --                      (2)
Scott A. Hartkopf,
 President......................   41,500(3)  200,000

---------------------
(1) Mr. Filipowski has agreed to waive all cash compensation through June 15, 2004.
(2) Based on an annual rate of $239,778.
(3) Includes $      in premiums paid by us for term life and disability
    insurance, $      paid by us for the term portion of split-dollar life
    insurance and $      representing the dollar value to Mr. Filipowski of the
    remainder of the premiums paid by us for the split-dollar life insurance.

   Each of Messrs. Cullinane and Humenansky has agreed to waive all cash compensation through June 15, 2000. Mr. Freedman agreed to waive all cash compensation through December 15, 1999. After that date, Mr. Freedman receives a base salary at an annual rate of $200,000.

                               1999 Option Grants

                                     Individual Grants
                         -----------------------------------------
                                    Percentage                     Potential Realizable
                         Number of   of Total                        Value at Assumed
                           Shares    Options                       Annual Rates of Stock
                         Underlying Granted to                      Price Appreciation
                          Options   Employees  Exercise             for Option Term (1)
                          Granted   in Fiscal   Price   Expiration -----------------------
Name                      (#) (2)      1999     ($/Sh)     Date     5% ($)      10% ($)
----                     ---------- ---------- -------- ----------  ------    ------------
Andrew J. Filipowski....                                11/5/2009
Scott A. Hartkopf.......                                11/5/2009

   The following table contains information regarding our grant of stock options to our chief executive officer and our only other executive officer whose combined salary and bonus exceeded $100,000 for 1999.

---------------------
(1) Potential realizable value is presented net of the option exercise price, but before any federal or state income taxes associated with exercise. It is calculated assuming that the fair market value on the date of the grant appreciates at the indicated annual rates, compounded annually, for the term of the option. The 5% and 10% assumed rates of appreciation are mandated by the rules of the SEC and do not represent our estimate or projection of future increases in the price of our common stock. Actual gains will be dependent on the future performance of our common stock and the option holder's continued employment through the vesting periods. The amounts reflected in the table may not be achieved.

(2) These options are immediately exercisable, but vest in equal annual installments on the first four anniversaries of the grant date if the executive continues to be employed by us on each of these anniversaries. The shares of our class A common stock issuable upon exercise of these options are subject to restrictions on transfer and a right of repurchase by us at a price per share equal to the lower of the option exercise price and the fair market value per share of our class A common stock. These restrictions and repurchase right expire based on the option vesting schedule.

   Our other executive officers were granted options in 1999 to purchase the following number of shares of class A common stock at an exercise price of
$     per share: Mr. Cullinane      shares; Mr. Humenansky      shares; and Mr.
Freedman       shares.

                               1999 Option Values

   The following table shows information regarding the unexercised options held by our chief executive officer and our only other executive officer whose combined salary and bonus exceeded $100,000 for 1999 as of December 31, 1999. None of our executive officers exercised any options during 1999.

                                 Number of Shares        Value of Unexercised
                              Underlying Unexercised         in-the-Money
                                   Options as of             Options as of
                               December 31, 1999(#)     December 31, 1999($)(1)
                             ------------------------- -------------------------
Name                         Exercisable/Unexercisable Exercisable/Unexercisable
----                         ------------------------- -------------------------
Andrew J. Filipowski........             /                         /
Scott A. Hartkopf...........             /                         /

---------------------
(1) The value per option is calculated by subtracting the exercise price of the
    option from the fair market value of our class A common stock of $      per
    share on December 31, 1999, as determined by our Board of Directors based on the most recent price prior to December 31, 1999 at which we issued our class A common stock.

Compensation Committee Interlocks and Insider Participation

   Upon completion of this offering, our compensation committee will make all compensation decisions and will administer our 1999 Stock Incentive Plan. Mr. Fulgoni, Mr. Levy, Ms. Pahl, Mr. Rice, Mr. Szlam, Mr. Tyree and Mr. Zollars serve as the members of the compensation committee. None of our executive officers, directors or compensation committee members currently serve, or in the past served, on the compensation committee of any other company the executive officers or directors of which served on our compensation committee.

Consulting and Noncompete Agreements

   Andrew J. Filipowski, Michael P. Cullinane and Paul L. Humenansky have entered into consulting and non-compete agreements under which each has agreed to provide consulting services to PLATINUM for a two year period, in the case of Mr. Filipowski, beginning on June 29, 1999 and, in the case of each of Messrs. Cullinane and Humenansky, beginning on the later of June 29, 1999 and the end of his employment period. In their respective consulting agreements, Messrs. Cullinane and Humenansky have agreed, at the request of PLATINUM, to remain as employees to provide transition services for a period of up to six months from June 29, 1999. We believe these transition services have been materially completed.

   The consulting agreements contain non-competition provisions that prohibit Mr. Filipowski until June 29, 2007, and each of Messrs. Cullinane and Humenansky until June 29, 2004 from participating or engaging, directly or indirectly, on their own behalf or on behalf of others in any activities or business developing, manufacturing, marketing or distributing any products or services offered by PLATINUM on March 29, 1999, or any products or services offered by PLATINUM after that date and in which the consultant had actively participated. PLATINUM is engaged principally in the businesses of developing, marketing and supporting software products for managing information technology infrastructures and providing related professional services. Its products are designed to assist in the management and operation of large, complex, distributed environments by performing fundamental functions such as automating operations, maintaining the operating efficiency of systems and applications and ensuring data access and integrity. Additionally, PLATINUM's products provide support for certain multiple database management systems and packaged applications. As of March 29, 1999, PLATINUM also offered products and services for the creation, deployment and management of web content.

   Under the consulting agreement, competitive activities which Messrs. Filipowski, Cullinane and Humenansky are prohibited from conducting include:

  . selling goods or rendering services, or assisting another person to sell goods or render services or attempt to sell goods or render services, of the type, or similar to the type, sold or rendered by PLATINUM; and

  . soliciting or assisting another person to solicit or attempt to solicit persons or entities that are current customers, have been customers in the three years before March 29, 1999 or are or were prospective customers of PLATINUM or its affiliates before the end of the respective employment periods of Messrs. Filipowski, Cullinane and Humenansky, unless the solicitation of these customers is for goods or services unrelated to any activity which competes with PLATINUM.

   The consulting agreements also prohibit each of Messrs. Filipowski, Cullinane and Humenansky from performing any action, activity or course of conduct that is detrimental in any material respect to the businesses or business reputation of PLATINUM, or any of its affiliates, such as soliciting, recruiting or hiring any employees of PLATINUM or any of its affiliates or persons who have worked for PLATINUM or any of its affiliates at any time since January 1, 1998 and soliciting or encouraging any employees of PLATINUM or any of its affiliates to leave their employment, except that the consultants may hire, but not solicit or recruit (1) any terminated employees of PLATINUM, or
(2) employees of PLATINUM (a) in connection with a business that is not an activity that competes with PLATINUM or (b) to work in a venture capital business but not in a company in which a venture capital business invests or acquires an interest. In addition, each consultant may not disclose to any other person or use any confidential information relating to or used by PLATINUM or any of its affiliates, except in connection with the performance of the consultant's duties under the agreement.

   Each of Messrs. Filipowski, Cullinane and Humenansky is permitted (1) to remain as a director of those companies of which each was a director as of June 29, 1999, (2) to engage in venture capital activities so long as he does not invest through any venture in any company whose primary business is an activity which competes with PLATINUM, (3) to engage in competitive activities, as described above, after receiving written permission of PLATINUM, which permission will not be unreasonable withheld or delayed after June 29, 2004, in the case of Mr. Filipowski, and June 29, 2002, in the cases of Messrs. Cullinane and Humenansky, as long as the consultant's activities would not have a material adverse impact on any of PLATINUM's lines of business and (4) to engage in activities that Computer Associates has confirmed are not inconsistent with the prohibitions of the non-competition provisions of the consulting agreements.

   Additionally, other of our key employees have entered into consulting and non-compete agreements with Computer Associates containing substantially the same terms as those of Messrs. Filipowski, Cullinane and Humenansky, all of which terminate on June 29, 2001.

Incentive Program

   We intend to implement an incentive program for our employees. We expect that among the components of this program will be a plan under which our employees earn stock bonuses based upon any increases in the value of a portfolio that consists of our interests in partner companies that have completed initial public offerings and in any public companies into which partner companies have been merged or sold. We will allocate 12.5% of these increases to a pool in which our employees will share as determined by our management. We will periodically distribute to each participating employee a number of shares of class A common stock equal in value to a portion of that employee's share of the pool.

1999 Stock Incentive Plan

   Effective October 1, 1999, we adopted our 1999 stock incentive plan. Our officers, employees, directors, consultants and advisors are eligible to participate in this plan. The purpose of this plan is to attract and retain persons eligible to participate in the plan, motivate participants to achieve our long-term goals and further align the interest of participants with those of our stockholders through compensation that is directly linked to the profitability of our business and increases in stockholder value. We initially
made available for issuance under the plan      shares of our class A common
stock. Subsequent to that date, the maximum number of shares available for delivery under the plan automatically increases on January 1 of each year, beginning on January 1, 2001 by a number of shares of class A common stock equal to the lesser of (1) 10% of the total number of shares of class A common stock then outstanding, assuming for that purpose the conversion into class A common stock of all then outstanding convertible securities, or (2) 300,000,000 shares. Our compensation committee will administer the 1999 stock incentive plan. This plan provides our compensation committee with broad discretion to select the officers, employees and consultants to whom awards may be granted, as well as the type, size and terms and conditions of each award. The 1999 stock incentive compensation plan will permit grants of the following types of awards:

  .  non-qualified and incentive stock options;

  .  stock appreciation rights; and

  .  other stock-based awards.

   Options granted will provide for the purchase of class A common stock at prices determined by our compensation committee. Options granted under the plan become fully exercisable and vested upon a change in control of us.

   The 1999 stock incentive plan provides for the automatic grant on December 1 of each year, beginning on December 1, 1999, of an option to purchase shares of class A common stock to each non-employee director. Options granted to non-employee directors will have an exercise price equal to the fair market value of our common stock on the date of grant. Stock options granted to non-employee directors will expire on the earliest of (1) ten years after their date of grant, (2) one year after the termination of such non-employee director's service as our director because of death, disability or retirement at or after age 65 or (3) 90 days after the termination of such non-employee director's service as our director for any other reason. In the event that a non-employee director's service as a director is terminated before the first anniversary of the grant date of any stock option for any reason other than death, disability or retirement at or after age 65, we have the right to re-purchase the shares obtained upon exercise of the stock option at a price per share equal to the lesser of (1) the exercise price per share under the stock option or (2) the fair market value per share as of the date the shares are repurchased.

   We currently have outstanding options to purchase      shares of class A
common stock under our 1999 stock incentive plan. Each of these outstanding options is immediately exercisable in full, but vests in equal annual installments on the first four anniversaries of the grant date if the option recipient continues to be employed by us on each of these anniversaries. The shares of our class A common stock issuable upon exercise of each of these options are subject to restrictions on transfer and a right of repurchase by us at a price per share equal to the lower of the option exercise price and the fair market value per share of our class A common stock. These restrictions on transfer and repurchase right expire based on the option vesting schedule.

Limitation of Liability of Directors and Officers

   As permitted by the Delaware General Corporation Law, our certificate of incorporation provides that our directors will not be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director, except for liability:

  . for any breach of the director's duty of loyalty to us or our stockholders;

  . for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

  .  for unlawful dividends or unlawful stock purchases or redemptions; or

  . for any transaction from which the director derives an improper personal benefit.

As a result of this provision, we and our stockholders may be unable to obtain monetary damages from a director for breach of the director's duty of care. However, these provisions do not affect a director's responsibilities under any other laws, including federal securities laws.

Indemnification

   Our certificate of incorporation provides for the indemnification of our directors, to the fullest extent authorized by the Delaware General Corporation Law, and of selected officers, employees and agents, to the extent determined by the board, except that we will generally not be obligated to indemnify a person in connection with an action initiated by that person without our prior written consent. The indemnification provided under our certificate of incorporation obligates us to pay the expenses of a director, or an officer who is entitled to indemnification, in advance of the final disposition of any proceeding for which indemnification may be had, provided that the payment of these expenses incurred by a director or officer may be made only upon delivery to us of an undertaking by or on behalf of the director or officer to repay all amounts paid in advance if ultimately the director or officer is not entitled to indemnification. We are entering into indemnification agreements with each of our directors and executive officers providing for the indemnification described above.

Insurance

   Under our certificate of incorporation, we have the power to purchase and maintain insurance on behalf of any person who is or was one of our directors, officers, employees or agents, or is or was serving at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, limited liability company, trust or other enterprise, against any liability asserted against the person or incurred by the person in any of these capacities, or arising out of the person's fulfilling one of these capacities, whether or not we would have the power to indemnify the person against the claim under the provisions of our certificate of incorporation. We intend to purchase director and officer liability insurance on behalf of our directors and officers.

                              CERTAIN TRANSACTIONS

   The following is a description of transactions since our inception, to which we have been a party, in which the amount involved in the transaction exceeds $60,000 and in which any director, executive officer or holder of more than 5% of our capital stock has or will have a direct or indirect material interest other than compensation arrangements which are otherwise described under "Management." Unless otherwise indicated, the information below does not assume the reverse stock split of our class A common stock and class B common stock or the conversion of our convertible preferred stock, each to be effected before the completion of this offering.

Our Organization

   Andrew J. Filipowski, our Chairman and Chief Executive Officer, was involved in our founding and organization and may be considered our promoter. At our inception in June 1999, we issued 1,000 shares of common stock to Mr. Filipowski, who contributed a nominal amount of capital for our initial capitalization. These shares of common stock were converted into 10,000 shares of our class B common stock.

Recent Financings

   Since our inception, we have funded our growth primarily through the sale of common stock and convertible preferred stock. We have issued the following shares:

 Common Stock Financing

   In August 1999, we sold 20,700,000 shares of class A common stock at a purchase price of $0.001 per share to a group of 77 persons and 12,250,000 shares of class B common stock at a purchase price of $0.001 per share to a group of six persons. The following directors, executive officers and beneficial owners of more than five percent of either our class A or class B common stock (assuming the conversion of all shares of our convertible preferred stock into common stock) directly or indirectly acquired beneficial ownership of class A common stock and class B common stock in our common stock financing:

      Directors, Executive Officers and 5%
      Stockholders                              Class A Shares Class B Shares
      ------------------------------------      -------------- --------------
      Andrew J. Filipowski.....................         --       5,500,000
      Michael P. Cullinane.....................         --       2,500,000
      Larry S. Freedman........................         --       1,250,000
      Scott A. Hartkopf........................   1,500,000            --
      Paul L. Humenansky.......................         --         100,000
      Michael J. Birck.........................     250,000            --
      James E. Cowie...........................     250,000            --
      Andrea Lee Cunningham....................     250,000            --
      Michael H. Forster.......................     250,000            --
      Arthur P. Frigo..........................     250,000            --
      Gian M. Fulgoni..........................     250,000            --
      George Garrick...........................     250,000            --
      Craig D. Goldman.........................     250,000            --
      Arthur N. Hahn...........................     250,000            --
      Jeffrey D. Jacobs........................     250,000            --
      Gregory K. Jones.........................     250,000            --
      Brian Kennedy............................   1,000,000            --
      Teresa L. Pahl...........................     250,000            --
      John Rau.................................     250,000            --
      Andre Rice...............................     250,000            --
      Michael Santer...........................   1,000,000            --
      Thomas Slowey............................         --       1,000,000
      Paul Tatro...............................         --       1,000,000
      William Wrigley, Jr......................     250,000            --
      Robert Jay Zollars.......................     250,000            --

 Series A Preferred Financing

   In September 1999, we sold 9,236,600 shares of our series A-1 junior convertible preferred stock at a purchase price of $0.25 per share to a group of 51 persons and 37,750,000 shares of series A-2 junior convertible preferred stock at a purchase price of $0.25 to a group of seven persons. Each share of
our series A-1 preferred stock converts into          shares of our class A
common stock upon the completion of this offering, and each share of our series
A-2 preferred stock converts into          shares of our class B common stock
upon completion of this offering. The following directors, executive officers and beneficial owners of more than five percent of either our class A or class B common stock (assuming the conversion of all shares of preferred stock into common stock) directly or indirectly acquired beneficial ownership of series A-1 preferred stock and series A-2 preferred stock in our series A preferred stock financing:

      Directors, Executive Officers and 5%      Series A-1       Series A-2
      Stockholders                           Preferred Shares Preferred Shares
      ------------------------------------   ---------------- ----------------
      Andrew J. Filipowski.................                      19,950,000
      Michael P. Cullinane.................                       3,000,000
      Larry S. Freedman....................                         400,000
      Scott A. Hartkopf....................      200,000
      Paul L. Humenansky...................                       3,000,000

 Series B Preferred Financing

   In September 1999, we sold 2,712,000 shares of our series B-1 convertible preferred stock at a purchase price of $0.50 per share to a group of 35 persons and 20,100,000 shares of series B-2 convertible preferred stock at a purchase price of $0.50 per share to a group of two persons. Each share of our series B-
1 preferred stock converts into          shares of our class A common stock
upon the completion of this offering, and each share of our series B-2
preferred stock converts into          shares of our class B common stock upon
the completion of this offering. The following directors, executive officers and beneficial owners of more than five percent of either our class A or class B common stock (assuming the conversion of all shares of preferred stock into common stock) acquired beneficial ownership of series B-2 preferred stock in the series B preferred stock financing:

                                                                   Series B-2
      Directors, Executive Officers and 5% Stockholders         Preferred Shares
      -------------------------------------------------         ----------------
      Andrew J. Filipowski.....................................    20,000,000

 Series C Financing

   From September through December 1, 1999, we sold 190,062,125 shares of our series C senior convertible preferred stock at a purchase price of $1.00 per share to a group of 473 persons. Each share of our series C preferred stock
converts into         shares of our class A common stock upon the completion of
this offering. The following directors, executive officers and beneficial owners of more than five percent of either our class A or class B common stock (assuming the conversion of all shares of preferred stock into common stock), and family members of these persons, acquired beneficial ownership of series C preferred stock in the series C preferred stock financing:

                                                                    Series C
      Directors, Executive Officers and 5% Stockholders         Preferred Shares
      -------------------------------------------------         ----------------
      Robert A. Bernard(1).....................................    2,000,000
      Michael J. Birck(2)......................................    5,000,000
      James Cullinane..........................................      200,000
      Michael J. and Dorothy M. Cullinane......................       15,000
      Thomas P. Danis..........................................      350,000
      Richard M. Freedman......................................      100,000
      Arthur Frigo, Jr.........................................      100,000
      Arthur Frigo, Sr.........................................    4,700,000
      Natalie Frigo............................................      100,000
      Renee Frigo..............................................      100,000
      Gian M. Fulgoni..........................................    1,100,000
      George Garrick...........................................      100,000

---------------------
(1) Represents shares held by Whittman-Hart, Inc. Mr. Bernard is the Chairman of the Board and Chief Executive Officer of Whittman-Hart.
(2) Represents shares held by Tellabs, Inc. Mr. Birck is the President and Chief Executive Officer and a director of Tellabs.

                                                                    Series C
      Directors, Executive Officers and 5% Stockholders         Preferred Shares
      -------------------------------------------------         ----------------
      Craig D. Goldman.........................................       200,000
      Ezra Goldman.............................................       100,000
      Arthur W. Hahn...........................................       360,000
      Jeffrey D. Jacobs........................................     1,000,000
      Richard P. Kiphart.......................................     1,000,000
      Ronald D. Lachman........................................        60,000
      William A. Lederer.......................................       300,000
      Michael Leitner..........................................       100,000
      Lawrence F. Levy.........................................     2,741,000
      Teresa L. Pahl...........................................       100,000
      William D. Prim..........................................     1,020,000
      John Rau.................................................     1,000,000
      Bruce V. Rauner..........................................       550,000
      Andre Rice...............................................       200,000
      Tim J. Stojka............................................     1,000,000
      Aleksander Szlam.........................................     1,000,000
      Mark A. Tebbe............................................       250,000
      William J. Wrigley, Jr...................................    17,000,000
      Robert Jay Zollars.......................................       350,000

 Series D Preferred Financing

   On December 7, 1999, we entered into an agreement to sell 191,830,300 shares of our series D senior participating convertible redeemable preferred stock at a purchase price of $1.00 per share to a group of 11 persons and 5,169,700 shares of our series D-1 senior participating convertible redeemable (non-voting) preferred stock to two entities at a purchase price of $1.00 per share. These entities will be obligated to purchase our series D and series D-1 preferred stock upon expiration or termination of applicable antitrust waiting periods. Each share of our series D preferred stock and series D-1 preferred
stock converts into         shares of our class A common stock upon the
completion of this offering. The following beneficial owners of more than five percent of our common stock (assuming the conversion of all shares of preferred stock into common stock) have agreed to acquire beneficial ownership of series D preferred stock in the series D preferred stock offering:

                                                                    Series D
      Directors, Executive Officers and 5% Stockholders         Preferred Shares
      -------------------------------------------------         ----------------
      CBW/SK divine Investments................................    25,000,000
      Dell USA L.P.............................................   100,000,000
      Microsoft Corporation....................................    25,000,000

Stockholders Agreement

   Under a stockholders agreement, we have agreed to take all necessary actions, and each of Messrs. Filipowski, Cullinane, Humenansky, Freedman, Kennedy, Santer, Slowey and Tatro and certain of their affiliates and some purchasers of our series D preferred stock and series D-1 preferred stock, have agreed to vote all their divine capital stock and take all other necessary actions, so that

  . each of (1) CBW/SK divine Investments, (2) First Chicago Investment
    Corporation and Cross Creek Capital Partners IX, LLC, (3) Frontenac VII Limited Partnership and Frontenac Masters VII Limited Partnership, which we together refer to as Frontenac, and (4) Microsoft Corporation has the right to designate one member of our Board of Directors; and

  . Dell USA L.P. can designate two members of our Board of Directors,

   in all cases, so long as each designating entity continues to own at least 25% of the divine capital stock owned by it on the date of the stockholders agreement.

   Under this agreement, the parties above have also agreed to take all necessary action so that the director designated by Frontenac and one of the directors designated by Dell are designated as members of our executive committee, so long as each designating entity continues to own at least 25% of the divine capital stock owned by it on the date of the stockholders agreement.

   Under this stockholders agreement, Mr. Filipowski has agreed that for a period of one year from the consummation of this offering he will not sell more than 10% of the divine capital stock that he owns, other than to certain family members and other permitted transferees, without first giving notice to stockholders who acquired class A common stock upon the conversion of our series D preferred stock and series D-1 preferred stock in connection with the completion of this offering and giving such parties the right to participate pro rata in the sale.

Registration Rights

   At any time after six months following the completion of this offering, the
holders of       shares of our class A common stock will be entitled to demand registration rights, allowing them to require us to file a registration statement covering all or part of their shares for registration under the Securities Act, subject to limitations. We are required to pay the expenses of no more than two demand registrations on Form S-1 and unlimited demand registrations on Form S-3 for these holders. In the event that a registration statement filed pursuant to these demand registration rights is an underwritten offering, and the managing underwriter advises us that the number of shares to be included in the offering exceeds the number of shares which can be sold in an orderly manner, we will include shares in the offering as follows: first, shares of stockholders requesting the demand registration and other shares with equivalent rights, on a pro rata basis, and second, other securities requested to be included.

   In addition, after the completion of this offering, the holders of shares of our class A common stock will be entitled to request us to register their shares under the Securities Act for resale to the public in the event that we initiate a public offering. These rights, commonly referred to as piggyback registration rights, are subject to limitations, including the right of the underwriters to limit the number of shares included in such registration. In the event that we propose to register any shares of class A common stock under the Securities Act either for our account or for the account of our other security holders, the holders of shares having piggyback rights are entitled to receive notice of the registration and are entitled to include their shares in any such registration.

   These piggyback registration rights are subject to limitations, including the right of the underwriters of an offering to limit the number of shares included in a registration. If the number of shares is so limited, we will include shares with piggyback registration rights in the registration statement in accordance with their priority level. Shares of class A common stock that we propose to sell will be the first included in the registration. Second, shares of our class A common stock issued upon conversion of our series D preferred stock and series D-1 preferred stock will be included. Third, shares of our class A common stock issued directly or indirectly upon conversion of our series C senior preferred stock, series B preferred stock and series A preferred stock will be included in the registration, pro rata, on the basis of shares which are owned by such security holders and requested to be included. Finally, shares of our class A common stock which were sold by us in August 1999, or which were issued upon conversion of class B common stock sold in August 1999, will be included in the registration, but only if all other shares with piggyback registration rights requested to be included are permitted to be included.

   We are generally required to bear all of the expenses of all these registrations, except underwriting discounts, selling commissions, applicable transfer taxes and fees of counsel retained by any shareholder. Registration of any of the shares of class A common stock held by security holders with registration rights would result in such shares becoming freely tradable without restriction under the Securities Act immediately upon effectiveness of the registration.

Partner Company Transactions

   Gian Fulgoni, one of our directors, is the founder and chairman of comScore and owns approximately 20% of comScore on a fully diluted basis. On September 27, 1999, we acquired 0.8% of comScore on a fully diluted basis.

   Timothy Stojka, one of our directors, is the Chief Executive Officer of Commerx and owns approximately 13% of Commerx on a fully diluted basis. On November 19, 1999, we acquired 1.0% of Commerx on a fully diluted basis.

   Robert J. Zollars, one of our directors, is the Chairman, President and Chief Executive Officer of Neoforma and owns approximately 10% of Neoforma on a fully diluted basis. On October 14, 1999, we acquired 2.7 % of Neoforma. Mr. Filipowski is a director of Neoforma.com on a fully diluted basis.

Real Estate Transactions

   Mr. Filipowski owns 3% and is a manager of Blackhawk, LLC. Mr. Filipowski has the right to acquire an additional 30.3% of Blackhawk, and Blackhawk has the right to require Mr. Filipowski to purchase this additional interest. Beginning in July 1999, we have paid, and continue to pay, Blackhawk $50,000 a month in connection with an option to lease our planned facility in Chicago. We expect to enter into a long-term lease with Blackhawk for the facility upon the completion of its construction, which is currently expected to occur in the second half of 2000. We believe that our lease with Blackhawk will be on terms no less favorable to us than those terms that would be available in an arm's-length transaction with a third party.

Venture Capital Transactions

   Effective August 4, 1999, Platinum Venture Partners, Inc. withdrew, and we were substituted as, the general partner of Platinum Venture Partners I L.P. and Platinum Venture Partners II L.P. Messrs. Filipowski, Humenansky and Cullinane are principal shareholders and officers of Platinum Venture Partners, Inc. Mr. Filipowski owns approximately 22.5%, and each of Messrs. Cullinane and Humenansky owns less than 5%, of the equity of Platinum Venture Partners, Inc. Each of Messrs. Filipowski, Humenansky and Cullinane also directly owns a limited partnership interest in both Platinum Venture Partners I and Platinum Venture Partners II. Further, Platinum Venture Partners, Inc. owns a limited partnership interest in both Platinum Venture Partners I and Platinum Venture Partners II.

   As general partner of Platinum Venture Partners I, we receive an annual management fee, payable in advance in quarterly installments of 2 1/2% of the fair value of the partnership, adjusted annually by the increase in a consumer price index during the preceding calendar year. As general partner of Platinum Venture Partners II, we receive an annual management fee, payable in advance in quarterly installments, of 2 1/2% of the aggregate partner commitments, adjusted annually by the percentage increase in a consumer price index during the preceding calendar year. We received a total of $275,000 from Platinum Venture Partners I and II on October 1, 1999 for fourth quarter 1999 management fees. In 2000, we expect to receive a total of approximately $775,000 in management fees from Platinum Venture Partners I and II.

Other Transactions

   Arthur Hahn, one of our directors, is a partner in the law firm of Katten Muchin Zavis, counsel to the Company. Katten Muchin Zavis has billed us approximately $1,450,000 for legal services from our inception through October 31, 1999. We paid the first $400,000 of this total billed amount by issuing 400,000 shares of our series C senior preferred stock to Katten Muchin Zavis. Additionally, partners in Katten Muchin Zavis, including Mr. Hahn, also purchased a total of 2,670,000 shares of our series C preferred stock prior to this offering.

   Wade Hansen, one of our directors, is a principal of Dell Ventures, a division of Dell USA L.P. Alex C. Smith, also one of our directors, is the Vice-President of Dell Ventures, a division of Dell USA L.P. We have purchased approximately $500,000 of desktop computers, laptop computers and servers from Dell USA L.P. through November 30, 1999. We expect similar purchases to continue as we grow.

   Michael Leitner, one of our directors, is a Director of Corporate Development of Microsoft Corporation. On November 22, 1999, we entered into a Memorandum of Understanding with Microsoft Corporation. Under this memorandum, we have agreed to use reasonable efforts and exercise good faith to negotiate and execute definitive agreements with Microsoft whereby we would incorporate Microsoft products, technologies and services into our systems and the web application hosting services that we provide to our partner companies. In connection with this agreement, we would purchase approximately $15 million of Microsoft software and services over a four-year period. This agreement would allow us and our partner companies to be preferred providers of outsourced Microsoft software solutions and would allow Microsoft to be our preferred platform. In connection with the agreement, we would commit to use commercially reasonable efforts to encourage our partner companies to migrate to Microsoft software solutions. In addition, we have agreed to use commercially reasonable efforts to develop a Seattle-based Internet incubator habitat based on our current business model within one year from the date of the memorandum.

   Richard Kiphart, one of our directors, is a principal of William Blair & Company, one of the underwriters of this offering. William Blair is receiving
underwriting discounts and commissions of approximately $        in connection
with this offering.

   On December 7, 1999, we entered into a Business Opportunities Agreement with CBW/SK divine Investments, Cross Creek Partners IX, LLC, Dell USA L.P., First Chicago Equity Corporation, Frontenac VII Limited Partnership, Frontenac Masters VII Limited Partnership, Mesirow Capital Partners VII, L.P. and Microsoft Corporation, each of which purchased shares of our Series D preferred stock or Series D-1 preferred stock in our Series D financing described above and each of which, either alone or together with other of these stockholders, have representatives on our Board of Directors. Under this agreement, neither these stockholders nor their director representatives will have any obligation to us, our stockholders or any other party to present business opportunities to us before presenting them to other entities, other than opportunities that are presented to directors solely in, and as a direct result of, their capacity as our directors.

Company Policy

   We intend that any future transactions between us and our officers, directors and affiliates will be on terms no less favorable to us than can be obtained on an arm's length basis from unaffiliated third parties and that any transactions with these persons and related parties will be approved by the conflicts committee or the acquisition committee of our Board of Directors.

                             PRINCIPAL STOCKHOLDERS

   The following table contains information regarding the beneficial ownership of our common stock as of December 10, 1999, and as adjusted to reflect the sale of the shares of common stock in this offering, by:

  . each person or group of affiliated persons known by us to beneficially own more than 5% of the outstanding shares of either our class A or class B common stock;

  .  each of our directors and executive officers; and

  .  all of our directors and executive officers as a group.

   Unless otherwise indicated below, the persons in the table have sole voting and investment power with respect to all shares shown as beneficially owned by them. Beneficial ownership is determined in accordance with the rules of the SEC. The number of shares beneficially owned by a person and the percentage ownership of that person include all shares of common stock subject to options held by that person, because all of our options are immediately exercisable in full. Unless we indicate otherwise, the address of each person who beneficially owns 5% or more of the outstanding shares of our common stock is c/o divine interVentures, inc., 4225 Naperville Road, Suite 400, Lisle, Illinois 60532.

                                    Class A        Class B     Percent of Total
                                  Common Stock   Common Stock    Voting Power
                                 -------------- -------------- -----------------
                                 Number Percent Number Percent  Before   After
                                   of     of      of     of      the      the
      Name of Beneficial Owner   Shares  Class  Shares  Class  Offering Offering
      ------------------------   ------ ------- ------ ------- -------- --------
      Andrew J. Filipowski(1)..
      Michael P. Cullinane(2)..
      Scott A. Hartkopf(3).....
      Paul L. Humenansky(3)....
      Larry S. Freedman(4).....
      Robert Bernard(5)........
      Michael J. Birck(6)......
      CBW/SK divine
       Investments(7)..........
      James E. Cowie(6)........
      Andrea Lee Cunningham(6).
      Thomas P. Danis(5).......
      Dell USA L.P.(8).........
      Michael H. Forster(6)....
      Arthur P. Frigo(6).......
      Gian M. Fulgoni(6).......
      George Garrick(6)........
      Craig D. Goldman(6)......
      Arthur W. Hahn(6)........
      Wade Hansen(5)...........
      Jeffrey D. Jacobs(6).....
      Gregory K. Jones(6)......
      Steven Neil Kaplan(5)....
      Richard P. Kiphart(5)....
      Ronald D. Lachman(5).....
      Eric C. Larson(5)........
      William A. Lederer(5)....
      Michael Leitner(5).......
      Lawrence F. Levy(5)......
      Microsoft Corporation(9).
      Teresa L. Pahl(6)........
      John Rau(6)..............

                                                                 Percentage of
                                    Class A        Class B       Total Voting
                                  Common Stock   Common Stock        Power
                                 -------------- -------------- -----------------
                                 Number Percent Number Percent  Before   After
                                   of     of      of     of      the      the
      Name of Beneficial Owner   Shares  Class  Shares  Class  Offering Offering
      ------------------------   ------ ------- ------ ------- -------- --------
      Bruce V. Rauner(5).......
      Andre Rice(6)............
      Mohanbir S. Sawhney(5)...
      Thomas A. Slowey(10).....
      Alex C. Smith(5).........
      Tim J. Stojka(5).........
      Aleksander Szlam(5)......
      Paul A. Tatro(11)........
      Mark A. Tebbe(5).........
      James C. Tyree(5)........
      William Wrigley, Jr.6)...
      Robert Jay Zollars(6)....
      Our executive officers
       and directors as a
       group (38 persons)(6)...

---------------------
 (1) Includes          shares of class A common stock issuable upon exercise of
     currently exercisable stock options. Includes       shares of class B
     common stock held by the Flip Divine Trust and            shares of class
     B common stock held by Platinum Construction Corp.
 (2) Includes        shares of class A common stock issuable upon exercise of
     currently exercisable stock options.
 (3) Includes        shares of class A common stock issuable upon exercise of
     currently exercisable stock options.
 (4) Includes        shares of class A common stock issuable upon exercise of
     currently exercisable stock options.
 (5) Includes        shares of class A common stock issuable upon exercise of
     currently exercisable stock options.
 (6) Includes        shares of class A common stock issuable upon exercise of
     currently exercisable stock options.
 (7) The address of CBW/SK divine Investments is CBW/SK divine Investments, c/o Computer Associates, 1 Computer Associates Plaza, Islandia, NY 11749.
 (8) The address of Dell USA L.P. is 1 Dell Way, Round Rock, TX 78682.
 (9) The address of Microsoft Corporation is One Microsoft Way, Building 8, North Office 2211, Redmond, WA 98052.
(10) Includes      shares of class A common stock issuable upon exercise of
     currently exercisable stock options.
(11) Includes      shares of class A common stock issuable upon exercise of
     currently exercisable stock options.

                          DESCRIPTION OF CAPITAL STOCK

General

   The following summary describes the material terms of our capital stock. It summarizes material provisions of our Third Amended and Restated Certificate of Incorporation, which we will file with the Secretary of State of Delaware before the completion of this offering, and our Amended and Restated By-laws. We will file a form of our Third Amended and Restated Certificate of Incorporation and a copy of our Amended and Restated By-laws as exhibits to the registration statement of which this prospectus is a part. See "Where You Can Find More Information."

   Our Third Amended and Restated Certificate of Incorporation will authorize
us to issue         shares of capital stock, of which         shares will be
designated class A common stock, $0.001 par value per share,        shares will
be designated class B common stock, $0.001 par value per share and shares will be designated preferred stock, $0.001 par value per share. Upon completion of this offering, our outstanding convertible preferred stock will
convert into         shares of our class A common stock and         shares of
our class B common stock, and we will have no outstanding shares of our preferred stock. Of our authorized class A and class B common stock, upon completion of this offering:

  .          shares of our class A common stock will be issued and
     outstanding;

  .          shares of our class B common stock will be issued and
     outstanding;

  .          shares of our class A common stock will be reserved for issuance upon exercise of currently outstanding options; and

  .          shares of our class A common stock will be reserved for future awards under our 1999 Stock Incentive Plan.

Common Stock

   We have two classes of common stock: class A common stock and class B common stock. Except as set forth below, our class A common stock and class B common stock have identical rights.

Voting

   Holders of our class A common stock are entitled to one vote per share. Holders of class B common stock are entitled to ten votes per share. All actions submitted to a vote of stockholders will be voted on by holders of class A common stock and class B common stock voting together as a single class, except as discussed below or provided by law.

Conversion

   The class A common stock has no conversion rights. Holders of class B common stock may convert their class B common stock into class A common stock, in whole or in part, at any time and from time to time on a share-for-share basis. If any shares of class B common stock are beneficially owned by any person other than Andrew J. Filipowski, Paul L. Humenansky, Michael P. Cullinane, Larry S. Freedman, Thomas A. Slowey or Paul A. Tatro, or their family members, descendants or trusts for their benefit, entities or organizations controlled by these persons or foundations or charitable organizations established by these persons, these shares will automatically convert into an equal number of shares of class A common stock. Otherwise, the class A common stock and the class B common stock are identical in all material respects except that the class B common stock has 10 votes per share. If at any time the number of outstanding shares of class B common stock, plus the number of class B common stock obtainable by conversion of other outstanding securities, represents less than 10% of the total number of outstanding shares of both classes of common stock, then at that time the outstanding shares of class B common stock will automatically convert into an equal number of shares of class A common stock.

 Dividends

   Holders of class A common stock and class B common stock are entitled to receive cash dividends equally on a per share basis if and when the dividends are declared by our Board of Directors from legally available funds. We will only be able to pay a dividend on our common stock when all accrued and unpaid dividends on our preferred stock have been paid or declared and set apart for payment. In the case of any dividend paid in common stock, holders of class A common stock are entitled to receive the same percentage dividend payable in shares of class A common stock that the holders of class B common stock receive payable in shares of class B common stock.

 Liquidation

   After satisfaction of the liquidation preferences of all securities ranking senior to the class A and class B common stock, the holders of class A common stock and class B common stock will share with each other on an equal basis as a single class in any net assets available for distribution to holders of shares of common stock upon liquidation.

 Other Terms

   We will not be able to reclassify, subdivide or combine shares of one class of common stock without at the same time proportionately reclassifying, subdividing or combining shares of the other class of common stock.

   In any merger, consolidation or business combination, the consideration to be received per share by holders of either class A common stock or class B common stock must be identical to that received by holders of the other class of common stock, except that in any transaction in which shares of capital stock are distributed, the shares may differ as to voting rights only to the extent that voting rights now differ between class A common stock and class B common stock.

   The rights, preferences and privileges of holders of class A common stock and class B common stock will be subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock which we may designate and issue in the future. Holders of class A common stock and class B common stock have no preemptive, subscription, redemption or conversion rights. The outstanding shares of class A common stock and class B common stock are, and the shares of class A common stock offered by us in this offering will be, when issued and paid for, fully paid and nonassessable. The rights, preferences and privileges of holders of class A common stock and class B common stock are subject to the rights of the holders of shares of any series of preferred stock that we may designate and issue in the future.

Preferred Stock

   Under the terms of our certificate of incorporation, our Board of Directors is authorized to designate and issue shares of preferred stock in one or more series without stockholder approval. The Board has discretion to determine the rights, preferences, privileges and restrictions, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences, of each series of preferred stock.

   The purpose of authorizing our Board of Directors to issue preferred stock and determine its rights and preferences is to eliminate delays associated with a stockholder vote on specific issuances. The issuance of preferred stock, while providing desirable flexibility in connection with possible acquisitions and other corporate purposes, could make it more difficult for a third party to acquire, or could discourage a third party from attempting to acquire, a majority of our outstanding voting stock. We have no present plans to issue any shares of preferred stock.

Delaware Anti-Takeover Law and Certain Charter and Bylaw Provisions

 Section 203 of Delaware General Corporate Law

   We are subject to the provisions of Section 203 of the General Corporation Law of Delaware. In general, the statute prohibits a publicly held Delaware corporation from engaging in a "business combination" with an "interested stockholder" for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved by our board of directors and/or stockholders in a prescribed manner. A "business combination" includes mergers, asset sales and other transactions resulting in a financial benefit to the interested stockholder. Subject to certain exceptions, an "interested stockholder" is a person who, together with affiliates and associates, owns, or within three years did own, 15% or more of the corporation's voting stock.

 Classified Board of Directors

   Our certificate of incorporation and bylaws provide for the division of our Board of Directors into three classes as nearly equal in size as possible with staggered three-year terms. Any vacancy on the Board of Directors, including a vacancy resulting from an enlargement of the Board of Directors, may only be filled by vote of a majority of the directors then in office. The classification of the Board of Directors and the limitation on filling of vacancies could make it more difficult for a third party to acquire, or discourage a third party from attempting to acquire, control of us. In addition, our classified Board could delay attempts by stockholders who do not approve of our policies or procedures to elect a majority of our Board of Directors.

 No Stockholder Action by Written Consent; Special Meetings

   Our bylaws also provide that any action required or permitted to be taken by our stockholders at an annual meeting or special meeting of stockholders may only be taken if it is properly brought before such meeting and may not be taken by written action instead of a meeting. Our bylaws further provide that special meetings of our stockholders may only be called by our Chairman of the Board, President or a majority of the Board of Directors. In order for any matter to be considered properly brought before a meeting, a stockholder must comply with certain requirements regarding advance notice and provide certain information to us. These provisions could have the effect of delaying until the next stockholders' meeting stockholder actions which are favored by the holders of a majority of our outstanding voting securities. These provisions could also discourage a third party from making a tender offer for our common stock, because even if it acquired a majority of our outstanding voting securities, it would only be able to take action as a stockholder, such as electing new directors or approving a merger, at a duly called stockholders' meeting and not by written consent.

Transfer Agent and Registrar

   The transfer agent and registrar for the class A common stock is
              .

                        SHARES ELIGIBLE FOR FUTURE SALE

   When we complete the offering, we will have         outstanding shares of
class A common stock and           outstanding shares of class B common stock
convertible at any time into an equal number of shares of our class A common
stock. The        shares of our class A common stock sold in this offering will be freely transferable, unless they are purchased by our affiliates, as that term is defined in Rule 144 under the Securities Act. The remaining total of outstanding shares of our common stock will be restricted, which means they were originally issued in offerings, or upon conversion of convertible preferred stock issued in offerings, that were not subject to a registration statement filed with the SEC. These restricted shares may be resold only through registration under the Securities Act or under an available exemption from registration, including the exemption provided by Rule 144.

   In addition, upon completion of this offering, options to purchase shares of class A common stock will be issued and outstanding, all of which will be exercisable in full.

Lock-Up Agreements

   Our directors, executive officers and each of our stockholders have agreed with the underwriters that, for a period of 180 days from the date of this prospectus, they will not without the prior written consent of Credit Suisse First Boston, directly or indirectly offer, sell, transfer or dispose of any shares of our common stock, or any securities convertible into or exercisable for shares of our common stock, or enter into a transaction that would have the same effect, or publicly announce an intention to effect any of these transactions. As a result of these contractual restrictions, the shares subject to these lock-up agreements cannot be sold until the agreements expire or unless prior written consent is received from Credit Suisse First Boston, even if they are earlier eligible for sale under Rule 144, 144(k) or 701 of the Securities Act discussed below. Any early waiver of the lock-up agreements by the underwriters, which, if granted, could permit sales of a substantial number of shares and could adversely affect the trading price of our shares, may not be accompanied by an advance public announcement by us. Credit Suisse First Boston may release all of a portion of the shares subject to these lock-up agreements at any time without notice. For a more detailed description of these lock-up arrangements relating to this offering, see "Underwriting."

Rule 144

   In general, under Rule 144, beginning 90 days after the date of this prospectus, a person, or persons whose shares are aggregated, including a person who may be deemed our affiliate, who has beneficially owned restricted shares of class A common stock for at least one year (including any period in which the person owned securities convertible into these shares), would be entitled to sell within any three-month period a number of shares that does not exceed the greater of:

  .  1% of the number of shares of our class A common stock then outstanding,
     which will equal approximately        shares immediately after this
     offering; or

  . the average weekly trading volume of our class A common stock on The Nasdaq Stock Market's National Market during the four calendar weeks before the filing of a notice on Form 144 relating to the sale.

Sales under Rule 144 are also subject to manner of sale provisions and notice requirements and to the availability of current public information about us.
From August through December 2000,            restricted shares will become
eligible for sale pursuant to Rule 144, subject to these volume and manner of sale limitations. We are unable to estimate accurately the number of restricted shares that will actually be sold under Rule 144 because this will depend in part on the market price of our common stock, the personal circumstances of the sellers and other factors.

Rule 144(k)

   Under Rule 144(k), a person who is not deemed to have been our affiliate at any time during the 90 days preceding a sale, and who has beneficially owned for at least two years the shares proposed to be sold, including the holding period of any prior owner other than an affiliate, would be entitled to sell these shares under Rule 144(k) without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

Rule 701

   Beginning 90 days after the date of this prospectus,         shares of our
common stock sold by us in August 1999, and       shares issuable upon exercise
of options granted by us before         (the effective date of the registration
statement of which this prospectus is a part), will be eligible for sale in the public market through Rule 701 under the Securities Act, subject to the underwriters' lock-up agreements discussed above. Rule 701 covers shares issued before an initial public offering under compensatory benefit plans and contracts. In general, Rule 701 permits resales of these shares beginning 90 days after the issuer becomes subject to the reporting requirements of the Securities Exchange Act in reliance upon Rule 144, but without compliance with the holding period requirements and other restrictions contained in Rule 144.

Restrictions on Sales of Securities

   Under a stockholders agreement, Mr. Filipowski has agreed that for a period of one year from the consummation of this offering he will not sell more than 10% of the divine capital stock that he owns, other than to certain family members and other permitted transferees, without first giving notice to stockholders who acquired class A common stock upon the conversion of our series D preferred stock and series D-1 preferred stock in connection with the completion of this offering and giving such parties the right to participate pro rata in the sale.

Registration Rights

   At any time after six months following the consummation of this offering,
the holders of          shares of our class A common stock will be entitled to
demand registration rights, allowing them to require us to file a registration statement covering all or part of their shares for registration under the Securities Act, subject to limitations. We are required to pay the expenses of no more than two demand registrations on Form S-1 and unlimited demand registrations on Form S-3 for these holders. In the event that a registration statement filed pursuant to these demand registration rights is an underwritten offering, and the managing underwriter advises us that the number of shares to be included in the offering exceeds the number of shares which can be sold in an orderly manner, we will include shares in the offering as follows: first, shares of stockholders requesting the demand registration and other shares with equivalent rights, on a pro rata basis, and second, other securities requested to be included.

   In addition, after the completion of this offering, the holders of shares of our class A common stock will be entitled to request us to register their shares under the Securities Act for resale to the public in the event that we initiate a public offering. These rights, commonly referred to as piggyback registration rights, are subject to limitations, including the right of the underwriters to limit the number of shares included in such registration. In the event that we propose to register any shares of class A common stock under the Securities Act either for our account or for the account of our other security holders, the holders of shares having piggyback rights are entitled to receive notice of the registration and are entitled to include their shares in any such registration.

   These piggyback registration rights are subject to limitations, including the right of the underwriters of an offering to limit the number of shares included in a registration. If the number of shares is so limited, we will include shares with piggyback registration rights in the registration statement in accordance with their priority level. Shares of class A common stock that we propose to sell will be the first included in the registration. Second, shares of our class A common stock issued upon conversion of our series D preferred stock and series D-1 preferred stock will be included. Third, shares of our class A common stock issued upon conversion of our series C senior preferred stock, series B preferred stock and series A preferred stock will be included in the registration, pro rata, on the basis of shares which are owned by such security holders and requested to be included. Finally, shares of our class A common stock which were sold by us in August 1999, or which were issued upon conversion of class B common stock sold in August 1999, will be included in the registration, but only if all other shares with piggyback registration rights requested to be included are permitted to be included.

   We are generally required to bear all of the expenses of all these registrations, except underwriting discounts, selling commissions, applicable transfer taxes and fees of counsel retained by any shareholder. Registration of any of the shares of class A common stock held by security holders with registration rights would result in such shares becoming freely tradable without restriction under the Securities Act immediately upon effectiveness of the registration.

Registration Statements on Form S-8

   After we complete this offering, we intend to file under the Securities Act a registration statement on Form S-8 to register:

  .          shares of class A common stock issuable upon exercise of
     outstanding options granted under our 1999 stock incentive plan; and

  .   shares of class A common stock reserved for future grants under our
     1999 stock incentive plan.

We expect this registration statement to become effective upon filing with the SEC. Shares covered by these registration statements will be freely tradeable, subject to exercise of options and vesting provisions and, in the case of affiliates only, to the restrictions of Rule 144, other than the holding period requirement. These shares will also be subject to expiration of the underwriter's lock-up agreements discussed above.

                                  UNDERWRITING

   Subject to the terms and conditions set forth in an underwriting agreement
dated               , we have agreed to sell to the underwriters named below,
for whom Credit Suisse First Boston Corporation, Bear, Stearns & Co. Inc., Donaldson, Lufkin & Jenrette Securities Corporation, Banc Boston Robertson Stephens Inc., William Blair & Company, L.L.C. and DLJdirect Inc. are acting as representatives, the number of shares of class A common stock set forth opposite each name below:

                                                                       Number of
   Underwriters                                                         Shares
   ------------                                                        ---------
   Credit Suisse First Boston Corporation.............................
   Donaldson, Lufkin & Jenrette Securities Corporation................
   Bear, Stearns & Co. Inc............................................
   BancBoston Robertson Stephens Inc..................................
   William Blair & Company, L.L.C.....................................
   DLJdirect Inc. ....................................................
                                                                       ---------
       Total..........................................................
                                                                       =========

   The underwriting agreement provides that the underwriters are obligated to purchase all the shares of class A common stock in this offering if any are purchased, other than those shares covered by the over-allotment option described below. The underwriting agreement also provides that, if an underwriter defaults, the purchase commitments of non-defaulting underwriters may be increased or the offering of class A common stock may be terminated.

   We have granted to the underwriters a 30-day option to purchase on a pro
rata basis up to               additional shares at the initial public offering
price less the underwriting discounts and commissions. The option may be exercised only to cover any over-allotments of class A common stock.

   The underwriters propose to offer the shares of class A common stock initially at the public offering price on the cover page of this prospectus and
to selling group members at that price less a concession of $        per share.
The underwriters and selling group members may allow a discount of $ per share on sales to other broker/dealers. After the initial public offering, the public offering price and concession and discount to broker/dealers may be changed by the representatives.

   Underwriting compensation will consist of the underwriting discount and reimbursement of expenses described below. The underwriting discount consists of the difference between the amount paid by the underwriters to purchase the shares of class A common stock from us and the offering price of the shares to the public. The underwriting discount is expected to represent approximately
   % of the public offering price per share of class A common stock. The following table summarizes the underwriting discount and estimated expenses we will pay.

                                         Per Share                   Total
                                 ------------------------- -------------------------
                                   Without        With       Without        With
                                    Over-        Over-        Over-        Over-
                                  allotment    allotment    allotment    allotment
                                 ------------ ------------ ------------ ------------
     Underwriting discounts and
      commissions paid by us...  $            $            $            $
     Expenses payable by us....  $            $            $            $

   The underwriters have informed us that they do not expect sales to accounts over which any underwriter exercises discretionary authority to exceed 5% of the shares of class A common stock being offered.

   From September through November 1999, Peter Pond, Brian Webber, Chad Schultz and Chris Baldwin, affiliates of Donaldson, Lufkin & Jenrette Securities Corporation and DLJdirect Inc., purchased a total of 425,000 shares; Willblairco Associates, an affiliate of William Blair & Company, purchased 1,000,000 shares; and Richard P. Kiphart, one of our directors and an affiliate of William Blair & Company purchased 1,000,000 shares of our series C preferred stock on the same terms and conditions as the other investors in the private placement, including price per share. Each share of series C preferred stock
will automatically convert into       shares of class A common stock upon the
closing of this offering.

   We and each of our executive officers, directors and stockholders have agreed not to offer, sell, pledge or otherwise dispose of, directly or indirectly, or file with the SEC a registration statement under the Securities Act of 1933 relating to any shares of our common stock or securities convertible into or exchangeable or exercisable for shares of our common stock, or enter into a transaction that would have the same effect, or publicly disclose the intention to make any such offer, sale, pledge, disposition or filing, without the prior written consent of Credit Suisse First Boston Corporation for a period of 180 days after the date of this prospectus except, in our case, issuances pursuant to the exercise of employee stock options outstanding on the date of this prospectus or pursuant to our stock incentive plans.

   We have agreed to indemnify the underwriters against liabilities under the Securities Act, or contribute to payments which the underwriters may be required to make in that respect.

   We will make application to list the shares of class A common stock on The Nasdaq Stock Market's National Market under the symbol "DVIN."

   Prior to this offering, there has been no public market for our class A common stock. The initial public offering price will be determined by negotiation between us and the representatives. The principal factors considered in determining the public offering price will include:

  . the information set forth in this prospectus and otherwise available to the representatives;

  . the history of, and the prospects for, us and the industry in which we compete;

  .  an assessment of our management;

  .  the prospects for, and the timing of, our future earnings;

  . the present state of our development and our current financial condition;

  . the general condition of the securities markets at the time of this offering;

  . the recent market prices of, and the demand for, publicly-traded common stock of generally comparable companies; and

  .  market conditions for initial public offerings.

   The representatives may engage in over-allotment, stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Regulation M under the Securities Exchange Act of 1934.

  . Over-allotment involves syndicate sales in excess of the offering size, which creates a syndicate short position.

  . Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum.

  . Syndicate covering transactions involve purchases of the class A common stock in the open market after the distribution has been completed in order to cover syndicate short positions.

  . Penalty bids permit the representatives to reclaim a selling concession from a syndicate member when the class A common stock originally sold by that syndicate member is purchased in a stabilizing transaction or in a syndicate covering transaction to cover syndicate short positions.

These stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the class A common stock to be higher than it would otherwise be in the absence of these transactions. These transactions may be effected on The Nasdaq Stock Market's National Market or otherwise and, if commenced, may be discontinued at any time.

   The underwriters have reserved for sale, at the initial public offering
price, up to           shares of the class A common stock for employees,
directors and certain other persons associated with us who have expressed an interest in purchasing class A common stock in the offering. The number of shares available for sale to the general public in this offering will be reduced to the extent those persons purchase reserved shares. Any reserved shares not so purchased will be offered by the underwriters to the general public on the same terms as the other shares.

                          NOTICE TO CANADIAN RESIDENTS

Resale Restrictions

   The distribution of the class A common stock in Canada is being made only on a private placement basis exempt from the requirement that we prepare and file a prospectus with the securities regulatory authority in each province where trades of class A common stock are effected. Accordingly, any resale of the class A common stock in Canada must be made in accordance with applicable securities laws which will vary depending on the relevant jurisdiction, and which may require resales to be made in accordance with available statutory exemptions or pursuant to a discretionary exemption granted by the applicable Canadian securities regulatory authority. Purchasers are advised to seek legal advice prior to any resale of the class A common stock.

Representations of Purchasers

   Each purchaser of class A common stock in Canada who receives a purchase confirmation will be deemed to represent to us and the dealer from whom such purchase confirmation is received that the purchaser is entitled under applicable provincial securities law to purchase the class A common stock without the benefit of a prospectus qualified under the securities laws; where required by law, that such purchaser is purchasing as principal and not as agent; and the purchaser has reviewed the text above under "Resale Restrictions."

Rights of Action (Ontario Purchasers)

   The securities being offered are those of a foreign issuer and Ontario purchasers will not receive the contractual right of action prescribed by Ontario securities law. As a result, Ontario purchasers must rely on other remedies that may be available, including common law rights of action for damages or rescission or rights of action under the civil liability provisions of the U.S. federal securities laws.

Enforcement of Legal Rights

   All of the issuer's directors and officers as well as the experts named herein may be located outside of Canada and, as a result, it may not be possible for Canadian purchasers to effect service of process within Canada upon the issuer or such persons. All or a substantial portion of the assets of the issuer and such persons may be located outside of Canada and, as a result, it may not be possible to satisfy a judgment against the issuer or such persons in Canada or to enforce a judgment obtained in Canada courts against such issuer or persons outside of Canada.

Notice to British Columbia Residents

   A purchaser of class A common stock to whom the Securities Act (British Columbia) applies is advised that such purchaser is required to file with the British Columbia Securities Commission a report within ten days of the sales of any class A common stock acquired by the purchaser pursuant to this offering. Such report must be in the form attached to British Columbia Securities Commission Blanker Order BOR #95/17, a copy of which may be obtained from us. Only one such report must be filed in respect of class A common stock acquired on the same date and under the same prospectus exemption.

Taxation and Eligibility for Investment

   Canadian purchasers of class A common stock should consult their own legal and tax advisors with respect to the tax consequences of an investment in the class A common stock in their particular circumstances and with respect to the eligibility of the class A common stock for investment by the purchaser under relevant Canadian legislation.

                                 LEGAL MATTERS

   Katten Muchin Zavis, Chicago, Illinois, will pass upon the validity of the class A common stock offered in this offering for divine. Arthur W. Hahn, a partner in Katten Muchin Zavis is one of our directors. Mr. Hahn and several additional partners of Katten Muchin Zavis beneficially own a total of
3,220,000 shares of our class A common stock. These include      shares issued
upon conversion of 400,000 shares of series C preferred stock to Katten Muchin Zavis as consideration for legal services. Shearman & Sterling, New York, New York, will pass upon selected legal matters in connection with this offering for the underwriters.

                                    EXPERTS

   Our financial statements as of September 30, 1999 and for the period from May 7, 1999 (date of inception) through September 30, 1999 have been included herein and in the registration statement in reliance upon the report of KPMG LLP, independent certified public accountants, appearing elsewhere herein, and upon authority of said firm as experts in auditing and accounting.

   The financial statements of Blueridge Technologies, Incorporated as of March 31, 1998 and 1999 and for the years then ended have been included herein and in the registration statement in reliance upon the report of KPMG LLP, independent certified public accountants, appearing elsewhere herein, and upon authority of said firm as experts in auditing and accounting.

   The financial statements of i-Street, Inc. as of December 31, 1998 and September 30, 1999 and for the period from September 15, 1998 (date of inception) through December 31, 1998 and for the nine months ended September 30, 1999 have been included herein and in the registration statement in reliance upon the report of KPMG LLP, independent certified public accountants, appearing elsewhere herein, and upon authority of said firm as experts in auditing and accounting.

   The financial statements of LiveOnTheNet.com, Inc. as of January 3, 1998 and January 2, 1999 and for the years then ended included in this registration statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are included herein in reliance upon the authority of said firm as experts in accounting and auditing.

   The financial statements of OpinionWare.com, Inc. as of September 30, 1999 and for the period from April 1, 1999 (date of inception) through September 30, 1999 have been included herein and in the registration statement in reliance upon the report of KPMG LLP, independent certified public accountants, appearing elsewhere herein, and upon authority of said firm as experts in auditing and accounting.

   The financial statements of Outtask.com, Inc. as of September 30, 1999 and for the period from April 6, 1999 (date of inception) through September 30, 1999 have been included herein and in the registration statement in reliance upon the report of KPMG LLP, independent certified public accountants, appearing elsewhere herein, and upon authority of said firm as experts in auditing and accounting.

   The financial statements of PocketCard Inc. as of December 31, 1998 and September 30, 1999 and for the period from September 3, 1998 (date of inception) through December 31, 1998 and for the nine months ended September 30, 1999 have been included herein and in the registration statement in reliance upon the report of KPMG LLP, independent certified public accountants, appearing elsewhere herein, and upon authority of said firm as experts in auditing and accounting.

   The financial statements of Whiplash, Inc. as of December 31, 1997 and 1998 and for the years then ended have been included herein and in the registration statement in reliance upon the report of KPMG LLP, independent certified public accountants, appearing elsewhere herein, and upon authority of said firm as experts in auditing and accounting.

                      WHERE YOU CAN FIND MORE INFORMATION

   We have filed a registration statement on Form S-1 under the Securities Act with the SEC in connection with this offering. This prospectus is part of the registration statement and does not contain all of the information contained in the registration statement and all of the exhibits and the schedule filed with the registration statement. For further information about us and our class A common stock, please see the registration statement and the exhibits filed with the registration statement. Summaries in this prospectus of the contents of any agreement or other document filed as an exhibit are not necessarily complete. In each instance, please refer to the copy of that agreement or other document filed as an exhibit to the registration statement.

   After we complete this offering, we will be required to file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read any document we file with the SEC, including the registration statement and the exhibits filed with the registration statement, without charge at the following SEC public reference rooms:

 450 Fifth Street, N.W.  Seven World Trade Center       Citicorp Center
     Judiciary Plaza            Suite 1300          500 West Madison Street
        Room 1024        New York, New York 10048         Suite 1400
 Washington, D.C. 20549                             Chicago, Illinois 60661

   You may copy all or any part of our SEC filings from these offices upon payment of the fees charged by the SEC. You may obtain information on the operation of the public reference room in Washington, D.C. by calling the SEC at 1-800-SEC-0330.

   Our SEC filings, including the registration statement and the exhibits filed with the registration statement, are available from the SEC's web site at http://www.sec.gov, which contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC.

                         INDEX TO FINANCIAL STATEMENTS

                                                                            Page
                                                                            ----
DIVINE INTERVENTURES, INC.
  Independent Auditors' Report.............................................  F-3
  Balance Sheet............................................................  F-4
  Statement of Operations..................................................  F-5
  Statement of Stockholders' Equity........................................  F-6
  Statement of Cash Flows..................................................  F-7
  Notes to Financial Statements............................................  F-8

DIVINE INTERVENTURES, INC. UNAUDITED PRO FORMA INFORMATION
  Unaudited Pro Forma Financial Information Basis of Presentation.......... F-12
  Unaudited Pro Forma Condensed Combined Balance Sheet..................... F-13
  Unaudited Pro Forma Condensed Combined Statements of Operations.......... F-14
  Notes to Unaudited Pro Forma Condensed Combined Financial Statements..... F-16

BLUERIDGE TECHNOLOGIES, INCORPORATED
  Independent Auditors' Report............................................. F-17
  Balance Sheets........................................................... F-18
  Statements of Operations................................................. F-19
  Statements of Net Investment by Parent................................... F-20
  Statements of Cash Flows................................................. F-21
  Notes to Financial Statements............................................ F-22

I-STREET, INC.
  Independent Auditors' Report............................................. F-28
  Balance Sheets........................................................... F-29
  Statements of Operations................................................. F-30
  Statements of Stockholders' Equity (Deficit)............................. F-31
  Statements of Cash Flows................................................. F-32
  Notes to Financial Statements............................................ F-33

LIVEONTHENET.COM, INC.
  Report of Independent Public Accountants................................. F-36
  Balance Sheets........................................................... F-37
  Statements of Operations................................................. F-38
  Statements of Shareholders' Investment................................... F-39
  Statements of Cash Flows................................................. F-40
  Notes to Financial Statements............................................ F-41

OPINIONWARE.COM, INC.
  Independent Auditors' Report............................................. F-47
  Balance Sheet............................................................ F-48
  Statement of Operations.................................................. F-49
  Statement of Shareholders' Deficit....................................... F-50
  Statement of Cash Flows.................................................. F-51
  Notes to Financial Statements............................................ F-52

OUTTASK.COM, INC.
  Independent Auditors' Report............................................. F-56
  Balance Sheet............................................................ F-57
  Statement of Operations.................................................. F-58
  Statement of Stockholders' Deficit....................................... F-59
  Statement of Cash Flows.................................................. F-60
  Notes to Financial Statements............................................ F-61

                                                                            Page
                                                                            ----
POCKETCARD INC.
  Independent Auditors' Report............................................. F-64
  Balance Sheets........................................................... F-65
  Statements of Operations................................................. F-66
  Statements of Stockholders' Deficit...................................... F-67
  Statements of Cash Flows................................................. F-68
  Notes to Financial Statements............................................ F-69

WHIPLASH, INC.
  Independent Auditors' Report............................................. F-73
  Balance Sheets........................................................... F-74
  Statements of Operations................................................. F-75
  Statements of Stockholders' Deficit...................................... F-76
  Statements of Cash Flows................................................. F-77
  Notes to Financial Statements............................................ F-78

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors
divine interVentures, inc.:

   We have audited the accompanying balance sheet of divine interVentures, inc. as of September 30, 1999, and the related statements of operations, stockholders' equity, and cash flows for the period from May 7, 1999 (inception) through September 30, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

   We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

   In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of divine interVentures, inc. as of September 30, 1999, and the results of its operations and its cash flows for the period from May 7, 1999 (inception) through September 30, 1999, in conformity with generally accepted accounting principles.

                                          /s/ KPMG LLP

Chicago, Illinois
December 10, 1999

                           DIVINE INTERVENTURES, INC.

                                 BALANCE SHEET

                               September 30, 1999

                                     Assets

Current assets:
  Cash and cash equivalents...................................... $114,293,555
  Accounts receivable............................................       17,004
  Receivable for stock issued....................................    1,245,584
  Prepaid expenses and other current assets......................      253,670
                                                                  ------------
      Total current assets.......................................  115,809,813
  Property and equipment, net of accumulated depreciation........      240,261
                                                                  ------------
      Total assets............................................... $116,050,074
                                                                  ============

                      Liabilities and Stockholders' Equity

Current liabilities:
  Borrowings under line of credit................................ $    927,114
  Accounts payable...............................................      923,177
  Accrued expenses...............................................      973,380
  Deposit on Series C preferred stock subscriptions..............    1,140,000
                                                                  ------------
      Total current liabilities..................................    3,963,671
  Deferred rent payable..........................................       80,088
                                                                  ------------
      Total liabilities..........................................    4,043,759
                                                                  ------------
Stockholders equity:
  Series A-1 junior convertible preferred stock, $.001 par value;
   48,000,000 shares authorized; 9,236,600 shares issued and
   outstanding...................................................        9,237
  Series A-2 junior convertible preferred stock, $.001 par value;
   39,000,000 shares authorized; 37,750,000 shares issued and
   outstanding...................................................       37,750
  Series B-1 junior convertible preferred stock, $.001 par value;
   25,000,000 shares authorized; 2,712,000 shares issued and
   outstanding...................................................        2,712
  Series B-2 junior convertible preferred stock, $.001 par value;
   21,000,000 shares authorized; 20,100,000 shares issued and
   outstanding...................................................       20,100
  Series C senior convertible preferred stock, $.001 par value;
   100,000,000 shares authorized; 90,820,966 shares issued and
   outstanding...................................................       90,821
  Series C preferred stock subscribed: 364,834 shares............          365
  Class A common stock, $.001 par value; 900,000,000
   shares authorized; 20,700,000 shares issued and outstanding...       20,700
  Class B common stock, $.001 par value; 100,000,000
   shares authorized; 12,250,000 shares issued and outstanding...       12,250
  Additional paid-in capital.....................................  113,286,243
  Accumulated deficit............................................   (1,473,863)
                                                                  ------------
      Total stockholders' equity.................................  112,006,315
                                                                  ------------
      Total liabilities and stockholders' equity................. $116,050,074
                                                                  ============

                See accompanying notes to financial statements.

                           DIVINE INTERVENTURES, INC.

                            STATEMENT OF OPERATIONS

         Period from May 7, 1999 (inception) through September 30, 1999

Revenues.......................................................... $    17,004
Selling, general and administrative expenses......................   1,489,778
                                                                   -----------
    Operating loss................................................  (1,472,774)
                                                                   -----------
Other income (expense):
  Interest income.................................................      17,120
  Interest expense................................................     (18,209)
                                                                   -----------
    Total other expense...........................................      (1,089)
                                                                   -----------
    Net loss...................................................... $(1,473,863)
                                                                   ===========

    Basic and diluted net loss per share.......................... $     (0.23)
    Shares used in computing basic and diluted net loss per share.   6,695,918



                See accompanying notes to financial statements.

                          DIVINE INTERVENTURES, INC.

                       STATEMENT OF STOCKHOLDERS' EQUITY

        Period from May 7, 1999 (inception) through September 30, 1999

                            Preferred stock    Preferred     Common stock    Additional                   Total
                          --------------------   stock    ------------------   paid-in   Accumulated  stockholders'
                            Shares     Amount  subscribed   Shares   Amount    capital     deficit       equity
                          ----------- -------- ---------- ---------- ------- ----------- -----------  -------------
Balance at May 7, 1999
 (inception)............          --  $    --     --             --  $   --          --         --             --
Issuance of Class A
 common stock...........          --       --     --      20,700,000  20,700         --         --          20,700
Issuance of Class B
 common stock...........          --       --     --      12,250,000  12,250         --         --          12,250
Issuance of Series A-1
 preferred stock........    9,236,600    9,237    --             --      --    2,287,413        --       2,296,650
Issuance of Series A-2
 preferred stock........   37,750,000   37,750    --             --      --    9,387,250        --       9,425,000
Issuance of Series B-1
 preferred stock........    2,712,000    2,712    --             --      --    1,340,788        --       1,343,500
Issuance of Series B-2
 preferred stock........   20,100,000   20,100    --             --      --   10,017,400        --      10,037,500
Issuance of Series C
 preferred stock........   90,820,966   90,821    --             --      --   89,888,923        --      89,979,744
Series C preferred stock
 subscription...........          --       --     365            --      --      364,469        --         364,834
Net loss................          --       --     --             --      --          --  (1,473,863)    (1,473,863)
                          ----------- --------    ---     ---------- ------- ----------- ----------    -----------
Balance at
 September 30, 1999.....  160,619,566 $160,620    365     32,950,000 $32,950 113,286,243 (1,473,863)   112,006,315
                          =========== ========    ===     ========== ======= =========== ==========    ===========

                See accompanying notes to financial statements.

                           DIVINE INTERVENTURES, INC.

                            STATEMENT OF CASH FLOWS

         Period from May 7, 1999 (inception) through September 30, 1999

Cash flows from operating activities:
  Net loss....................................................... $ (1,473,863)
  Adjustments to reconcile net loss to net cash provided by
   operating activities:
    Depreciation.................................................        7,616
    Changes in assets and liabilities:
      Accounts receivable........................................      (17,004)
      Prepaid expenses and other current assets..................     (178,670)
      Accounts payable...........................................      923,177
      Accrued expenses...........................................      133,380
      Deferred rent payable......................................       80,088
                                                                  ------------
        Net cash used in operating activities....................     (525,276)
                                                                  ------------
Cash flows from investing activities--purchase of property and
 equipment.......................................................     (247,877)
                                                                  ------------
        Net cash used in investing activities....................     (247,877)
                                                                  ------------
Cash flows from financing activities:
  Borrowings under line of credit................................      927,114
  Deposit on Series C preferred stock subscriptions..............    1,140,000
  Proceeds from the issuance of common stock.....................       31,700
  Proceeds from the issuance of preferred stock, net of issuance costs.........................................................  112,967,894
                                                                  ------------
        Net cash provided by financing activities................  115,066,708
                                                                  ------------
        Net increase in cash and cash equivalents................  114,293,555
Cash and cash equivalents at beginning of period.................          --
                                                                  ------------
Cash and cash equivalents at end of period....................... $114,293,555
                                                                  ============
Supplemental disclosure of cash flow information--interest paid.. $     11,095
                                                                  ============


                See accompanying notes to financial statements.

                           DIVINE INTERVENTURES, INC.

                         NOTES TO FINANCIAL STATEMENTS

(1) Summary of Significant Accounting Policies

 (a) Description of Business

   divine interVentures, inc. (the Company) was incorporated in the State of Delaware on May 7, 1999, as an Internet-holding company actively engaged in business to business (B2B), e-commerce, and Internet support services. The Company commenced operations on June 30, 1999.

 (b) Cash Equivalents

   The Company considers all highly liquid instruments with an original maturity of three months or less at the time of purchase to be cash equivalents. Cash and cash equivalents at September 30, 1999 are invested principally in money market accounts.

 (c) Property and Equipment

   Property and equipment are carried at cost and depreciated using the straight-line method over the estimated useful lives of the related assets, generally three years.

 (d) Revenue Recognition

   The Company's revenues since inception consist primarily of consulting services provided to third parties. Revenues from consulting services are recognized as the services are performed.

 (e) Income Taxes

   Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

 (f) Net Loss Per Share

   Net loss per share is computed using the weighted average number of common shares outstanding during the period and the net loss available to common stockholders of $1,520,884, which includes preferred stock dividends of $47,021. Because the Company reported a net loss for the period ended September 30, 1999, potentially dilutive securities have not been included in the shares used to compute net loss per share.

   Had the Company reported net income for the period ended September 30, 1999, the weighted average number of shares outstanding would have potentially been diluted by approximately 18,000,000 common equivalent securities, assuming the conversion of preferred stock.

 (g) Use of Estimates

   The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

 (h) Recent Accounting Pronouncements

   The Company does not expect the adoption of recently issued accounting pronouncements to have a significant impact on its results of operations, financial position or cash flows.

                           DIVINE INTERVENTURES, INC.

(2) Property and Equipment

   Property and equipment, at cost, less accumulated depreciation, are summarized as follows at September 30, 1999:

      Office equipment................................................. $234,436
      Software.........................................................   13,441
                                                                        --------
                                                                         247,877
      Less accumulated depreciation....................................    7,616
                                                                        --------
                                                                        $240,261
                                                                        ========

(3) Line of Credit

   On July 7, 1999, the Company established a line of credit with Bank of America, N.A. in the amount of $5,000,000. The line of credit accrued interest at the Eurodollar rate plus 2.0% (7.40% at September 30, 1999). At September 30, 1999, the Company had borrowings of $927,114 outstanding under this line of credit. Borrowings on the line of credit are personally guaranteed by a stockholder of the Company. The Company repaid all borrowings outstanding under the line of credit on October 21, 1999. The line of credit expired on November 7, 1999.

(4) Lease Commitments

   The Company leases office facilities under noncancelable operating lease agreements. Rental expense, including an allowable share of real estate taxes and common area maintenance expense, was $87,186 for the period from May 7, 1999 (inception) through September 30, 1999.

   At September 30, 1999, future noncancelable lease payments due under these leases are as follows:

      Year ended
      December 31,                                                      Amount
      ------------                                                    ----------
      1999........................................................... $   15,992
      2000...........................................................    313,407
      2001...........................................................    536,966
      2002...........................................................    545,232
      2003...........................................................    561,556
      2004...........................................................    578,328
      Thereafter.....................................................  1,209,264
                                                                      ----------
                                                                      $3,760,745
                                                                      ==========

(5) Income Taxes

   The reconciliation of income tax expense (benefit) computed using the Federal statutory rate of 34% to the Company's income tax expense (benefit) is as follows:

      Federal income tax benefit at the statutory rate.............. $(501,110)
      State income tax benefit......................................   (88,431)
      Permanent differences.........................................    25,603
      Effect of change in valuation allowance.......................   563,938
                                                                     ---------
                                                                     $     --
                                                                     =========

                           DIVINE INTERVENTURES, INC.

   The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and liabilities at September 30, 1999 are as follows:

      Deferred tax assets:
        Lease acquisition costs...................................... $  80,450
        Deferred rent................................................    32,035
        Net operating loss carryforward..............................   453,245
                                                                      ---------
          Total gross deferred tax assets............................   565,730
        Less valuation allowance.....................................  (563,938)
                                                                      ---------
          Net deferred tax assets....................................     1,792
      Deferred tax liabilities--depreciation.........................    (1,792)
                                                                      ---------
          Net deferred tax asset..................................... $     --
                                                                      =========

(6) Ownership Interest in Platinum Venture Partners I, L.P. and Platinum Venture Partners II, L.P.

   On August 4, 1999, the Company became the general partner of Platinum Venture Partners I, L.P. (PVP I) and Platinum Venture Partners II, L.P. (PVP
II). The Company provides strategic and operations support to the portfolio companies of PVP I and PVP II. These services are generally provided by the Company's employees, members of its board of directors, and outside consultants. The costs related to employees are paid by the Company and will be reflected by the Company in selling, general and administrative expenses on the statement of operations.

   As general partner of PVP I, the Company will receive an annual management fee, payable in advance in quarterly installments commencing on October 1, 1999, of 2 1/2% of the fair market value of the partnership, adjusted annually, by the increase in the Consumer Price Index for All Urban Consumers, U.S. City Average during the preceding calendar year. As general partner of PVP II, the Company receives an annual management fee, payable in advance in quarterly installments commencing on October 1, 1999, of 2 1/2% of the aggregate partner commitments, adjusted annually, by the percentage increase in the Consumer Price Index for All Urban Consumers, U.S. City Average during the preceding calendar year.

   Under the terms of the PVP I and PVP II Agreements of Limited Partnership (the Agreements), the Company may be removed as the general partner of PVP I and PVP II upon the written request of those limited partners which have at least two-thirds of the total limited partner interests as defined in the Agreements.

(7) Capital Stock

   The Company's initial certificate of incorporation authorized the issuance of 1,000 shares of common stock with a par value of $.01 per share.

   On August 13, 1999, the Company amended its certificate of incorporation to authorize the issuance of 405,000,000 shares of $.001 par value capital stock, of which 350,000,000 shares are designated class A common stock, 50,000,000 shares are designated class B common stock, and 5,000,000 shares are designated preferred stock. Additionally, the Company converted 1,000 shares of outstanding common stock to 10,000 shares of class B common stock.

   On August 31, 1999, the Company amended its certificate of incorporation to authorize the issuance of 850,000,000 shares of $.001 par value capital stock, of which 400,000,000 shares are designated class A common stock, 100,000,000 shares are designated class B common stock and 350,000,000 shares are designated preferred stock.

                           DIVINE INTERVENTURES, INC.

   On September 14, 1999, the Company designated 48,000,000 preferred shares as series A-1 junior convertible preferred stock, and 39,000,000 preferred shares as series A-2 junior convertible preferred stock. Both A-1 and A-2 stock carry a par value of $.001 per share and are collectively referred to as series A preferred stock.

   On September 30, 1999, the Company designated 25,000,000 preferred shares as series B-1 junior convertible preferred stock, and 21,000,000 preferred shares as series B-2 junior convertible preferred stock. Both B-1 and B-2 stock carry a par value of $.001 per share and are collectively referred to as series B preferred stock.

   On September 30, 1999, the Company designated 100,000,000 preferred shares as series C senior convertible preferred stock. Series C preferred stock carries a par value of $.001 per share.

   Holders of Class A common stock are entitled to one vote per share. Holders of class B common stock are entitled to 10 votes per share. Holders of series A, series B, and series C preferred stock will vote on an as-converted basis with the holders of class A and class B common stock as a single class on all matters requiring stockholder approval.

   The class A common stock has no conversion rights. A holder of class B common stock is able to convert its class B common stock into class A common stock, in whole or in part, at any time and from time to time on a share-for-share basis.

   Series A-1 and series B-1 shares are convertible at any time into class A common stock on a share-for-share basis. Series A-2 and series B-2 shares are convertible at any time into class B common stock on a share-for-share basis. Each share of series C preferred stock is convertible into one share of class A common stock at any time.

   The series C preferred stock will automatically convert into class A common stock immediately before the completion of a firm commitment underwritten public offering of the Company's class A common stock in which the aggregate price paid for the shares by the public is at least $50,000,000 at a price per share of class A common stock of no less than twice the effective conversion price of the series C preferred stock.

   Dividends on series A preferred stock are cumulative and accrue on a daily basis at an annual rate of 5.0% of the series A liquidation value. Dividends on series B preferred stock are cumulative and accrue on a daily basis at an annual rate of 6.5% of the series B liquidation value. Dividends on series C preferred stock are cumulative and accrue at an annual rate of 8.0% of the $1.00 purchase price. No dividends will be paid on common stock until all accrued but unpaid dividends on the series C, series B, and series A preferred stock, in that order, are paid or declared and set apart for payment. Dividends are payable only upon declaration by the Company's board of directors.

   Common and preferred stockholders are entitled to receive cash dividends equally on a per share basis, or on an as-converted basis for preferred stockholders, if and when the dividends are declared by the board of directors from legally available funds.

   In the case of any dividend paid in stock, holders of class A common stock will be entitled to receive the same percentage dividend payable in shares of class A common stock that the holders of class B common stock receive payable in shares of class B common stock.

   Preferred stock dividends in arrears as of September 30, 1999 are $24,624 for series A, $2,491 for series B, and $19,906 for series C.

                           DIVINE INTERVENTURES, INC.

   Holders of the series C, series B, and series A preferred stock are paid, in that order, upon the liquidation of the Company. Each series of preferred stock is entitled to its liquidation value plus any accrued but unpaid dividends, insofar as there are sufficient assets of the Company to be distributed. After satisfaction of the liquidation preferences of all series of preferred stock, any remaining assets will be distributed ratably among all holders of the common stock.

   Holders of series C preferred stock may choose to convert their shares into common stock and participate ratably as common stockholders rather than receive the liquidation preference as preferred stockholders. The Company is entitled at any time, upon 30 days prior notice, to redeem all or any portion of the series C preferred stock at a price per share equal to $1.00 plus all accrued but unpaid dividends.

   On December 1, 1999, the Company amended its certificate of designation to increase the number of preferred shares designated as series C preferred stock to 200,000,000. Between September 30, 1999 and December 10, 1999, an additional 99,241,159 shares of series C preferred stock were sold resulting in net proceeds of approximately $99,100,000.

   On December 1, 1999, the Company designated 197,000,000 preferred shares as series D senior convertible preferred stock, with a par value of $.001 per share. With regard to dividends and distributions on liquidation, series D preferred stock ranks senior to all other classes and series of capital stock in the Company.

   Dividends on series D preferred stock are cumulative, accrue on a daily basis at an annual rate of 8.0% of the series D liquidation value and are payable only upon declaration by the Company's board of directors. Series D preferred stock votes together with the common stock as a single class and is convertible into shares of class A common stock based upon the liquidation value of the series D preferred stock, at any time by the stockholder.

   As of December 10, 1999, the Company has agreed to sell 197,000,000 shares of series D preferred stock for estimated net proceeds of $196,800,000.

(8) Related-party Transactions

   The Company's Chief Executive Officer owns 3% of Blackhawk, LLC (Blackhawk) and has the right to acquire an additional 30.3% of Blackhawk. The Company entered into an agreement with Blackhawk whereby it was granted the option to lease a planned office facility in Chicago, Illinois. The Company is required to pay a monthly fee of $50,000 to maintain its option to lease the planned facility. The option term expires on February 29, 2000. Should the Company not exercise the option, it would have to pay a $200,000 building material loss fee to Blackhawk. During the period from July 1, 1999 through September 30, 1999, the Company paid Blackhawk, LLC $150,000.

(9) Subsequent Events

 Ownership Interests in Partner Companies

   During the period from October 1, 1999 through December 10, 1999, divine interVentures, inc. acquired ownership interests in the following companies:

                                                                 Approximate
Company                                                       Ownership Interest
-------                                                       ------------------
Blueridge Technologies, Incorporated.........................        100%
Commerx, Inc.................................................          1%
comScore, Inc................................................          2%
i-Street, Inc................................................         64%
LiveOnTheNet.com, Inc........................................         77%
Neoforma.com, Inc............................................          3%
OpinionWare.com, Inc.........................................         44%
Outtask.com, Inc.............................................         32%
PocketCard Inc...............................................         37%
Sequoia Software Corporation.................................          8%
The ExecClub.com, Inc........................................         43%
The National Transportation Exchange, Inc....................          2%
Whiplash, Inc................................................         27%

   The aggregate investment amount committed for these ownership interests was approximately $65,000,000.

Stock Options

   Effective October 1, 1999, the Company adopted the 1999 stock incentive plan (the Plan). The Company initially made available for issuance under the Plan 40,000,000 shares of class A common stock. Subsequent to October 1, 1999, the maximum number of shares available for delivery under the Plan automatically increases on January 1 of each year, beginning on January 1, 2001, by a number of shares of class A common stock equal to the lesser of (1) 10% of the total number of shares of class A common stock then outstanding, assuming for that purpose the conversion into class A common stock of all then outstanding convertible securities, or (2) 300,000,000 shares.

                           DIVINE INTERVENTURES, INC.

                   UNAUDITED PRO FORMA FINANCIAL INFORMATION
                             BASIS OF PRESENTATION

   During the period from October 1, 1999 through December 10, 1999, the Company acquired a controlling majority voting interest in Blueridge Technologies, Inc., LiveOnThe Net.com, Inc., and i-Street, Inc., significant minority ownership interests in five equity method partner companies and ownership interests in five cost method partner companies. The unaudited pro forma condensed combined balance sheet as of September 30, 1999 reflects the acquisitions as if they occurred on that date. The unaudited pro forma condensed combined statements of operations for the year ended December 31, 1998 and for the nine months ended September 30, 1999 reflect these transactions as if they occurred on January 1, 1998.

   Since the pro forma financial information is based upon the financial condition and operating results of the acquired entities during periods when they were not under the control, influence or management of the Company, the information presented may not be indicative of the results which would have actually been obtained had the acquisitions been completed as of the respective periods presented, nor are they indicative of future financial or operating results. The unaudited pro forma financial information does not give effect to any synergies that may occur due to the integration of the Company with its acquired entities. The unaudited pro forma condensed combined financial statements should be read in conjunction with the historical audited financial statements of the Company and the notes thereto as well as the audited historical financial statements of Blueridge Technologies, Inc., LiveOnTheNet.com, Inc., i-Street, Inc. and certain equity method partner companies and the notes thereto included elsewhere in this prospectus.

                           DIVINE INTERVENTURES, INC.

 UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET AS OF SEPTEMBER 30, 1999

                             divine       Blueridge
                         interVentures, Technologies, LiveOnTheNet.com, i-Street,  Pro forma       Pro forma
                              inc.      Incorporated        Inc.          Inc.    adjustments      combined
                         -------------- ------------- ----------------- --------- -----------     -----------
Current assets:
 Cash and cash
  equivalents...........  $114,293,555        2,588          28,000         --    295,941,159 (a)
                                                                                  (40,817,208)(b) 369,448,094
 Accounts receivable....        17,004      450,175       1,803,000         --            --        2,270,179
 Receivable for stock
  issued................     1,245,584          --              --          --            --        1,245,584
 Prepaid expenses and
  other current assets..       253,670       52,045       1,713,000         113           --        2,018,828
                          ------------    ---------       ---------      ------   -----------     -----------
     Total current
      assets............   115,809,813      504,808       3,544,000         113   255,123,951     374,982,685
 Property and
  equipment, net of
  accumulated
  depreciation..........       240,261      784,999       1,212,000       1,331           --        2,238,591
 Investment in partner
  companies.............           --           --              --          --     45,317,208 (b)  45,317,208
 Goodwill and other
  intangible assets.....           --       629,889             --          --     15,995,624 (b)  16,625,513
 Other assets...........           --           --          278,000         318           --          278,318
                          ------------    ---------       ---------      ------   -----------     -----------
     Total assets.......  $116,050,074    1,919,696       5,034,000       1,762   316,436,783     439,442,315
                          ============    =========       =========      ======   ===========     ===========
Current liabilities:
 Notes payable related
  to partner company
  acquisitions..........  $        --           --              --          --     24,500,000 (b)  24,500,000
 Borrowings under line
  of credit.............       927,114          --              --          --            --          927,114
 Accounts payable.......       923,177      222,395         332,000       7,321           --        1,484,893
 Accrued expenses.......       973,380      553,778         273,000       3,719           --        1,803,877
 Deferred revenue.......           --       102,961             --          --            --          102,961
 Current portion of
  capital lease
  obligations...........           --        24,248         130,000         --            --          154,248
 Due to parent..........           --       694,529       4,514,000         --     (5,208,529)(c)         --
 Deposit on Series C
  preferred stock
  subscriptions.........     1,140,000          --              --          --            --        1,140,000
                          ------------    ---------       ---------      ------   -----------     -----------
     Total current
      liabilities.......     3,963,671    1,597,911       5,249,000      11,040    19,291,471      30,113,093
                          ------------    ---------       ---------      ------   -----------     -----------
 Deferred rent payable..        80,088          --              --          --            --           80,088
 Capital lease
  obligations, less
  current portion.......           --           --          145,000         --            --          145,000
 Deferred income taxes..           --           --          162,000         --            --          162,000
 Minority interest......           --           --              --          --        994,660 (d)     994,660
                          ------------    ---------       ---------      ------   -----------     -----------
     Total liabilites...     4,043,759    1,597,911       5,556,000      11,040    20,286,131      31,494,841
                          ------------    ---------       ---------      ------   -----------     -----------
Stockholders' equity:
 Net investment by
  parent................           --       321,785        (522,000)     (9,278)      209,493 (b)         --
 Preferred stock........       160,620          --              --          --        296,241 (a)     456,861
 Series C preferred
  stock subscribed:
  364,834 shares........           365          --              --          --            --              365
 Common stock...........        32,950          --              --          --            --           32,950
 Additional paid-in
  capital...............   113,286,243          --              --          --    295,644,918 (a) 408,931,161
 Accumulated deficit....    (1,473,863)         --              --          --            --       (1,473,863)
                          ------------    ---------       ---------      ------   -----------     -----------
     Total stockholders'
      equity............   112,006,315      321,785        (522,000)     (9,278)  296,150,652     407,947,474
                          ------------    ---------       ---------      ------   -----------     -----------
     Total liabilities
      and stockholders'
      equity............  $116,050,074    1,919,696       5,034,000       1,762   316,436,783     439,442,315
                          ============    =========       =========      ======   ===========     ===========


   See accompanying notes to unaudited pro forma condensed combined financial statements.

                           DIVINE INTERVENTURES, INC.

        UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1998

                              divine       Blueridge
                          interVentures, Technologies, LiveOnTheNet.com, i-Street,  Pro forma       Pro forma
                               inc.      Incorporated        Inc.          Inc.    adjustments      combined
                          -------------- ------------- ----------------- --------- -----------     -----------
Revenues................    $     --       4,519,945       6,237,000         --            --       10,756,945
Operating expenses:
  Cost of revenues......          --       1,782,918       5,391,000         --            --        7,173,918
  Selling, general, and
   administrative.......          --       3,146,042       1,506,000       2,429     3,199,125 (e)   7,853,596
  Gain on sale of
   business.............          --             --       (1,427,000)        --            --       (1,427,000)
                            ---------      ---------      ----------      ------   -----------     -----------
    Total operating
     expenses...........          --       4,928,960       5,470,000       2,429     3,199,125      13,600,514
                            ---------      ---------      ----------      ------   -----------     -----------
Operating income (loss).          --        (409,015)        767,000      (2,429)   (3,199,125)     (2,843,569)
Other expense...........          --         (10,871)        (63,000)        --            --          (73,871)
                            ---------      ---------      ----------      ------   -----------     -----------
Net income (loss) before
 taxes, minority
 interest and equity
 income (loss)..........          --        (419,886)        704,000      (2,429)   (3,199,125)     (2,917,440)
                            ---------      ---------      ----------      ------   -----------     -----------
Income tax expense......          --         121,000         250,000         --            --          371,000
Minority interest.......          --             --              --          --        434,102 (g)     434,102
Equity income (loss)....          --             --              --          --     (6,665,737)(f)  (6,665,737)
                            ---------      ---------      ----------      ------   -----------     -----------
Net income (loss).......    $     --        (540,886)        454,000      (2,429)  (10,298,964)    (10,388,279)
                            =========      =========      ==========      ======   ===========     ===========
Basic and diluted net
 loss per share.........    $     --                                                                     (1.29)
Shares used to compute
 basic and diluted net
 loss per share.........          --                                                                32,950,000



   See accompanying notes to unaudited pro forma condensed combined financial statements.

                           DIVINE INTERVENTURES, INC.

  UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS FOR THE NINE
                        MONTHS ENDED SEPTEMBER 30, 1999

                              divine       Blueridge   LiveOnThe     i-
                          interVentures, Technologies,  Net.com,   Street,   Pro forma       Pro forma
                               inc.      Incorporated     Inc.      Inc.    adjustments      combined
                          -------------- ------------- ----------  -------  -----------     -----------
Revenues................   $    17,004     2,996,809    4,165,000      --          --         7,178,813
Operating expenses:
  Cost of revenues......           --        974,324    4,855,000      --          --         5,829,324
  Selling, general and
   administrative.......     1,489,778     1,600,325    1,617,000   44,204   2,399,344 (e)    7,150,651
                           -----------     ---------   ----------  -------  ----------      -----------
    Total operating
     expenses...........     1,489,778     2,574,649    6,472,000   44,204   2,399,344       12,979,975
                           -----------     ---------   ----------  -------  ----------      -----------
Operating income (loss).   $(1,472,774)      422,160   (2,307,000) (44,204) (2,399,344)      (5,801,162)
Other income (expense)..        (1,089)      109,382     (350,000)     --          --          (241,707)
                           -----------     ---------   ----------  -------  ----------      -----------
Net income (loss) before
 taxes, minority
 interest and equity
 income (loss)..........    (1,473,863)      531,542   (2,657,000) (44,204) (2,399,344)      (6,042,869)
                           -----------     ---------   ----------  -------  ----------      -----------
Income tax expense......           --        362,250          --       --                       362,250
Minority interest.......           --            --           --       --      683,709 (g)      683,709
Equity income (loss)....           --            --           --       --   (5,259,355)(f)   (5,259,355)
                           -----------     ---------   ----------  -------  ----------      -----------
Net income (loss).......   $(1,473,863)      169,292   (2,657,000) (44,204) (8,342,408)     (12,348,183)
                           ===========     =========   ==========  =======  ==========      ===========
  Basic and diluted net
   loss per share.......   $     (0.78)                                                           (1.11)
Shares used to compute
 basic and diluted net
 loss per share.........    32,950,000                                                       32,950,000


   See accompanying notes to unaudited pro forma condensed combined financial statements.

                           DIVINE INTERVENTURES, INC.

      NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

1.Basis of Presentation

   The unaudited pro forma condensed combined statements of operations for the year ended December 31, 1998 and for the nine months ended September 30, 1999 give effect to the acquisitions of Blueridge Technologies, Incorporated, LiveOnTheNet.com, Inc. and i-Street, Inc. (collectively, the "Consolidated Companies"), the acquisitions of significant minority ownership interests in five equity method partner companies and ownership interests in five cost method partner companies as if they had occurred on January 1, 1998. The aggregate purchase price for these transactions was approximately $65 million.

   The following summarizes information concerning the estimated purchase price allocation for the acquisitions of the Consolidated Companies.

                                          Fair
                                        value of
                                        tangible                                   Goodwill
            Purchase                       net                                        and
              Price                      assets                                   intangibles
           -----------                  ---------                                 -----------
           $20,000,000                  3,374,487                                 16,625,513

   The effects of these transactions have been presented using the purchase method of accounting and accordingly, the purchase price was allocated to the assets and liabilities assumed based upon management's best preliminary estimate of fair value with any excess purchase price being allocated to goodwill or other identifiable intangibles. The preliminary allocation of the purchase price will be subject to further adjustments, which are not anticipated to be material, as the Company finalizes its allocation of purchase price in accordance with generally accepted accounting principles. The pro forma adjustments related to the purchase price allocation of the acquisitions represent management's best estimate of the effects of the acquisitions.

2.Pro Forma Balance Sheet Adjustments

     (a) Reflects the sale of an additional 296,241,159 shares of convertible preferred stock at $1.00 per share, par value $0.001, in October through December of 1999, and receipt of the net proceeds from these sales, assuming $300,000 of expenses associated with the offerings.

     (b) Reflects the acquisitions, in the form of cash or promissory notes, of the Consolidated Companies, the acquisitions of significant minority ownership interests in five equity method partner companies (collectively, the "Equity Method Companies") and the acquisitions of ownership interests in five cost method partner companies (collectively, the "Cost Method Companies").

     Goodwill and other intangible assets consist of the difference in the Company's consideration for the Consolidated Companies and the Company's ownership interest in the underlying net equity of the Consolidated Companies. Investment in partner companies consists of the Company's consideration for the Equity Method Companies and the Cost Method Companies.

     (c) Reflects forgiveness of debt by the parent company of Blueridge Technologies, Incorporated and the parent company of LiveOnTheNet.com, Inc. upon acquisition by the Company.

     (d) Represents the minority ownership of LiveOnTheNet.com, Inc. and i-Street, Inc.

3.Pro Forma Statements of Operations Adjustments

   The pro forma statements of operations adjustments for the year ended December 31, 1998 and the nine months ended September 30, 1999 consist of:

     (e) Selling, general and administrative expenses have been adjusted to reflect the amortization of intangible assets associated with the acquisitions of Blueridge Technologies, Inc., LiveOnTheNet.com, Inc. and i-Street, Inc. over the estimated useful life of five years.

     (f) Equity income (loss) has been adjusted to reflect the Company's ownership interest in the income (loss) of the Equity Method Companies and the amortization of the difference in the Company's carrying value in the Equity Method Companies and the Company's ownership interest in the underlying net equity of the Equity Method Companies over an estimated useful life of five years. For the year ended December 31, 1998 and the nine months ended September 30, 1999, equity income (loss) includes $(0.4) million and $(0.5) million, respectively, of the Company's equity income
  (loss) in the Equity Method Companies and $(6.3) million and $(4.8) million, respectively, of amortization of the difference between the Company's carrying value and equity in net assets.

     (g) Minority interest has been adjusted to reflect the Company's minority interest in LiveOnTheNet.com, Inc. and i-Street, Inc., as well as amortization of goodwill associated with the acquisitions of LiveOnTheNet.com, Inc. and i-Street, Inc.

4.Pro Forma Net Loss Per Share

   Shares used to compute basic and diluted net loss per share are based upon the total number of common shares outstanding as of September 30, 1999, assuming they had been issued and outstanding from January 1, 1998.

   Net loss used in the computation of basic and diluted net loss per share has been adjusted to include assumed preferred stock dividends of $32,281,193 for the year ended December 31, 1998 and $24,144,563 for the nine months ended September 30, 1999, under the presumption that preferred stock had been issued and outstanding from January 1, 1998.

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors
Blueridge Technologies, Incorporated:

   We have audited the accompanying balance sheets of Blueridge Technologies, Incorporated (a wholly-owned subsidiary of Metters Industries, Inc.) as of March 31, 1998 and 1999, and the related statements of operations, net investment by Parent, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

   We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

   In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Blueridge Technologies, Incorporated as of March 31, 1998 and 1999, and the results of its operations and its cash flows for the years then ended, in conformity with generally accepted accounting principles.

                                          /s/ KPMG LLP

McLean, Virginia
November 12, 1999, except as
 to note 13, which is as of
 November 19, 1999

                      BLUERIDGE TECHNOLOGIES, INCORPORATED
            (a wholly-owned subsidiary of Metters Industries, Inc.)

                                 BALANCE SHEETS

           March 31, 1998 and 1999 and September 30, 1999 (unaudited)

                                               March 31,
                                          -------------------- September 30,
                 ASSETS                      1998      1999        1999
                 ------                   ---------- --------- -------------
                                                                (unaudited)
Current assets:
  Cash..................................  $  111,244    60,942       2,588
  Accounts receivable...................     955,863   542,545     450,175
  Inventory.............................     380,318    29,251      13,200
  Deposits and prepaid expenses.........       4,083    56,464      38,845
                                          ---------- ---------   ---------
    Total current assets................   1,451,508   689,202     504,808
Property and equipment, net.............     155,238   219,439     784,999
Goodwill, net of accumulated amortiza-
 tion of $726,818, $1,114,454, and
 $1,308,272, respectively...............   1,211,343   823,707     629,889
                                          ---------- ---------   ---------
    Total assets........................  $2,818,089 1,732,348   1,919,696
                                          ========== =========   =========

LIABILITIES AND NET INVESTMENT BY PARENT
----------------------------------------
Current liabilities:
  Accounts payable......................  $  326,648   201,851     222,395
  Accrued expenses......................     241,934   258,003     553,778
  Deferred revenue......................   1,169,054   795,090     102,961
  Current maturities of obligations un-
   der capital leases...................      34,002    44,790      24,248
  Deferred taxes........................      38,000       --          --
  Due to Parent.........................     203,146   414,582     694,529
                                          ---------- ---------   ---------
    Total current liabilities...........   2,012,784 1,714,316   1,597,911
                                          ---------- ---------   ---------
Obligations under capital leases, net of
 current portion........................      66,470       762         --
                                          ---------- ---------   ---------
    Total liabilities...................   2,079,254 1,715,078   1,597,911
Net investment by Parent................     738,835    17,270     321,785
                                          ---------- ---------   ---------
    Total liabilities and net investment
     by Parent..........................  $2,818,089 1,732,348   1,919,696
                                          ========== =========   =========


                See accompanying notes to financial statements.

                      BLUERIDGE TECHNOLOGIES, INCORPORATED
            (a wholly-owned subsidiary of Metters Industries, Inc.)

                            STATEMENTS OF OPERATIONS
Years ended March 31, 1998 and 1999 and the six months ended September 30, 1998
                        (unaudited) and 1999 (unaudited)

                                                            Six months ended
                                                              September 30,
                                                         -----------------------
                                     1998       1999        1998        1999
                                  ----------  ---------  ----------- -----------
                                                         (unaudited) (unaudited)
Revenue.........................  $4,943,641  4,519,945   2,819,246   1,866,823
Operating expenses:
  Costs of revenue..............   1,789,021  1,782,918   1,076,651     528,594
  Selling, general and adminis-
   trative......................   2,358,437  3,113,163   1,558,842     813,814
  Research and development......     390,063     32,879       3,316         --
                                  ----------  ---------   ---------   ---------
    Operating income (loss).....     406,120   (409,015)    180,437     524,415
Other income (expense):
  Interest expense..............     (21,296)   (12,598)     (3,700)        --
  Interest income...............       2,801      1,727       1,300         --
  Other income..................         --         --          --      112,100
                                  ----------  ---------   ---------   ---------
    Total other income
     (expense)..................     (18,495)   (10,871)     (2,400)    112,100
                                  ----------  ---------   ---------   ---------
Income (loss) before income tax-
 es.............................     387,625   (419,886)    178,037     636,515
Provision (benefit) for income
 taxes..........................     197,000    121,000      60,500     332,000
                                  ----------  ---------   ---------   ---------
    Net income (loss)...........  $  190,625   (540,886)    117,537     304,515
                                  ==========  =========   =========   =========




                See accompanying notes to financial statements.

                      BLUERIDGE TECHNOLOGIES, INCORPORATED
            (a wholly-owned subsidiary of Metters Industries, Inc.)

                     STATEMENTS OF NET INVESTMENT BY PARENT

Years ended March 31, 1998 and 1999 and the six months ended September 30, 1999
                                  (unaudited)

                              Capital                  Retained
                            contributed Distributions  earnings   Net investment
                             by Parent    to Parent   (deficit)     by Parent
                            ----------- ------------- ----------  --------------
Balance at March 31, 1997.  $2,389,925         --     (1,310,699)   1,079,226
  Distribution to Parent..         --     (531,016)          --      (531,016)
  Net income..............         --          --        190,625      190,625
                            ----------    --------    ----------    ---------
Balance at March 31, 1998.   2,389,925    (531,016)   (1,120,074)     738,835
  Distribution to Parent..         --     (180,679)          --      (180,679)
  Net loss................         --          --       (540,886)    (540,886)
                            ----------    --------    ----------    ---------
Balance at March 31, 1999.   2,389,925    (711,695)   (1,660,960)      17,270
  Net income (unaudited)..         --          --        304,515      304,515
                            ----------    --------    ----------    ---------
Balance at September 30,
 1999 (unaudited).........  $2,389,925    (711,695)   (1,356,445)     321,785
                            ==========    ========    ==========    =========




                See accompanying notes to financial statements.

                      BLUERIDGE TECHNOLOGIES, INCORPORATED
            (a wholly-owned subsidiary of Metters Industries, Inc.)

                            STATEMENTS OF CASH FLOWS

 Years ended March 31, 1998 and 1999 and the six months endedSeptember 30, 1998
                        (unaudited) and 1999 (unaudited)

                                                            Six months ended
                                                              September 30,
                                                         -----------------------
                                      1998       1999       1998        1999
                                    ---------  --------  ----------- -----------
                                                         (unaudited) (unaudited)
Cash flows from operating
 activities:
  Net income (loss)...............  $ 190,625  (540,886)   117,537     304,515
  Adjustments to reconcile net
   income (loss) to net cash
   provided by operating
   activities:
    Depreciation and amortization.    461,156   483,984    241,992     340,166
    Deferred taxes................     38,000   (38,000)   (38,000)        --
    Changes in assets and
     liabilities:
      Accounts receivable.........   (711,384)  413,318    572,846      92,370
      Inventory...................   (379,343)  351,067    347,756      16,051
      Deposits and prepaid
       expenses...................     45,458   (52,381)     2,801      17,619
      Accounts payable............    241,602  (124,797)  (168,091)     20,544
      Accrued expenses............     88,817    16,069    (45,134)    295,775
      Deferred revenue............    859,893  (373,964)  (693,315)   (692,129)
      Due to Parent...............     10,146   211,436     79,293     279,947
                                    ---------  --------   --------    --------
        Net cash provided by
         operating activities.....    844,970   345,846    417,685     674,858
                                    ---------  --------   --------    --------
Cash flows from investing
 activities--purchases of
 equipment........................    (53,618) (160,549)   (65,138)   (711,908)
Cash flows from financing
 activities:
  Payments under capital lease
   obligations....................    (45,287)  (54,920)   (28,300)    (21,304)
  Distributions to Parent.........   (531,016) (180,679)  (180,679)        --
  Proceeds from line of credit....    175,000       --         --          --
  Repayments on line of credit....   (375,000)      --         --          --
                                    ---------  --------   --------    --------
        Net cash used in financing
         activities...............   (776,303) (235,599)  (208,979)    (21,304)
                                    ---------  --------   --------    --------
        Net increase (decrease) in
         cash and cash
         equivalents..............     15,049   (50,302)   143,568     (58,354)
Cash, beginning of period.........     96,195   111,244    111,244      60,942
                                    ---------  --------   --------    --------
Cash, end of period...............  $ 111,244    60,942    254,812       2,588
                                    =========  ========   ========    ========
Cash paid for interest............  $  20,222    13,672      7,000       6,000
                                    =========  ========   ========    ========
Supplemental disclosure of noncash
 investing activities:
  Capital lease obligations.......  $ 145,759       --         --          --
                                    =========  ========   ========    ========

                See accompanying notes to financial statements.

                      BLUERIDGE TECHNOLOGIES, INCORPORATED
            (a wholly-owned subsidiary of Metters Industries, Inc.)

                         NOTES TO FINANCIAL STATEMENTS

(1) Organization and Business

   Blueridge Technologies, Incorporated, a Virginia corporation (the Company), is a wholly-owned subsidiary of Metters Industries, Inc. (Metters or the Parent). The Company specializes in the design and development of software products and services for internet and intranet enabled document management systems including storage and retrieval, document imaging, workflow, text search, and computer output to laser disk (COLD) that run in a client server environment on a variety of platforms.

   In May 1996, Metters acquired all of the outstanding stock of the Company in exchange for Metters common stock. The transaction was accounted for using the purchase method. The purchase price of approximately $2,527,000 was allocated to the net assets acquired based upon their estimated fair values. The excess of the purchase price over the estimated fair value of the net assets acquired, which approximated their historical recorded book amounts, of approximately $1,938,000 was recorded as goodwill by Metters and is being amortized on a straight-line basis over five years. The fair value adjustments of all assets and liabilities, including the amounts recorded as goodwill and its related amortization, have been reflected in the accompanying financial statements of the Company.

   The Company operates in a highly competitive marketplace and depends on proprietary technology, and attracting and retaining key personnel. The Company depends, in part, on financing from its Parent. There can be no assurance that the Company or its Parent will be able to raise additional capital to expand the Company's business activities, if necessary.

(2) Summary of Significant Accounting Policies

 (a) Basis of Presentation

   The accompanying financial statements include the accounts of Blueridge Technologies, Incorporated, a wholly-owned subsidiary of Metters Industries, Inc.

 (b) Unaudited Interim Financial Information

   The financial statements as of September 30, 1999 and for the six months ended September 30, 1998 and 1999, respectively, are unaudited. In the opinion of the Company's management, the unaudited interim financial statements include all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of the financial position and results of operations for that period. The results of operations for the six months ended September 30, 1999 are not necessarily indicative of the results of operations to be expected for the year ended March 31, 2000.

 (c) Preparation of Financial Statements

   The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period. Actual results could differ from those estimates.

 (d) Revenue Recognition

   The Company accounts for software transactions in accordance with Statement of Position ("SOP") 97-2, Software Revenue Recognition. SOP 97-2 generally requires revenue earned on software arrangements involving multiple elements, such as software products, upgrades/enhancements, post-contract customer

                      BLUERIDGE TECHNOLOGIES, INCORPORATED
            (a wholly-owned subsidiary of Metters Industries, Inc.)

                   NOTES TO FINANCIAL STATEMENTS--(Continued)


support, installation, and training, to be allocated to each element based on the relative fair values of the elements. The revenue allocated to software licenses is generally recognized upon delivery where the separate service elements are not essential to functionality of the other elements. When the separate service elements are essential to the functionality of the other elements, software license revenues are recognized according to the contract accounting provisions outlined in SOP 81-1, Accounting for Performance of Construction-Type and Certain Performance-Type Contracts, specifically the percentage of completion method. The revenue allocated to post-contract customer support is recognized ratably over the term of the support, and revenue allocated to service elements such as training, installation and customization is recognized as the services are performed. Consulting revenue is also recognized as the services are performed. Revenue from equipment sales is recognized upon shipment. Amounts received in advance of meeting the revenue recognition criteria are deferred.

 (e) Inventories

   Inventories, which consist primarily of finished goods, are stated at the lower of cost or market. Cost is determined on a specific identification basis.

 (f) Property and Equipment

   Property and equipment is carried at historical cost less accumulated depreciation. Depreciation and amortization is calculated using the straight-line method based on the estimated remaining useful lives of the assets as follows:

      Computer equipment................ 3 to 5 years
      Furniture and fixtures............ 5 years
      Capital leases.................... Shorter of estimated life or lease term

   In accordance with Financial Accounting Standards Board ("FASB") Statement of Financial Accounting Standard ("SFAS") No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of, the Company periodically reviews its long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to the undiscounted future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured as the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell.

 (g) Cash and Cash Equivalents

   The Company considers all highly liquid financial instruments with an original maturity of three months or less to be cash equivalents. The Company did not have any cash equivalents at March 31, 1998 or 1999.

 (h) Software Development Costs

   Product development expenses are expensed as incurred. Statement of Financial Accounting Standards ("SFAS") No. 86, Accounting for the Costs of Computer Software to be Sold, Leased, or Otherwise Marketed does not materially affect the Company.

                      BLUERIDGE TECHNOLOGIES, INCORPORATED
            (a wholly-owned subsidiary of Metters Industries, Inc.)

                   NOTES TO FINANCIAL STATEMENTS--(Continued)



 (i) Goodwill

   The excess of cost over the fair value of net tangible and identifiable intangible assets acquired has been assigned to goodwill and is being amortized using the straight-line method over five years.

 (j) Income Taxes

   The Company is included in the consolidated federal and state returns of the Parent. However, the Company recognizes its provisions for income taxes as if the Company files its income tax returns separately. The Company accounts for income taxes under the asset and liability method. Under the asset and liability method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using the enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

   Annually, the Parent charges (reimburses) the Company for its federal and state income tax expense (benefit). Deferred income tax assets (liabilities) represent amounts to be recovered from (settled with) the Parent. These amounts are included in Due to Parent in the accompanying balance sheets. The tax attributes of the Parent are considered in assessing the recoverability of the Company's federal and state deferred tax assets.

 (k) Comprehensive Income (Loss)

   In June 1997, the FASB issued SFAS No. 130, Reporting Comprehensive Income. SFAS No. 130 establishes standards for the reporting and display of comprehensive income and its components in the financial statements. The Company has no amounts associated with the components of other comprehensive income (loss) in the Company's financial statements.

 (l) Services Provided by the Parent

   The Parent provides certain services to the Company on an ongoing basis, including marketing, financial, and administrative support, and insurance. Certain costs of such services are charged to the Company by the Parent and may not be reflective of the actual costs of such services had they been provided by unrelated third parties.

(3) Property and Equipment

   Property and equipment consists of the following at March 31, 1998 and 1999:

                                                               1998      1999
                                                             --------  --------
      Computer equipment.................................... $499,149   659,698
      Furniture and fixtures................................    3,862     3,862
                                                             --------  --------
                                                              503,011   663,560
      Less accumulated depreciation......................... (347,773) (444,121)
                                                             --------  --------
                                                             $155,238   219,439
                                                             ========  ========

                      BLUERIDGE TECHNOLOGIES, INCORPORATED
            (a wholly-owned subsidiary of Metters Industries, Inc.)

                   NOTES TO FINANCIAL STATEMENTS--(Continued)



(4) Lease Commitments

   The Company has noncancelable operating and capital lease commitments for office space and computer equipment, respectively. The future minimum lease payments as of March 31, 1999 are as follows:

                                                            Operating Capital
      Year ending March 31,                                 --------- --------
        2000...............................................  $40,932    49,790
        2001...............................................      --        840
                                                             -------  --------
          Total minimum lease payments.....................  $40,932    50,630
                                                             =======
      Less amount representing interest....................             (5,078)
                                                                      --------
      Present value of minimum lease payments..............             45,552
      Less current maturities of obligations under capital
       leases..............................................            (44,790)
                                                                      --------
      Obligations under capital leases, net of current
       maturities..........................................           $    762
                                                                      ========

   Rental expense under operating leases was approximately $55,000 and $73,000 for the years ended March 31, 1998 and 1999, respectively. Cost and accumulated amortization for computer equipment under capital leases at March 31, 1999 are $145,759 and $97,174, respectively.

(5) Net Investment by Parent

   Net investment by Parent represents the net equity of the Company. Net investment by Parent is increased (decreased) for the Company's net income
(loss) and contributions (distributions). As of March 31, 1998 and 1999, the Company had 100,000 shares of common stock authorized, no par value, and 66,911 shares issued and outstanding, all of which was held by the Parent. During the years ended March 31, 1998 and 1999, all of the outstanding common stock of the Company was pledged as collateral by the Parent to secure a line of credit from a bank.

(6) Accounts Receivable

   Accounts receivable consists of the following at March 31, 1998 and 1999:

                                                                  1998    1999
                                                                -------- -------
      Billed................................................... $621,760 534,229
      Unbilled.................................................  334,103   8,316
                                                                -------- -------
                                                                $955,863 542,545
                                                                ======== =======

   The unbilled amounts are due within one year and are billed on the basis of contract terms and delivery schedules.

(7) Accrued Expenses

   Accrued expenses consists of the following at March 31, 1998 and 1999:

                                                                  1998    1999
                                                                -------- -------
      Accrued compensation and benefits........................ $166,802 185,751
      Other....................................................   75,132  72,252
                                                                -------- -------
                                                                $241,934 258,003
                                                                ======== =======

                      BLUERIDGE TECHNOLOGIES, INCORPORATED
            (a wholly-owned subsidiary of Metters Industries, Inc.)

                   NOTES TO FINANCIAL STATEMENTS--(Continued)



(8) Related Party Transactions

   During the years ended March 31, 1998 and 1999, the Parent collected cash from a customer on behalf of the Company in the amounts of $531,016 and $180,679, respectively, both of which are reflected as distributions to the Parent in the accompanying financial statements of the Company.

   During the years ended March 31, 1998 and 1999, the Company incurred expenses of approximately $141,000 and $159,000 for certain support services provided by the Parent. At March 31, 1998 and 1999, the Company owed $44,146 and $96,582, respectively, to the Parent in connection with the support services.

(9) Note Payable

   During fiscal year 1998, the Company had a $200,000 line of credit with a financial institution payable on demand with an interest rate at the bank's prime rate plus 1 percent. The loan was guaranteed and secured by the personal assets of certain stockholders of the Parent who were stockholders of the Company prior to its acquisition by the Parent. The line of credit expired in May 1998, and the Company did not renew the line of credit. The Company had no outstanding balance under the line of credit as of March 31, 1998.

(10) Income Taxes

   The components of the income tax provisions for the years ended March 31, 1998 and 1999 are as follows:


                                                                  1998    1999
                                                                -------- -------
      Current:
        Federal................................................ $135,150 102,850
        State..................................................   23,850  18,150
                                                                -------- -------
                                                                 159,000 121,000
      Deferred:
        Federal................................................   32,300     --
        State..................................................    5,700     --
                                                                -------- -------
                                                                  38,000     --
                                                                -------- -------
                                                                $197,000 121,000
                                                                ======== =======

   The actual income tax provision differs from the expected income tax provision (benefit) computed using the statutory federal income tax rate of 34 percent applied to pretax loss as a result of the following:

                                                              1998      1999
                                                            --------  --------
      Computed "expected" tax provision (benefit).......... $131,793  (142,761)
      Increase (reduction) in income taxes resulting from:
        Increase in the beginning of the year valuation
         allowance.........................................  (89,848)   95,723
        Amortization of goodwill...........................  151,308   151,308
        Other, net.........................................    3,747    16,730
                                                            --------  --------
                                                            $197,000   121,000
                                                            ========  ========

                      BLUERIDGE TECHNOLOGIES, INCORPORATED
            (a wholly-owned subsidiary of Metters Industries, Inc.)

                   NOTES TO FINANCIAL STATEMENTS--(Continued)



   The tax effects of temporary differences that give rise to significant portions of the Company's deferred tax assets and liabilities as of March 31, 1998 and 1999 are as follows:

                                                                 1998    1999
                                                                ------- -------
      Deferred tax assets:
        Book depreciation in excess of tax depreciation........ $56,881  54,649
        Other accruals.........................................  38,760  44,400
                                                                ------- -------
          Total deferred tax assets............................  95,641  99,049
                                                                ------- -------
      Deferred tax liabilities:
        Unbilled accounts receivable........................... 133,641   3,326
                                                                ------- -------
          Total deferred tax liabilities....................... 133,641   3,326
      Valuation allowance......................................     --  (95,723)
                                                                ------- -------
          Net deferred income tax liability.................... $38,000     --
                                                                ======= =======

   In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax asset will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which temporary differences become deductible. Based upon the level of historical taxable income and projections for future taxable income over the periods in which the temporary differences are available to reduce income taxes payable, management has established a valuation for the full amount of the deferred tax assets at March 31, 1998 and 1999. The net change in the valuation allowance during the year ended March 31, 1999 was an increase of $95,723. No income tax payments were made during the years ended March 31, 1998 and 1999.

(11) Retirement Plan

   The Company maintains a qualified defined contribution retirement plan under the provisions of Internal Revenue Code Section 401(k). The participants may contribute any whole percentage of salary each pay period, subject to federal limitations. The Company may make discretionary contributions to the Plan. During the years ended March 31, 1998 and 1999, the Company made no discretionary contributions to the Plan.

(12) Significant Customers

   During the year ended March 31, 1998, the Company generated approximately 44 percent of its total revenues from three customers. During the year ended March 31, 1999, the Company generated approximately 37 percent of its total revenues from three customers. At March 31, 1998 and 1999, accounts receivable from these customers was approximately $68,700 and $269,800, respectively.

(13)Subsequent Event

   On November 19, 1999, the Parent entered into a purchase agreement (the "Agreement") with a third party. Under the terms of the Agreement, the third party will acquire all of the outstanding common stock of the Company, subject to normal conditions of closing.

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors
i-Street, Inc.:

   We have audited the accompanying balance sheets of i-Street, Inc., (a development stage enterprise) as of December 31, 1998 and September 30, 1999, and the related statements of operations, stockholder's equity (deficit), and cash flows for the period from September 15, 1998 (inception) through December 31, 1998, the nine months ended September 30, 1999, and for the period from September 15, 1998 (inception) to September 30, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

   We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

   In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of i-Street, Inc. (a development stage enterprise) as of December 31, 1998 and September 30, 1999, and the results of its operations and its cash flows for the period from September 15, 1998 (inception) through December 31, 1998, the nine months ended September 30, 1999, and for the period from September 15, 1998 (inception) to September 30, 1999, in conformity with generally accepted accounting principles.

                                          /s/ KPMG LLP

Chicago, Illinois
November 12, 1999, except for
 note 6 which is as of
 November 23, 1999

                                 I-STREET, INC.
                        (a development stage enterprise)

                                 BALANCE SHEETS

                    December 31, 1998 and September 30, 1999

                                                     December 31, September 30,
                       ASSETS                            1998         1999
                       ------                        ------------ -------------
Current assets:
  Prepaid expenses..................................   $    45            88
  Other current assets, net.........................       --             25
                                                       -------       -------
    Total current assets............................        45           113
Property and equipment, net of accumulated
 depreciation.......................................     1,820         1,331
Other assets, net...................................        51           318
                                                       -------       -------
    Total assets....................................   $ 1,916         1,762
                                                       =======       =======
   LIABILITIES AND STOCKHOLDER'S EQUITY (DEFICIT)
   ----------------------------------------------
Current liabilities:
  Accounts payable..................................   $    29           238
  Accrued liabilities...............................       --          3,719
  Amounts payable to sole shareholder...............       --          7,083
                                                       -------       -------
    Total current liabilities.......................        29        11,040
                                                       -------       -------
Stockholder's equity (deficit) (see note 6):
  Series A-1 convertible preferred stock, $.001 par
   value; 574,000 shares authorized; none issued and
   outstanding......................................       --            --
  Series A-2 convertible preferred stock, $.001 par
   value; 574,000 shares authorized; none issued and
   outstanding......................................       --            --
  Class A common stock, $.001 par value; 1,500,000
   shares authorized; 326,000 issued and
   outstanding......................................       326           326
  Class B common stock, $.001 par value; 1,500,000
   shares authorized; none issued and outstanding...       --            --
  Additional paid-in capital........................     3,990        37,029
  Deficit accumulated during the development stage..    (2,429)      (46,633)
                                                       -------       -------
    Total stockholder's equity (deficit)............     1,887        (9,278)
                                                       -------       -------
    Total liabilities and stockholder's equity
     (deficit)......................................   $ 1,916         1,762
                                                       =======       =======



              See accompanying notes to the financial statements.

                                 I-STREET, INC.
                        (a development stage enterprise)

                            STATEMENTS OF OPERATIONS

   Period from September 15, 1998 (inception) through December 31, 1998, nine months ended September 30, 1999, and period from September 15, 1998 (inception)
                           through September 30, 1999

                            Period from                           Period from
                         September 15, 1998        Nine        September 15, 1998
                            (inception)           months          (inception)
                              through             ended             through
                         December 31, 1998  September 30, 1999 September 30, 1999
                         ------------------ ------------------ ------------------
Revenues................      $   --                 --                 --
                              -------            -------            -------
Operating expenses:
  Organizational costs..          178                150                328
  Operations............          869             26,737             27,606
  Payroll expense for
   sole shareholder.....          --               7,083              7,083
  Administration........        1,079              9,617             10,696
  Depreciation and
   amortization.........          303                617                920
                              -------            -------            -------
    Total operating
     expenses...........        2,429             44,204             46,633
                              -------            -------            -------
    Net loss............      $(2,429)           (44,204)           (46,633)
                              =======            =======            =======




              See accompanying notes to the financial statements.

                                 I-STREET, INC.
                        (a development stage enterprise)

                  STATEMENTS OF STOCKHOLDER'S EQUITY (DEFICIT)

 Period from September 15, 1998 (inception) through December 31, 1998 and nine months ended September 30, 1999

                                                      Deficit
                             Class A                accumulated
                           common stock  Additional during the       Total
                          --------------  paid-in   development  stockholder's
                          Shares  Amount  capital      stage    equity (deficit)
                          ------- ------ ---------- ----------- ----------------
Balance at September 15,
 1998 (inception) ......      --   $ --       --          --            --
Issuance of common stock
 in formation of the
 Company................  326,000   326       --          --            326
Contributed capital.....      --     --     3,990         --          3,990
Net loss................      --     --       --       (2,429)       (2,429)
                          -------  ----    ------     -------       -------
Balance at December 31,
 1998...................  326,000   326     3,990      (2,429)        1,887
Contributed capital.....      --     --    33,039         --         33,039
Net loss................      --     --       --      (44,204)      (44,204)
                          -------  ----    ------     -------       -------
Balance at September 30,
 1999...................  326,000  $326    37,029     (46,633)       (9,278)
                          =======  ====    ======     =======       =======



              See accompanying notes to the financial statements.

                                 I-STREET, INC.
                        (a development stage enterprise)

                            STATEMENTS OF CASH FLOWS

     Period from September 15, 1998 (inception) through December 31, 1998, nine months ended September 30, 1999, and period from September 15, 1998 (inception) through September 30, 1999

                             Period from                           Period from
                          September 15, 1998                    September 15, 1998
                             (inception)        Nine months        (inception)
                               through             ended             through
                          December 31, 1998  September 30, 1999 September 30, 1999
                          ------------------ ------------------ ------------------
Cash flows from
 operating activities:
  Net loss..............       $(2,429)           (44,204)           (46,633)
  Adjustments to
   reconcile net loss to
   net cash used in
   operating activities:
    Depreciation........           284                489                773
    Amortization........            19                128                147
    Changes in assets
     and liabilities:
      Prepaid expenses..           (45)               (43)               (88)
      Other assets......           (70)              (420)              (490)
      Accounts payable
       and accrued
       expenses.........            29             11,011             11,040
                               -------            -------            -------
        Net cash used in
         operating
         activities.....        (2,212)           (33,039)           (35,251)
                               -------            -------            -------
Cash flow from investing
 activities--additions
 to property and
 equipment..............        (2,104)               --              (2,104)
                               -------            -------            -------
Cash flows from
 financing activities:
  Proceeds from issuance
   of common stock......           326                --                 326
  Capital contributions
   from sole
   shareholder..........         3,990             33,039             37,029
                               -------            -------            -------
        Net cash
         provided by
         financing
         activities.....         4,316             33,039             37,355
                               -------            -------            -------
        Net increase in
         cash...........           --                 --                 --
Cash at beginning of
 period.................           --                 --                 --
                               -------            -------            -------
Cash at end of period...       $   --                 --                 --
                               =======            =======            =======


              See accompanying notes to the financial statements.

                                 I-STREET, INC.
                        (a development stage enterprise)

                         NOTES TO FINANCIAL STATEMENTS

(1) Nature of the Business

   i-Street, Inc. (the Company) was incorporated as a C-corporation on September 15, 1998 and is an Internet-based business focused on providing web-based services for the start-up business community. The Company's web site, www.i-streetcentral.com, provides information on the Company and the services it performs.

   Since inception, the Company has devoted substantially all of its efforts to business planning, product development, acquiring operating assets, raising capital, marketing, and business development activities. Accordingly, the Company is in the development stage, as defined by the Statement of Financial Accounting Standards (SFAS) No. 7, Accounting and Reporting by Development Stage Enterprises.

   i-Street, Inc. is subject to risks and uncertainties common to growing technology-based companies, including technological change, growth and commercial acceptances of the Internet, dependence on principal products and third party technology, new product development and performance, new product introductions and other activities of competitors, and its limited operating history.

(2) Summary of Significant Accounting Policies

 (a) Use of Estimates

   The preparation of financial statements in conformity with generally accepted accounting principles requires management to make certain estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

 (b) Impairment of Long-lived Assets

   In accordance with SFAS No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of, the Company records impairment of losses on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets' carrying amount.

 (c) Property and Equipment

   Property and equipment are carried at cost and depreciated using the straight-line method over the estimated useful lives of the related assets, which range from three to five years.

 (d) Computer Software

   The Company has adopted the provisions of Statement of Position 98-1, Accounting for the Costs of Computer Software Developed or Obtained for Internal Use. Accordingly, certain costs to develop internal-use computer software are capitalized. During the period from September 15, 1998 (inception) through December 31, 1998, no software development costs were incurred. During the nine months ended September 30, 1999, software development costs of $21,000 related to website development were incurred. Such amounts were expensed due to the uncertainty of recovery.

 (e) Other Assets

   Other assets (current and long-term) include amounts paid for domain name rights which are being amortized over their two year lives.

                                 I-STREET, INC.
                        (a development stage enterprise)

                   NOTES TO FINANCIAL STATEMENTS--(Continued)


 (f) Income Taxes

   Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

 (g) Revenue Share Agreements

   The Company entered into two revenue share agreements during 1999. In conjunction with the revenue share agreements, the Company has a banner link to two third-party websties. The Company earns a commission based upon a percentage of any sales generated from the banner link on the Company's web site. The revenue share agreements are cancelable at any time by either party. No revenues have been recognized from the revenue share agreements.

 (h) Recent Accounting Pronouncements

   The Company does not expect the adoption of recently issued accounting pronouncements to have a significant impact on the Company's results of operations, financial position, or cash flows.

(3) Property and Equipment

   Property and equipment consists of the following:

                                                      December 31, September 30,
                                                          1998         1999
                                                      ------------ -------------
      Property and equipment:
        Office equipment.............................    $  526          526
        Computer equipment...........................     1,578        1,578
                                                         ------        -----
                                                          2,104        2,104
      Less accumulated depreciation..................      (284)        (773)
                                                         ------        -----
          Property and equipment, net................    $1,820        1,331
                                                         ======        =====

(4) Income Taxes

     The reconciliation of income tax expense (benefit) computed using the Federal statutory rate of 34% to the Company's income tax expense (benefit) is as follows:

                                            Period from
                                         September 15, 1998
                                            (inception)        Nine months
                                              through             ended
                                         December 31, 1998  September 30, 1999
                                         ------------------ ------------------
      Expected income tax benefit from
       continuing operations............       $ (826)           (15,030)
      State income tax benefit, net of
       federal taxes....................         (146)            (2,652)
      Permanent differences.............          160                226
      Effect of change in valuation
       allowance........................          812             17,456
                                               ------            -------
                                               $  --                 --
                                               ======            =======

                                 I-STREET, INC.
                        (a development stage enterprise)

                   NOTES TO FINANCIAL STATEMENTS--(Continued)


   Temporary differences giving rise to significant portions of the deferred tax assets and liabilities at December 31, 1998 and September 30, 1999 are as follows:

                                                      December 31, September 30,
                                                          1998         1999
                                                      ------------ -------------
      Deferred tax assets--start-up costs............    $ 870         18,286
      Deferred tax liabilities--depreciation.........      (58)           (18)
                                                         -----        -------
          Net deferred tax assets....................      812         18,268
      Valuation allowance............................     (812)       (18,268)
                                                         -----        -------
          Net deferred taxes ........................    $ --             --
                                                         =====        =======

   The Company has recorded a full valuation allowance against its deferred tax assets since management believes that, after considering all the available objective evidence, it is more likely than not that these assets will not be realized.

(5) Related Party Transactions

   The Company's sole shareholder contributed capital to the Company to pay operating expenses. Such amounts are not due to the shareholder.

   The Company has $7,083 of accrued salary at September 30, 1999, payable to the sole shareholder of the Company.

   The Company's operating facilities are located in Chicago, Illinois. During the period from September 15, 1998 (inception) through September 30, 1999, the Company occupied office space owned by the sole shareholder. The Company incurred no rent or utility expenses, with the exception of phone expense, from inception through September 30, 1999.

(6) Subsequent Events

   In October 1999, the Company increased its authorized capital stock to 1,500,000 shares of $.001 par value Class A common stock, 1,500,000 shares of $.001 par value Class B common stock, and 1,500,000 shares of $.001 par value Series A preferred stock, of which 574,000 shares were designated as Series A-1 shares and 574,000 shares were designated as Series A-2 shares. Also in October 1999, the Company affected a 326:1 stock split on its then outstanding shares of Class A common stock. All share information included in these financial statements has been retroactively adjusted to reflect the revised authorized capital stock and the stock split.

   On November 23, 1999, the Company entered into a Series A Preferred Stock Purchase Agreement (the Agreement) with a third party. Under the terms of the Agreement, the Company issued 574,000 shares of Series A-2 preferred stock. The Series A-2 preferred stock is ultimately convertible into shares of common stock in accordance with the terms of the Agreement.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To LiveOnTheNet.com, Inc.:

   We have audited the accompanying balance sheets of LiveOnTheNet.com, Inc. (formerly Traveller Information Services, Inc., an Alabama corporation and 75%- owned subsidiary of Thermo Information Solutions Inc.) as of January 3, 1998 and January 2, 1999, and the related statements of operations, shareholders' investment and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

   We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

   In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of LiveOnTheNet.com, Inc. as of January 3, 1998 and January 2, 1999, and the results of their operations and their cash flows for the years then ended, in conformity with generally accepted accounting principles.

                                          /s/ Arthur Andersen LLP

Boston, Massachusetts
April 18, 1999

                             LIVEONTHENET.COM, INC.

                                 BALANCE SHEETS

       January 3, 1998, January 2, 1999, and October 2, 1999 (unaudited)
                      (In thousands except share amounts)

                                               January 3, January 2, October 2,
                   ASSETS                         1998       1999       1999
                   ------                      ---------- ---------- -----------
                                                                     (unaudited)
Current assets:
  Cash and cash equivalents..................    $  141     1,440          28
  Accounts receivable, less allowances of
   $21, $177, and $666.......................     1,079     3,219       1,803
  Prepaid income taxes (note 5)..............       235       558         640
  Prepaid expenses and other current assets..        22       228       1,073
                                                 ------     -----      ------
                                                  1,477     5,445       3,544
                                                 ------     -----      ------
Property and equipment, at cost, net.........       612       953       1,212
                                                 ------     -----      ------
Other assets.................................       265       302         278
                                                 ------     -----      ------
                                                 $2,354     6,700       5,034
                                                 ======     =====      ======
  LIABILITIES AND SHAREHOLDERS' INVESTMENT
  ----------------------------------------
Current liabilities:
  Current maturities of long-term capital
   lease obligations (note 7)................    $   20       147         130
  Accounts payable...........................       261       472         332
  Accrued income taxes.......................       --        487         --
  Deferred revenue...........................       --        113         --
  Other accrued expenses.....................       102       404         273
  Due to parent company (note 6).............       290     2,630       4,514
                                                 ------     -----      ------
                                                    673     4,253       5,249
                                                 ------     -----      ------
Long-term capital lease obligations (note 7).       --        150         145
                                                 ------     -----      ------
Deferred income taxes........................       --        162         162
                                                 ------     -----      ------
Commitments (note 8)
Shareholders' investment (note 4):
  Common stock, $.01 par value, 1,000,000
   shares authorized at January 3, 1998 and
   January 2, 1999 and 1,100,000 shares
   authorized at October 2, 1999; 929,861
   shares issued.............................         9         9           9
  Capital in excess of par value.............     2,193     2,193       2,193
  Treasury stock at cost, 2,600 shares.......       (23)      (23)        (23)
  Accumulated deficit........................      (498)      (44)     (2,701)
                                                 ------     -----      ------
                                                  1,681     2,135        (522)
                                                 ------     -----      ------
                                                 $2,354     6,700       5,034
                                                 ======     =====      ======

   The accompanying notes are an integral part of these financial statements.

                             LIVEONTHENET.COM, INC.

                            STATEMENTS OF OPERATIONS

                Years ended January 3, 1998 and January 2, 1999 and the periods from January 4, 1998 through October 3, 1998 (unaudited)
            and January 3, 1999 through October 2, 1999 (unaudited)
                                 (In thousands)

                                                        Period from Period from
                                                        January 4,  January 3,
                                                           1998        1999
                                  Year ended Year ended   through     through
                                  January 3, January 2, October 3,  October 2,
                                     1998       1999       1998        1999
                                  ---------- ---------- ----------- -----------
                                                        (unaudited) (unaudited)
Revenues.........................   $3,231      6,237      5,347       4,165
                                    ------     ------      -----      ------
Costs and operating expenses:
  Cost of revenues...............    2,087      5,391      4,422       4,855
  Selling, general and
   administrative expenses (note
   6)............................    1,416      1,506      1,024       1,959
  Gain on sale of business (note
   2)............................      --      (1,427)       --          --
                                    ------     ------      -----      ------
                                     3,503      5,470      5,446       6,814
                                    ------     ------      -----      ------
Operating income (loss)..........     (272)       767        (99)     (2,649)
Interest income..................       17        --         --            8
Interest expense.................      --         (63)       (12)        (16)
                                    ------     ------      -----      ------
    Income (loss) before income
     taxes.......................     (255)       704       (111)     (2,657)
Income tax (provision) benefit
 (note 5)........................       96       (250)        39         --
                                    ------     ------      -----      ------
    Net income (loss)............   $ (159)       454        (72)     (2,657)
                                    ======     ======      =====      ======



   The accompanying notes are an integral part of these financial statements.

                             LIVEONTHENET.COM, INC.

                     STATEMENTS OF SHAREHOLDERS' INVESTMENT

                Years ended January 3, 1998 and January 2, 1999 and the period from January 3, 1999 through October 2, 1999 (unaudited)
                                 (In thousands)

                                          Common
                                          stock,
                                           $.01  Capital in
                                           par    excess of Treasury Accumulated
                                          value  par value   stock     deficit
                                          ------ ---------- -------- -----------
Balance at December 28, 1996.............  $  9    2,193      (23)       (339)
Net loss.................................   --       --       --         (159)
                                           ----    -----      ---      ------
Balance at January 3, 1998...............     9    2,193      (23)       (498)
Net income...............................   --       --       --          454
                                           ----    -----      ---      ------
Balance at January 2, 1999...............     9    2,193      (23)        (44)
Net loss (unaudited).....................   --       --       --       (2,657)
                                           ----    -----      ---      ------
Balance at October 2, 1999 (unaudited)...  $  9    2,193      (23)     (2,701)
                                           ====    =====      ===      ======




   The accompanying notes are an integral part of these financial statements.

                             LIVEONTHENET.COM, INC.

                            STATEMENTS OF CASH FLOWS

                Years ended January 3, 1998 and January 2, 1999 and the periods from January 4, 1998 through October 3, 1998 (unaudited)
            and January 3, 1999 through October 2, 1999 (unaudited)
                                 (In thousands)

                                                        Period from Period from
                                                        January 4,  January 3,
                                                           1998        1999
                                  Year ended Year ended   through     through
                                  January 3, January 2, October 3,  October 2,
                                     1998       1999       1998        1999
                                  ---------- ---------- ----------- -----------
                                                        (unaudited) (unaudited)
Operating activities:
  Net income (loss)..............   $(159)        454        (72)     (2,657)
  Adjustments to reconcile net
   income (loss) to net cash used
   in operating activities:
    Depreciation and
     amortization................     230         364        134         374
    Provision for losses on
     accounts receivable.........     --          787         66         622
    Deferred income tax expense
     (benefit) (note 5)..........    (109)       (169)        14        (569)
    Gain on sale of business
     (note 2)....................     --       (1,427)       --          --
    Changes in current accounts:
      Accounts receivable........    (744)     (2,927)    (2,381)        794
      Other current assets.......     117          29         52        (845)
      Accounts payable...........      19         211        254        (140)
      Other current liabilities..      88         701        490        (244)
                                    -----      ------     ------      ------
        Net cash used in
         operating activities....    (558)     (1,977)    (1,443)     (2,665)
                                    -----      ------     ------      ------
Investing activities:
  Proceeds from sale of business
   (note 2)......................     --        1,478        --          --
  Purchases of property and
   equipment.....................    (405)       (252)      (154)       (578)
  Other..........................     (98)        (57)        54         (23)
                                    -----      ------     ------      ------
        Net cash provided by
         (used in) investing
         activities..............    (503)      1,169       (100)       (601)
                                    -----      ------     ------      ------
Financing activities:
  Advances from parent company...     279       2,221      1,512       1,884
  Payments under capital lease
   obligations...................     (34)       (114)       (76)        (30)
                                    -----      ------     ------      ------
        Net cash provided by
         financing activities....     245       2,107      1,436       1,854
                                    -----      ------     ------      ------
        Increase (decrease) in
         cash and cash
         equivalents.............    (816)      1,299       (107)     (1,412)
Cash and cash equivalents at
 beginning of year...............     957         141        141       1,440
                                    -----      ------     ------      ------
Cash and cash equivalents at end
 of year.........................   $ 141       1,440         34          28
                                    =====      ======     ======      ======
Cash paid for:
  Interest.......................   $ --           63         12          16
  Income taxes...................     --          --         --          473
                                    =====      ======     ======      ======
Noncash activities--
  Acquisition of property and
   equipment under capital lease.   $ --          391        362           8
                                    =====      ======     ======      ======

   The accompanying notes are an integral part of these financial statements.

                             LIVEONTHENET.COM, INC.

                         NOTES TO FINANCIAL STATEMENTS

(1) Nature of Operations and Summary of Significant Accounting Policies

 Nature of Operations

   LiveOnTheNet.com, Inc. (formerly Traveller Information Services Inc., "the Company") designs, develops and provides a broad array of information technology products and services.

 Relationship with Thermo Information Solutions Inc., Thermo Coleman Corporation and Thermo Electron Corporation

   On October 17, 1996, Thermo Coleman Corporation ("Coleman") acquired a 75% interest in the Company. In March 1997, Coleman transferred to Thermo Information Solutions Inc. ("TIS") the assets and liabilities relating to its information technology business, including its 75% interest in the stock of the Company. As of January 2, 1999, TIS owned 713,247 shares of the Company's common stock representing 75% of such outstanding common stock. TIS is a 79%- owned subsidiary of Coleman. Coleman is an 87%-owned subsidiary of Thermo Electron Corporation ("Thermo Electron").

   The accompanying financial statements include the assets, liabilities, income and expenses of the Company as included in TIS's, Coleman's and Thermo Electron's consolidated financial statements.

 Fiscal Year

   The Company has adopted a fiscal year ending the Saturday nearest December
31. References to fiscal 1997 and 1998 are for the fiscal years ended January 3, 1998 and January 2, 1999, respectively. Fiscal year 1998 included 52 weeks; fiscal 1997 included 53 weeks.

 Unaudited Interim Financial Information

   The financial statements as of October 2, 1999 and for the periods from January 4, 1998 through October 31, 1998 and from January 3, 1999 through October 2, 1999, respectively, are unaudited. In the opinion of the Company's management, the unaudited interim financial statements include all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of the financial position and results of operations for that period. The results of operations for the period from January 3, 1999 through October 2, 1999 are not necessarily indicative of the results of operations to be expected for the year ended January 1, 2000.

 Revenue Recognition

   The Company earns revenues through Webcasting and Web page development, hosting and advertising. In general, revenues are recognized in the month in which services are performed, provided that no significant obligations remain. Webcasting revenues are recognized when events are cast. Web advertising revenues are recognized in the period in which the advertising is displayed. The Company provides automated Web page development, hosting and advertising to small businesses. The one-time fee for developing a Web page is recognized upon completion of the work. Revenues for Web hosting and advertising are recognized in the period the services are provided.

   Through December 1998, the Company also earned revenues as an Internet services provider, and recognized revenue as services were provided (note 2).

 Stock-based Compensation Plans

   The Company applies Accounting Principles Board Opinion (APB) No. 25, "Accounting for Stock Issued to Employees" and related interpretations in accounting for its stock-based compensation plans (note 3).

                             LIVEONTHENET.COM, INC.

Accordingly, no accounting recognition is given to stock options granted at fair market value until they are exercised. Upon exercise, net proceeds, including tax benefits realized, are credited to shareholders' investment.

 Income Taxes

   In accordance with Statement of Financial Accounting Standards ("SFAS") No. 109, "Accounting for Income Taxes," the Company recognizes deferred income taxes based on the expected future tax consequences of differences between the financial statement basis and the tax basis of assets and liabilities, calculated using enacted tax rates in effect for the year in which the differences are expected to be reflected in the tax return.

 Cash and Cash Equivalents

   The Company's cash equivalents are invested in an interest-bearing money market account. Cash and cash equivalents are carried at cost, which approximates market value.

 Property and Equipment

   The costs of additions and improvements are capitalized, while maintenance and repairs are charged to expense as incurred. The Company provides for depreciation and amortization using the straight-line method over the estimated useful lives of the property as follows: machinery and equipment, 3 to 7 years and leasehold improvements, the shorter of the term of the lease or the life of the asset. Property and equipment consists of:

                                                                      1997 1998
                                                                      ---- -----
                                                                         (In
                                                                      thousands)
      Machinery and equipment........................................ $925 1,447
      Leasehold improvements.........................................   52    55
                                                                      ---- -----
                                                                       977 1,502
      Less accumulated depreciation and amortization.................  365   549
                                                                      ---- -----
                                                                      $612   953
                                                                      ==== =====

 Other Assets

   Other assets in the accompanying balance sheet relate primarily to specifically identifiable intangible assets and are amortized using the straight-line method over an estimated useful life of 5 years. These assets were $337,000 at year-end 1997 and 1998, net of accumulated amortization of $80,000 and $137,000, at year-end 1997 and 1998, respectively.

 Comprehensive Income

   During the first quarter of 1998, the Company adopted SFAS No. 130, "Reporting Comprehensive Income." This pronouncement sets forth requirements for disclosure of the Company's comprehensive income and accumulated other comprehensive items. In general, comprehensive income combines net income and "Other comprehensive items," which represents certain items reported as components of shareholders' investment. The Company has no such items and, accordingly, its comprehensive income (loss) is equal to its net income (loss) for all periods presented.

 Fair Value of Financial Instruments

   The Company's financial instruments consist primarily of cash and cash equivalents, accounts receivable, accounts payable and due to parent company. The carrying amounts of these financial instruments approximate fair value due to their short-term nature.

                             LIVEONTHENET.COM, INC.

 Use of Estimates

   The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

(2) Disposition

   In December 1998, the Company sold its access and virtual domain (vdom) line of business to an unrelated third party for $1,628,000 in cash, of which $150,000 is held in escrow, resulting in a gain of $1,427,000. The access and vdom business provided regional Internet services and World Wide Web services to small businesses. This line of business represented 25% of the Company's revenues in 1998.

(3) Employee Benefit Plans

 Stock-based Compensation Plans

   The Company has an incentive stock option plan for its key employees, which permits the grant of incentive stock option awards as determined by the Company's Board of Directors (the "Board"). The option recipients and the terms of the options granted under this plan are determined by the Board. As of year-end 1998, options to purchase 23,735 shares were outstanding. These options vested and became immediately exercisable on the two-month anniversary of the grant date. The term of the options is five years. Incentive stock options must be granted at not less than fair market value of the Company's stock on the date of grant.

   A summary of the Company's stock option activity is:

                                                    1997            1998
                                               --------------- ---------------
                                                      Weighted        Weighted
                                               Number average  Number average
                                                 of   exercise   of   exercise
                                               shares  price   shares  price
                                               ------ -------- ------ --------
                                                    (Shares in thousands)
      Options outstanding, at beginning and
       end of year............................   24    $3.00     24    $3.00
                                                ===    =====    ===    =====
      Options exercisable.....................   24    $3.00     24    $3.00
                                                ===    =====    ===    =====
      Options available for grant.............  --              --
                                                ===             ===

   As of January 2, 1999, the options outstanding were exercisable at $3.00 and had a weighted-average remaining contractual life of 1.7 years.

 Pro Forma Stock-based Compensation Expense

   In October 1995, the Financial Accounting Standards Board issued SFAS No. 123, "Accounting for Stock-based Compensation," which sets forth a fair-value based method of recognizing stock-based compensation expense. As permitted by SFAS No. 123, the Company has elected to continue to apply APB No. 25 to account for its stock-based compensation plans. Had compensation costs for awards granted under the Company's

                             LIVEONTHENET.COM, INC.

stock-based compensation plans been determined based on the fair value at the grant dates consistent with the method set forth under SFAS No. 123, the effect on the Company's net income (loss) would have been:

                                                                1997      1998
                                                               --------  -------
                                                               (In thousands)
      Net income (loss):
        As reported........................................... $   (159)    454
                                                               ========  ======
        Pro forma.............................................     (169)    446
                                                               ========  ======

   Pro forma compensation expense for options granted is reflected over the vesting period; therefore, future pro forma compensation expense may be greater as additional options are granted.

   The Black-Scholes option-pricing model was developed for use in estimating the fair value of traded options that have no vesting restrictions and are fully transferable. In addition, option-pricing models require the input of highly subjective assumptions including expected stock price volatility. Because the Company's employee stock options have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management's opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its employee stock options.

 Defined Contribution Pension Plan

   Beginning in February 1997, substantially all of the Company's full-time employees are eligible to participate in a defined contribution pension plan after one year of service. Contributions to the plan are made by both the employee and the Company. Company contributions are based upon 2% of employee's gross wages for the prior year. For these plans, the Company contributed and charged to expense $11,000 and $13,000 in 1997 and 1998, respectively.

(4) Common Stock

   At January 2, 1999, the Company had reserved 23,735 unissued shares of its common stock for possible issuance under stock-based compensation plans.

(5) Income Taxes

   The components of the income tax (provision) benefit are:

                                                                 1997    1998
                                                                ------- -------
                                                                (In thousands)
      Currently payable:
        Federal................................................ $   --     (370)
        State..................................................     --      (41)
                                                                ------- -------
                                                                    --     (411)
                                                                ------- -------
      Prepaid (deferred), net:
        Federal................................................      83     135
        State..................................................      13      26
                                                                ------- -------
                                                                     96     161
                                                                ------- -------
                                                                $    96    (250)
                                                                ======= =======

                            LIVEONTHENET.COM, INC.

   The income tax (provision) benefit in the accompanying statement of operations differs from the amount calculated by applying the statutory federal income tax rate of 34% to income (loss) before income taxes due to:

                                                              1997     1998
                                                             -------  -------
                                                             (In thousands)
      (Provision) benefit for income taxes at statutory
       rate................................................. $   87      (239)
      Increases (decreases) resulting from:
        State income taxes, net of federal..................      9       (10)
        Nondeductible expenses..............................     (1)      (12)
        Other...............................................      1        11
                                                             ------   -------
                                                             $   96      (250)
                                                             ======   =======

   Prepaid income taxes in the accompanying balance sheet consist of:

                                                                1997     1998
                                                               -------  -------
                                                               (In thousands)
      Prepaid income taxes:
        Net operating loss carryforward....................... $   260      --
        Depreciation..........................................     (31)    (162)
        Reserves and accruals.................................       6      558
                                                               -------  -------
                                                               $   235      396
                                                               =======  =======

(6) Related-party Transactions

 Corporate Services

   Thermo Electron's corporate staff provides certain administrative services, including certain legal advice and services, risk management, certain employee benefit administration, tax advice and preparation of tax returns, centralized cash management and certain financial and other services. Since the beginning of 1998, the Company has paid Thermo Electron annually an amount equal to 0.8% of the Company's revenues. From October 1996 through year-end 1997, the Company paid an amount equal to 1.0% of the Company's revenues. For these services, the Company was charged $32,000 and $50,000 in 1997 and 1998, respectively. The annual fee is reviewed and adjusted annually by mutual agreement of the parties. Management believes that the service fee charged by Thermo Electron is reasonable and that such fees are representative of the expenses the Company would have incurred on a stand-alone basis. For additional items such as employee benefit plans, insurance coverage and other identifiable costs, Thermo Electron charges the Company based upon costs attributable to the Company.

 Other Related-party Transactions

   In 1997 and 1998, Coleman paid the Company $755,000 and $42,000, respectively, for Internet services.

 Due to Parent Company

   The Company had $290,000 and $2,630,000 of interest-bearing advances from TIS at year-end 1997 and 1998, respectively, which bore interest at a rate of 5% and were due on demand.

                             LIVEONTHENET.COM, INC.

(7) Long-term Capital Lease Obligations

   The Company leases computer equipment under capital leases. The carrying amount of the equipment is $291,000, which is included in property and equipment, net in the accompanying balance sheet.

   The future minimum lease payments under capital leases are as follows (in thousands):

      1999................................................................ $163
      2000................................................................  111
      2001................................................................   47
                                                                           ----
                                                                            321
      Less amount representing interest...................................   24
                                                                           ----
      Present value of minimum lease payments.............................  297
      Less current portion................................................  147
                                                                           ----
      Long-term capital lease obligations................................. $150
                                                                           ====

(8) Commitments

   The Company leases portions of its office, operating facilities and certain equipment under various operating lease arrangements. The accompanying statement of operations includes expenses from operating leases of $101,000 and $45,000 in 1997 and 1998, respectively. At January 2, 1999, future minimum payments due under noncancelable operating leases, expiring at various dates through 2000, are $57,000 in 1999 and $26,000 in 2000. Total future minimum lease payments are $83,000.

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors
OpinionWare.com, Inc.:

   We have audited the accompanying balance sheet of OpinionWare.com Inc. (a development stage enterprise) (the Company) as of September 30, 1999, and the related statements of operations, shareholders' deficit, and cash flows for the period from April 1, 1999 (inception) through September 30, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

   We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

   In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of OpinionWare.com, Inc. as of September 30, 1999, and the results of its operations and its cash flows for the period from April 1, 1999 (inception) through September 30, 1999, in conformity with generally accepted accounting principles.

                                          /s/ KPMG LLP

Minneapolis, Minnesota
November 24, 1999, except
 for note 8, which is as of
 December 8, 1999

                             OPINIONWARE.COM, INC.
                        (a development stage enterprise)

                                 BALANCE SHEET

                               September 30, 1999

                                     ASSETS

Current assets:
  Cash.............................................................. $  47,092
                                                                     ---------
Property and equipment..............................................    37,054
  Less accumulated depreciation.....................................    (5,260)
                                                                     ---------
                                                                        31,794
                                                                     ---------
Other assets, net...................................................    60,720
                                                                     ---------
    Total assets.................................................... $ 139,606
                                                                     =========

                     LIABILITIES AND SHAREHOLDERS' DEFICIT

Current liabilities:
  Line of credit.................................................... $ 135,000
  Accrued expenses..................................................    36,074
  Note payable......................................................    10,000
                                                                     ---------
    Total current liabilities.......................................   181,074
Advance from investor...............................................   375,000
                                                                     ---------
    Total liabilities...............................................   556,074
                                                                     ---------
Shareholders' deficit:
  Common stock, authorized 10,000,000 shares, no par; issued and outstanding 2,400,000
   shares...........................................................    40,000
  Additional paid-in capital........................................    87,120
  Deficit accumulated during the development stage..................  (543,588)
                                                                     ---------
    Total shareholders' deficit.....................................  (416,468)
                                                                     ---------
    Total liabilities and shareholders' deficit..................... $ 139,606
                                                                     =========


                See accompanying notes to financial statements.

                             OPINIONWARE.COM, INC.
                        (a development stage enterprise)

                            STATEMENT OF OPERATIONS

        Period from April 1, 1999 (inception) through September 30, 1999

Revenues.............................................................. $    --
                                                                       --------
Operating expenses:
  Research and development............................................  242,325
  General and administrative..........................................  272,668
                                                                       --------
    Total operating expenses..........................................  514,993
Interest expense......................................................   28,595
                                                                       --------
    Net loss.......................................................... $543,588
                                                                       ========




                See accompanying notes to financial statements.

                             OPINIONWARE.COM, INC.
                        (a development stage enterprise)

                       STATEMENT OF SHAREHOLDERS' DEFICIT

        Period from April 1, 1999 (inception) through September 30, 1999

                                                         Deficit
                                                       accumulated
                            Common Stock    Additional during the      Total
                          -----------------  paid-in   development shareholders' ---
                           Shares   Amount   capital      stage       deficit
                          --------- ------- ---------- ----------- -------------
Balance at April 1, 1999
 (inception)............        --  $   --       --          --           --
Issuance of common stock
 at May 26, 1999 (date
 of incorporation)......  2,400,000  40,000      --          --        40,000
Options issued in
 connection with advance
 from investor..........        --      --    87,120         --        87,120
Net loss................        --      --       --     (543,588)    (543,588)
                          --------- -------   ------    --------     --------
Balance at September 30,
 1999...................  2,400,000 $40,000   87,120    (543,588)    (416,468)
                          ========= =======   ======    ========     ========




                See accompanying notes to financial statements.

                             OPINIONWARE.COM, INC.
                        (a development stage enterprise)

                            STATEMENT OF CASH FLOWS

        Period from April 1, 1999 (inception) through September 30, 1999

Cash flows from operating activities:
  Net loss.......................................................... $(543,588)
  Adjustments to reconcile net loss to net cash used in operating activities:
    Depreciation and amortization...................................     5,260
    Interest expense related to the issuance of options.............    26,400
    Increase in accrued expenses....................................    36,074
                                                                     ---------
      Net cash used in operating activities.........................  (475,854)
                                                                     ---------
Cash flows from investing activities--purchases of property and
 equipment..........................................................   (27,054)
                                                                     ---------
      Net cash used in investing activities.........................   (27,054)
                                                                     ---------
Cash flows from financing activities:
  Net proceeds from line of credit..................................   135,000
  Proceeds from issuance of note payable............................    10,000
  Advance from investor.............................................   375,000
  Proceeds from issuance of common stock............................    30,000
                                                                     ---------
      Net cash provided by financing activities.....................   550,000
                                                                     ---------
Net increase in cash................................................    47,092
Cash, beginning of period...........................................       --
                                                                     ---------
Cash, end of period................................................. $  47,092
                                                                     =========
Supplemental disclosure of noncash financing and investing
 activities:
  Common stock issued in exchange for fixed assets.................. $  10,000
  Cash paid for interest............................................     2,195
                                                                     =========



                See accompanying notes to financial statements.

                             OPINIONWARE.COM, INC.
                        (a development stage enterprise)

                         NOTES TO FINANCIAL STATEMENTS

(1) Description of Business and Summary of Significant Accounting Policies

 (a) Development Stage

   OpinionWare.com, Inc. (the Company) commenced operations on April 1, 1999, and was incorporated in the State of Minnesota on May 26, 1999 under the name OpinionWare.com, Inc. The Company is a development stage enterprise that plans to provide a first-of-its-kind product for web-based opinion discussion that allows businesses to interact and understand the opinions of public and private online communities. The Company currently conducts operations in Minnesota, Ohio, Colorado, Illinois, and Massachusetts.

   The Company has had no operating revenues, as its activities have focused on initial product development, market development, and raising capital. Financing of the development activities has been provided primarily through the sale of common stock, establishment of a line of credit and an advance from a third party investor. The accumulated loss from inception through September 30, 1999 was $543,588.

   On November 16, 1999, the Company reincorporated as a Delaware corporation and on December 8, 1999 amended its articles of incorporation (see note 8).

 (b) Cash Equivalents

   The Company considers highly liquid debt instruments with an initial maturity of three months or less to be cash equivalents.

 (c) Property and Equipment

   Property and equipment are recorded at cost. Depreciation is calculated on a straight-line basis over the estimated useful lives of the assets, which is three years.

 (d) Research and Development

   The cost of research and development is expensed in the period in which it is incurred.

 (e) Use of Estimates

   The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period. Actual results could differ from those estimates.

 (f) Stock-based Compensation

   The Company applies the intrinsic value method prescribed in APB Opinion No. 25 to account for the issuance of stock incentives to employees and directors and, accordingly, no compensation expense related to employees' and directors' stock incentives has been recognized in the financial statements. Pro forma disclosure of the net income impact of applying the provisions of SFAS No. 123, Accounting for Stock-based Compensation, of recognizing stock compensation expense over the vesting period based on the fair value of all stock-based awards on the date of grant is presented in note 2.

                             OPINIONWARE.COM, INC.
                        (a development stage enterprise)

                   NOTES TO FINANCIAL STATEMENTS--(Continued)



 (g) Income Taxes

   Deferred taxes are provided on an asset and liability method for temporary differences and for operating loss and tax credit carryforwards. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax basis.

(2) Stock Options

   Incentive stock options and nonqualified options may be granted for the purchase of up to 1,618,000 shares of common stock.

   During the period from May 26, 1999 (date of incorporation) through September 30, 1999, the Company granted options for the purchase of 1,220,000 shares of common stock, at $0.05 per share. All options vest over a 28 month period and expire no later than 9 years and 4 months from date of grant. At September 30, 1999, 100,000 of these options were exercisable at a price of $0.05 per share.

   Information with respect to options outstanding as of September 30, 1999 is summarized as follows:

                                                                  Weighted
                                                              average exercise
                                                     Options  price per share
                                                    --------- ----------------
      Outstanding at May 26, 1999 (date of
       incorporation)..............................       --         --
        Granted.................................... 1,220,000      $0.05
                                                    ---------      -----
      Outstanding at September 30, 1999............ 1,220,000      $0.05
                                                    =========      =====

   The following table summarizes information about stock options outstanding at September 30, 1999:

                        Options Outstanding          Options exercisable
                 ---------------------------------- ----------------------
                                Weighted
                    Number       average               Number
                  outstanding   remaining            exercisable
      Exercise   September 30, contractual Exercise September 30, Exercise
       prices        1999         life      price       1999       price
      --------   ------------- ----------- -------- ------------- --------
       $0.05       1,220,000       9.1      $0.05      100,000     $0.05

   The Company has adopted the disclosure provisions only of SFAS No. 123, for employees and directors, and will continue to account for its stock option plan in accordance with the provisions of APB No. 25, Accounting for Stock Issued to Employees.

   The estimated per share weighted-average fair value of all stock options granted during the period ended September 30, 1999 was $0.02, as of the date of grant. The fair value of the Company's stock-based awards was estimated using the Black-Scholes option pricing model with the following assumptions:

      Expected life in years........................................       9.33
      Risk-free interest rates...................................... 5.5 to 6.4%
      Expected volatility...........................................          0%

   Pursuant to the requirements of SFAS No. 123, the following is the pro forma net loss amount for the period from April 1, 1999 (inception) through September 30, 1999, as if the compensation cost for the stock

                             OPINIONWARE.COM, INC.
                        (a development stage enterprise)

                   NOTES TO FINANCIAL STATEMENTS--(Continued)


options issued had been determined based on the fair value at the grant date for grants issued during the period ended September 30, 1999, reflected over the options vesting period.

      Net loss:
        As reported................................................... $543,588
        Fair value of stock-based compensation........................    1,990
                                                                       --------
          Pro forma net loss.......................................... $545,578
                                                                       ========

(3) Advance from Investor

   The Company received $375,000 from a third party investor through the period ended September 30, 1999 to be converted in the future to a yet undetermined number of shares of the Company. Coincident with the issuance of shares, the Company plans to issue 100,000 options to the investor to purchase 100,000 shares of the Company as consideration for the advance. The fair value of the consideration represents debt issuance costs and has been reflected in other assets net of amortization as of September 30, 1999 (see note 8).

(4) Line of Credit

   On June 15, 1999, the Company entered into a loan agreement with a financial institution, which made available a line of credit of $135,000 through May 14, 2000. Interest on the outstanding balance is based on the prime rate of interest plus one and one-quarter percent. The interest rate on the outstanding balance of $135,000 at September 30, 1999 was 9.5 percent. The line of credit is collateralized by any and all of the assets of the Company and the personal guarantees of the shareholders of the Company. The Company also has agreed to pay the financial institution a facility fee, which is calculated at the rate of .01 percent per annum on $135,000.

(5) Note Payable

   On June 15, 1999 the Company entered into a promissory note agreement with a third party in the amount of $10,000. Outstanding principal and interest is due at the earlier of June 15, 2004 or upon demand. The promissory note agreement calls for interest to be charged on the outstanding principal balance at 6 percent per annum. At an undetermined future date, the Company plans to issue the holder of the note 8,000 options to purchase 8,000 shares of the Company.

(6) Income Taxes

   The Company has incurred net operating losses since inception. Given the uncertainty of future earning trends, the Company has not reflected any benefit of such net operating loss carryforwards in the accompanying financial statements.

   As of September 30, 1999, the Company has U.S. tax net operating loss carryforwards of approximately $500,000, which will be available to offset earnings during the carryforward period. If not used, these carryforwards begin to expire in 2019. Pursuant to Sections 382 and 383 of the Internal Revenue Code, the annual use of the Company's net operating loss and credit carryforwards may be limited if a cumulative change in ownership (as defined by the Internal Revenue Code) of more than 50 percent occurs within a three-year testing period.

                             OPINIONWARE.COM, INC.
                        (a development stage enterprise)

                   NOTES TO FINANCIAL STATEMENTS--(Continued)



(7) Commitments and Contingencies

 (a) Lease Agreements

   The Company leases certain office space in Massachusetts under a noncancelable operating lease that expired on September 30, 1999. Rental expense under the lease during the period April 1, 1999 (inception) through September 30, 1999 was $21,000. The lease was renewed on October 1, 1999 for a six-month period with base rent of $3,500 per month.

 (b) Employment Contracts

   The Company has employment agreements and arrangements with the two shareholders of the Company and certain management personnel that provide for aggregate minimum annual base compensation of $760,000, expiring on various dates through July 2001.

 (c) Options to be Granted

   The Company has agreed to appoint two directors to the board contingent upon the completion of an investment in the Company by a third party (see note 8). Coincident with the appointment of the two directors to the Company's board, the Company has agreed to grant each of the newly appointed directors 75,000 options for the purchase of 75,000 shares of common stock of the Company.

(8) Subsequent Events

   On December 8, 1999, the Company entered into a Series A Preferred Stock Purchase Agreement (the Agreement) with a third party. Under the terms of the Agreement, the Company issued 2,222,222 shares of Series A-2 convertible preferred stock. The Series A-2 preferred stock is ultimately convertible into shares of common stock of the Company in accordance with the terms of the Agreement.

   As of the closing of the Agreement, the Company's authorized capital stock consisted of 10,000,000 shares of $.001 par value Class A common stock, 4,900,000 shares of $.001 par value Class B common stock, 4,900,000 shares of $.001 par value Series A-1 preferred stock, and 4,900,000 shares of $.001 par value Series A-2 preferred stock.

   On December 8, 1999, the advance from investor (see note 3) was converted into 416,666 shares of Series A-1 preferred stock. In addition, options to purchase 100,000 shares of Class A common stock with an exercise price of $.05 per share were issued to the investor.

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors
Outtask.com, Inc.:

   We have audited the accompanying balance sheet of Outtask.com, Inc. (a development stage enterprise) as of September 30, 1999, and the related statements of operations, stockholders' deficit, and cash flows for the period from April 6, 1999 (inception) through September 30, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

   We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

   In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Outtask.com, Inc. (a development stage enterprise) as of September 30, 1999, and the results of its operations and its cash flows for the period from April 6, 1999 (inception) through September 30, 1999, in conformity with generally accepted accounting principles.

                                          /s/ KPMG LLP

McLean, Virginia
November 5, 1999, except as to note 8,  which is as of December 10, 1999

                               OUTTASK.COM, INC.
                        (a development stage enterprise)

                                 BALANCE SHEET

                               September 30, 1999

                                     ASSETS

Current assets:
  Cash.............................................................. $ 190,747
  Prepaid rent......................................................     2,909
                                                                     ---------
    Total current assets............................................   193,656
Property and equipment, net.........................................    72,506
Deposit.............................................................     5,816
                                                                     ---------
    Total assets.................................................... $ 271,978
                                                                     =========

                     LIABILITIES AND STOCKHOLDERS' DEFICIT

Current liabilities:
  Accounts payable.................................................. $  55,425
  Accrued vacation..................................................     2,300
  Advance from founder..............................................   234,750
                                                                     ---------
    Total current liabilities.......................................   292,475
                                                                     ---------
Stockholders' deficit:
  Common stock, $.01 par value; 30,000,000 shares authorized;
   11,775,000 shares issued and outstanding.........................   117,750
  Deficit accumulated during the development stage..................  (138,247)
    Total stockholders' deficit.....................................   (20,497)
                                                                     ---------
    Total liabilities and stockholders' deficit..................... $ 271,978
                                                                     =========



                See accompanying notes to financial statements.

                               OUTTASK.COM, INC.
                        (a development stage enterprise)

                            STATEMENT OF OPERATIONS

        Period from April 6, 1999 (inception) through September 30, 1999

Revenue............................................................... $    --
                                                                       --------
Operating expenses:
  Research and development............................................   59,187
  Marketing...........................................................   42,849
  General and administrative..........................................   36,211
                                                                       --------
    Total operating expenses..........................................  138,247
Income taxes..........................................................      --
                                                                       --------
    Net loss.......................................................... $138,247
                                                                       ========




                See accompanying notes to financial statements.

                               OUTTASK.COM, INC.
                        (a development stage enterprise)

                       STATEMENT OF STOCKHOLDERS' DEFICIT

        Period from April 6, 1999 (inception) through September 30, 1999

                                                        Deficit
                                                      accumulated
                                     Common Stock     during the      Total
                                  ------------------- development stockholders'
                                    Shares    Amount     stage       deficit
                                  ---------- -------- ----------- -------------
Balance at April 6, 1999
 (inception).....................        --  $    --        --           --
  Issuance of common stock....... 11,775,000  117,750       --       117,750
  Net loss.......................        --       --   (138,247)    (138,247)
                                  ---------- --------  --------     --------
Balance at September 30, 1999.... 11,775,000 $117,750  (138,247)     (20,497)
                                  ========== ========  ========     ========





                See accompanying notes to financial statements.

                               OUTTASK.COM, INC.
                        (a development stage enterprise)

                            STATEMENT OF CASH FLOWS

        Period from April 6, 1999 (inception) through September 30, 1999

Cash flows from operating activities:
  Net loss.......................................................... $(138,247)
  Adjustments to reconcile net loss to net cash used in operating activities:
    Depreciation....................................................       978
    Changes in assets and liabilities:
      Prepaid rent..................................................    (2,909)
      Accounts payable..............................................    55,425
      Accrued vacation..............................................     2,300
                                                                     ---------
        Net cash used in operating activities.......................   (82,453)
                                                                     ---------
Cash flows from investing activities:
  Purchases of property and equipment...............................   (73,484)
  Deposit...........................................................    (5,816)
                                                                     ---------
        Net cash used in investing activities.......................   (79,300)
Cash flows from financing activities:
  Proceeds from issuance of common stock............................   117,750
  Advance from founder..............................................   234,750
                                                                     ---------
        Net cash provided by financing activities...................   352,500
                                                                     ---------
        Net increase in cash........................................   190,747
Cash, beginning of period...........................................       --
                                                                     ---------
Cash, end of period................................................. $ 190,747
                                                                     =========



                See accompanying notes to financial statements.

                               OUTTASK.COM, INC.
                        (a development stage enterprise)

                         NOTES TO FINANCIAL STATEMENTS

(1) Organization and Business

   Outtask.com, Inc. (the "Company"), a Delaware corporation, was founded on April 6, 1999. The Company is a development stage enterprise as it is currently devoting substantially all of its efforts to commencing its planned principal operations and has not yet begun to generate revenue. The Company will provide a variety of web-based business applications and solutions.

   The Company operates in a highly competitive marketplace and depends on proprietary technology, and attracting and retaining key personnel. The Company's products, when developed, will be subject to rapid technological obsolescence and potential failures, and there can be no assurance that the Company will develop a marketable product. In addition, there can be no assurance that the Company will be able to raise sufficient capital to support its product development efforts and business activities.

(2) Summary of Significant Accounting Policies

 (a) Preparation of Financial Statements

   The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

 (b) Property and equipment

   Property and equipment is carried at historical cost less accumulated depreciation. Depreciation and amortization is calculated using the straight-line method based on the estimated remaining useful lives of the assets as follows:

      Computer hardware................................................. 3 years
      Video hardware.................................................... 3 years
      Furniture and fixtures............................................ 5 years

   In accordance with Financial Accounting Standards Board ("FASB") Statement of Financial Accounting Standard ("SFAS") No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of, the Company periodically reviews its long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to the undiscounted future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured as the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell.

 (c) Cash and Cash Equivalents

   The Company considers all highly liquid financial instruments with an original maturity of three months or less to be cash equivalents. The Company did not have any cash equivalents at September 30, 1999.

                               OUTTASK.COM, INC.
                        (a development stage enterprise)

                   NOTES TO FINANCIAL STATEMENTS--(Continued)



 (d) Research and Development

   Research and development expenses include product development activities and are expensed as incurred. Statement of Financial Accounting Standards ("SFAS") No. 86, Accounting for the Costs of Computer Software to be Sold, Leased, or Otherwise Marketed does not materially affect the Company.

 (e) Income Taxes

   The Company accounts for income taxes under the asset and liability method. Under the asset and liability method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using the enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

 (f) Comprehensive Income

   In June 1997, the FASB issued SFAS No. 130, Reporting Comprehensive Income. SFAS No. 130 establishes standards for the reporting and display of comprehensive income and its components in the financial statements. The Company has no amounts associated with the components of other comprehensive income in the Company's financial statements.

(3) Leases and Other Commitments

   The Company has a noncancellable operating lease for office space in Virginia, which expires in June 2000. Rental expense under the lease, which was executed on August 16, 1999, was approximately $8,500 for the period from April 6, 1999 (inception) through September 30, 1999. The remaining lease payments as of September 30, 1999 are approximately $34,900.

   The Company entered into an agreement in September 1999 with a third party to provide internet and related support services. The agreement expires in September 2000 and requires monthly payments in the amount of $1,540.

(4) Property and Equipment

   Property and equipment consists of the following at September 30, 1999:

      Computer hardware................................................ $51,920
      Video hardware...................................................  13,995
      Furniture and fixtures...........................................   7,569
                                                                        -------
                                                                         73,484
      Less accumulated depreciation....................................    (978)
                                                                        -------
                                                                        $72,506
                                                                        =======

(5) Capital Stock

   In April 1999, the Company issued an aggregate of 117,500 shares of common stock to the Company's founders at a price of $1.00 per share.

                               OUTTASK.COM, INC.
                        (a development stage enterprise)

                   NOTES TO FINANCIAL STATEMENTS--(Continued)



(6) Related Party Transactions

   During the period from April 6, 1999 (inception) through September 30, 1999, the Company received advances from its founder in the aggregate amount of $234,750. The advances are unsecured, do not bear interest, and are repayable upon demand.

(7)Income Taxes

   No provision has been made for income taxes as the Company incurred a taxable loss for the period from April 6, 1999 (inception) through September 30, 1999. The actual income tax provision (benefit) differs from the expected income tax benefit computed using the statutory federal income tax rate of 34 percent applied to pretax loss as a result of the following:

      Computed "expected" tax benefit................................. $(47,004)
      (Increase) reduction in tax benefit resulting from:
        Increase in the beginning of the year valuation allowance.....   55,299
        State income tax benefit......................................   (8,295)
                                                                       --------
                                                                       $    --
                                                                       ========

   The tax effects of temporary differences that give rise to significant portions of the Company's deferred tax assets and liabilities as of September 30, 1999 are as follows:

      Deferred tax assets:
        Net operating loss carryforward............................... $ 23,675
        Start-up and organizational costs.............................   31,624
                                                                       --------
          Total deferred tax assets...................................   55,299
                                                                       --------
      Valuation allowance.............................................  (55,299)
                                                                       --------
          Net deferred tax asset...................................... $    --
                                                                       ========

   The Company had net operating loss carryforwards of approximately $59,000 at September 30, 1999 for income tax purposes. These carryforwards expire, if unused, in 2019. Because of the "change of ownership" provision of the Internal Revenue Code, a portion of the Company's net operating loss carryforwards may be subject to annual limitations regarding their utilization in the event of a change in control of the Company.

   In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax asset will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which temporary differences become deductible. Based upon the level of historical taxable income and projections for future taxable income over the periods in which the temporary differences are available to reduce income taxes payable, management has established a valuation allowance for the full amount of the deferred tax assets at September 30, 1999. No income tax payments were made during the period from April 6, 1999 (inception) through September 30, 1999.

(8) Subsequent Events

   In November 1999, the Company increased its authorized capital stock to 30,000,000 shares of $.01 par value Class A common stock, 10,000,000 shares of $.01 par value Class B common stock, 9,259,259 shares of

$.01 par value Series A-1 preferred stock, and 8,101,852 shares of $.01 par value Series A-2 preferred stock. Also in November 1999, the Company executed a 100:1 common stock split. All common stock share amounts have been retroactively adjusted in the accompanying financial statements to reflect the split.

   On December 10, 1999, the Company entered into a Series A Preferred Stock Purchase Agreement (the Agreement) with a third party. Under the terms of the Agreement, the Company issued 8,101,852 shares of Series A-2 preferred stock. The Series A-2 preferred stock is ultimately convertible into shares of common stock of the Company in accordance with the terms of the Agreement.

   On December 10, 1999, the Company increased the number of shares of Class A common stock reserved for issuance under its Stock Incentive Plan to 1,500,000 and issued 945,000 common stock options.

   In December 1999, the Company issued 1,115,407 shares of Series A-1 preferred stock including 1,012,731 shares issued to the Company's founder.

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors
PocketCard Inc.:

   We have audited the accompanying balance sheets of PocketCard Inc. (a development stage enterprise) as of December 31, 1998 and September 30, 1999 and the related statements of operations, stockholders' deficit, and cash flows for the period from September 3, 1998 (inception) through December 31, 1998, for the nine months ended September 30, 1999, and for the period from September 3, 1998 (inception) through September 30, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

   We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

   In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of PocketCard Inc. (a development stage enterprise) as of December 31, 1998 and September 30, 1999, and the results of its operations and its cash flows for the period from September 3, 1998 (inception) through December 31, 1998, for the nine months ended September 30, 1999, and for the period from September 3, 1998 (inception) through September 30, 1999 in conformity with generally accepted accounting principles.

                                          /s/ KPMG LLP
Chicago, Illinois
November 5, 1999, except for note 7,  which is as of November 23, 1999

                                POCKETCARD INC.
                        (a development stage enterprise)

                                 BALANCE SHEETS

                    December 31, 1998 and September 30, 1999

                                                     December 31, September 30,
                       ASSETS                            1998         1999
                       ------                        ------------ -------------
Current assets:
  Cash..............................................  $     900        6,793
  Restricted cash...................................        --         6,175
  Stock subscriptions receivable....................      9,000       52,083
                                                      ---------     --------
    Total current assets............................      9,900       65,051
Property and equipment, net of accumulated
 depreciation.......................................        --        25,344
Other assets........................................        --           395
                                                      ---------     --------
    Total assets....................................  $   9,900       90,790
                                                      =========     ========
       LIABILITIES AND STOCKHOLDERS' DEFICIT
       -------------------------------------
Current liabilities:
  Due to affiliates.................................  $ 306,620      602,622
  Accrued expenses..................................        --        16,313
  Customer deposits.................................        --         8,642
  Deferred revenue..................................        --         1,925
                                                      ---------     --------
    Total current liabilities.......................    306,620      629,502
                                                      ---------     --------
Stockholders' deficit (see notes 3 and 7):
  Series A-1 convertible preferred stock, $.0000001
   par value; 16,863,905 shares authorized; none
   issued and outstanding...........................        --           --
  Series A-2 convertible preferred stock, $.0000001
   par value; 14,792,899 shares authorized; none
   issued and outstanding...........................        --           --
  Class A common stock, $.0000001 par value;
   90,000,000 shares authorized; 20,000,000 and
   24,629,629 shares issued and outstanding at
   December 31, 1998 and September 30, 1999.........          2            2
  Class B common stock, $.0000001 par value;
   14,792,899 shares authorized; none issued and
   outstanding......................................        --           --
  Additional paid-in capital........................      9,998       62,081
  Deficit accumulated during the development stage..   (306,720)    (600,795)
                                                      ---------     --------
    Total stockholders' deficit.....................   (296,720)    (538,712)
                                                      ---------     --------
    Total liabilities and stockholders' deficit.....  $   9,900       90,790
                                                      =========     ========

                See accompanying notes to financial statements.

                                POCKETCARD INC.
                        (a development stage enterprise)

                            STATEMENTS OF OPERATIONS

      Period from September 3, 1998 (inception) through December 31, 1998, the nine months ended September 30, 1999, and the period from
            September 3, 1998 (inception) through September 30, 1999

                                       Period from                 Period from
                                       September 3,               September 3,
                                           1998                       1998
                                       (inception)   Nine months   (inception)
                                         through        ended        through
                                       December 31, September 30, September 30,
                                           1998         1999          1999
                                       ------------ ------------- -------------
Revenues..............................  $     --         4,020         4,020
Operating expenses:
  Product development primarily to
   related parties (note 6)...........    291,920      220,818       512,738
  Selling and marketing primarily to
   related parties (note 6)...........      8,250       23,850        32,100
  General and administrative primarily
   to related parties (note 6)........      6,550       50,653        57,203
  Depreciation........................        --         2,774         2,774
                                        ---------     --------      --------
    Total operating expenses..........    306,720      298,095       604,815
                                        ---------     --------      --------
    Net loss..........................  $(306,720)    (294,075)     (600,795)
                                        =========     ========      ========




                See accompanying notes to financial statements.

                                POCKETCARD INC.
                        (a development stage enterprise)

                      STATEMENTS OF STOCKHOLDERS' DEFICIT

  Period from September 3, 1998 (inception) through December 31, 1998,the nine months ended September 30, 1999, and the period fromSeptember 3, 1998
                     (inception) through September 30, 1999

                                                          Deficit
                               Class A                  accumulated
                             common stock    Additional during the      Total
                          ------------------  paid-in   development stockholders'
                            Shares   Amount   capital      stage       deficit
                          ---------- ------- ---------- ----------- -------------
Balance at September 3,
 1998 (inception).......         --  $   --     --            --           --
Issuance of common
 stock..................  20,000,000   9,998      2           --        10,000
Net loss................         --      --     --       (306,720)    (306,720)
                          ---------- -------    ---      --------     --------
Balance at December 31,
 1998...................  20,000,000   9,998      2      (306,720)    (296,720)
Exercise of employee
 stock options..........   4,629,629  52,083    --            --        52,083
Net loss................         --      --     --       (294,075)    (294,075)
                          ---------- -------    ---      --------     --------
Balance at September 30,
 1999...................  24,629,629 $62,081      2      (600,795)    (538,712)
                          ========== =======    ===      ========     ========



                See accompanying notes to financial statements.

                                POCKETCARD INC.
                        (a development stage enterprise)

                            STATEMENTS OF CASH FLOWS

      Period from September 3, 1998 (inception) through December 31, 1998, the nine months ended September 30, 1999, and the period from
            September 3, 1998 (inception) through September 30, 1999

                                        Period from                 Period from
                                        September 3,               September 3,
                                            1998                       1998
                                        (inception)   Nine months   (inception)
                                          through        ended        through
                                        December 31, September 30, September 30,
                                            1998         1999          1999
                                        ------------ ------------- -------------
Cash flows from operating activities:
  Net loss............................   $(306,720)    (294,075)     (600,795)
  Adjustments to reconcile net loss to
   net cash provided by (used in)
   operating activities:
    Depreciation......................         --         2,774         2,774
    Changes in assets and liabilities:
      Restricted cash.................         --        (6,175)       (6,175)
      Other assets....................         --          (395)         (395)
      Accrued expenses................         --        16,313        16,313
      Customer deposits...............         --         8,642         8,642
      Deferred revenue................         --         1,925         1,925
      Due to affiliate................     306,620      296,002       602,622
                                         ---------     --------      --------
        Net cash provided by (used in)
         operating activities.........        (100)      25,011        24,911
                                         ---------     --------      --------
Cash flows from investing activities--
 capital expenditures.................         --       (28,118)      (28,118)
                                         ---------     --------      --------
        Net cash used in investing
         activities...................         --       (28,118)      (28,118)
                                         ---------     --------      --------
Cash flows from financing activities--
 proceeds from issuance of common
 stock................................       1,000        9,000        10,000
                                         ---------     --------      --------
        Net cash provided by financing
         activities...................       1,000        9,000        10,000
                                         ---------     --------      --------
        Net increase in cash..........         900        5,893         6,793
Cash at beginning of period...........         --           900           --
                                         ---------     --------      --------
Cash at end of period.................   $     900        6,793         6,793
                                         =========     ========      ========


                See accompanying notes to financial statements.

                                POCKETCARD INC.
                       (a development stage enterprise)

                         NOTES TO FINANCIAL STATEMENTS

(1) Summary of Significant Accounting Policies

 (a) Description of Business

   PocketCard Inc. (the Company) was incorporated in Illinois on September 3, 1998 for the purpose of providing business and family groups with supervised access to funds.

   Since inception, the Company has been engaged principally in organizational activities, including raising capital, recruiting a management team and employees, executing agreements, negotiating strategic relationships, and developing operational plans and marketing activities. Accordingly, the Company is in the development stage, as defined by Statement of Financial Accounting Standards (SFAS) No. 7, Accounting and Reporting by Development Stage Enterprises.

 (b) Revenue Recognition

   Revenues from membership fees are recognized ratably over the membership period. Revenues from transaction fees are recognized upon the completion of the related transaction.

   Of the $4,020 of revenue for the nine months ended September 30, 1999, $3,000 related to one customer.

 (c) Property and Equipment

   Property and equipment are carried at cost and are depreciated using the straight-line method over the estimated useful lives of the related assets, generally three years.

 (d) Customer Deposits

   Customer deposits consist of amounts received from customers loading available funds on spender cards. The cash related to customer deposits is held in a custodial bank account and is not used in the operations of the Company.

 (e) Product Development Costs

   The Company has adopted the provisions of the American Institute of Certified Public Accountants' Statement of Position 98-1, Accounting for the Costs of Computer Software Developed or Obtained for Internal Use. Accordingly, certain costs to develop internal-use computer software are capitalized. During the period from September 3, 1998 (inception) through December 31, 1998, and during the nine months ended September 30, 1999, software development costs of $291,920 and $220,818, respectively, were incurred related to the development of a web-based network and website. Such amounts were expensed due to the uncertainty of recovery.

 (f) Stock-based Compensation

   The Company accounts for its stock options under the provisions of SFAS No. 123, "Accounting for Stock-Based Compensation." SFAS No. 123 permits entities to recognize as expense over the vesting period the fair value of all stock-based awards on the date of grant. Alternatively, SFAS No. 123 allows entities to continue to apply the provisions of Accounting Principles Board Opinion
(APB) No. 25, "Accounting for Stock Issued to Employees," and provide pro forma net income disclosures for employee stock option grants made as if the fair value-based method defined in SFAS No. 123 had been applied. Under APB No. 25, compensation

                                POCKETCARD INC.
                        (a development stage enterprise)

                   NOTES TO FINANCIAL STATEMENTS--(Continued)


expense would be recorded on the date of grant only if the current fair value of the underlying stock exceeded the exercise price. The Company has elected to apply the provisions of APB No. 25 and provide the pro forma disclosures of SFAS No. 123.

 (g) Income Taxes

   Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

 (h) Use of Estimates

   The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

(2) Property and Equipment

   Property and equipment, at cost, less accumulated depreciation, is summarized as follows at September 30, 1999:

      Computer equipment............................................... $20,376
      Software.........................................................   7,742
                                                                        -------
                                                                         28,118
      Less accumulated depreciation....................................  (2,774)
                                                                        -------
                                                                        $25,344
                                                                        =======

(3) Stockholders' Deficit

   As of December 31, 1998, there was a $9,000 subscription receivable related to the issuance of common stock on the date of incorporation. The subscription receivable was subsequently paid in 1999. As of September 30, 1999, there was a $52,083 subscription receivable related to the exercise of stock options during the nine months then ended. This subscription receivable was fully paid in October 1999.

(4) Stock Option Plan

   In 1999, the Company adopted a stock option plan under which certain employees may be granted the right to purchase shares of common stock at the fair value on the date of grant. The Company has reserved an aggregate of 7,889,098 shares of common stock for issuance under the plan. Stock options may be exercised only to the extent they have vested in accordance with provisions determined by the Board of Directors.

                                POCKETCARD INC.
                        (a development stage enterprise)

                   NOTES TO FINANCIAL STATEMENTS--(Continued)



   The Company applies APB No. 25 in accounting for its plans and, accordingly, no compensation cost has been recognized in the financial statements for its stock options. Had the Company determined compensation cost based on the fair value at the grant date for its stock-based compensation plans under SFAS No. 123, the Company's net income would have been reduced to the pro forma amounts indicated below:

                                                    Period from
                                                 September 3, 1998  Nine months
                                                    (inception)        ended
                                                      through      September 30,
                                                 December 31, 1998     1999
                                                 ----------------- -------------
      Net loss:
        As reported.............................     $306,720         294,075
        Pro forma...............................      306,720         303,603
                                                     ========         =======

   For purposes of calculating the compensation cost consistent with SFAS No. 123, the fair value of each option grant in 1999 is estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted-average assumptions: expected dividend yield 0%, expected volatility of 0%, risk-free interest rate of 4.51% to 5.66% and an expected life of one to two years.

   Stock option activity for the periods indicated is as follows:

                                                                Weighted-average
                                                      Shares     exercise price
                                                    ----------  ----------------
      Outstanding on January 1, 1998...............        --        $ --
      Granted......................................  4,652,590         .01
      Exercised.................................... (4,629,629)        .01
                                                    ----------       -----
      Outstanding on September 30, 1999............     22,961       $ .02
                                                    ==========       =====

   The following table summarizes information about stock options outstanding at September 30, 1999.

                                   Options outstanding     Options exercisable
                                 ----------------------- -----------------------
                                        Weighted-average        Weighted-average
      Range of exercise prices   Shares  exercise price  Shares  exercise price
      ------------------------   ------ ---------------- ------ ----------------
          $0.01 to $0.025        22,961       $.02       5,841        $.01
                                 ======       ====       =====        ====

   The remaining contract life of 5,600 of the outstanding options is 9.8 years. The remaining 17,361 outstanding options expire 30 days after the employees' termination of employment with the Company.

(5) Income Taxes

   The provision for income taxes differs from the amounts which would result by applying the applicable Federal income tax rate to income before provision for income taxes for the period from September 3, 1998 (inception) to December 31, 1998 and for the nine months ended September 30, 1999 as follows:


                                              Period from
                                           September 3, 1998
                                              (inception)       Nine months
                                                through            ended
                                           December 31, 1998 September 30, 1999
                                           ----------------- ------------------
      Expected income tax benefit.........     $(104,285)         (99,985)
      State income tax benefit............       (18,403)         (17,644)
      Effect of change in valuation
       allowance..........................       122,688          117,629
                                               ---------          -------
                                               $     --               --
                                               =========          =======

                                POCKETCARD INC.
                        (a development stage enterprise)

                   NOTES TO FINANCIAL STATEMENTS--(Continued)



   The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and liabilities at December 31, 1998 and September 30, 1999 are as follows:

                                                      December 31, September 30,
                                                          1998         1999
                                                      ------------ -------------
      Deferred tax assets:
        Net operating loss carryforward..............   $    --        51,715
        Start-up costs...............................    122,688      189,720
                                                        --------     --------
          Total gross deferred tax assets............    122,688      241,435
                                                        --------     --------
      Deferred tax liabilities--depreciation.........        --        (1,118)
                                                        --------     --------
          Total gross deferred tax liabilities.......        --        (1,118)
                                                        --------     --------
          Net deferred tax assets....................    122,688      240,317
      Valuation allowance............................   (122,688)    (240,317)
                                                        --------     --------
          Net deferred taxes.........................   $    --           --
                                                        ========     ========

   Net operating losses for income tax purposes of $129,289 generated for the nine month period ended September 30, 1999 can be carried forward for twenty years and will expire in the year 2019.

   In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax asset will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which temporary differences become deductible. Based upon the level of historical taxable income and projections for future taxable income over the periods in which the temporary differences are available to reduce income taxes payable, management has established a valuation allowance for the full amount of the net deferred tax assets.

(6) Related-party Transactions

   The Company maintains significant relationships with certain related parties in regards to service agreements. One affiliate charges the Company a fee related to programming, customer service and data processing services. The term of this agreement extends through June 30, 2002. Another affiliate charges the Company for check guaranty and debit card fund transfer services. The Company and these affiliates (the Affiliates) are related parties through common ownership. The Company is charged rates for these services that are substantially similar to those paid by other clients of the Affiliates.

   Operating expenses include amounts to the Affiliates as follows:

                                               Period from
                                            September 3, 1998
                                               (inception)       Nine months
                                                 through            ended
                                            December 31, 1998 September 30, 1999
                                            ----------------- ------------------
      Product development..................     $291,920           223,848
      Selling and marketing................        8,250            16,886
      General and administrative...........        6,450            27,150
                                                --------           -------
          Total............................     $306,620           267,884
                                                ========           =======

                                POCKETCARD INC.
                        (a development stage enterprise)

                   NOTES TO FINANCIAL STATEMENTS--(Concluded)



(7) Subsequent Events

   On November 23, 1999, the Company entered into a Series A Preferred Stock Purchase Agreement the Agreement) with various third parties. Under the terms of the Agreement, the Company issued 14,792,899 shares of Series A-2 convertible preferred stock. The Company also issued a total of 98,618 shares of Series A-1 convertible preferred stock under the Agreement to other third parties. The Series A-1 and A-2 convertible preferred stock are ultimately convertible into shares of common stock in accordance with the terms of the Agreement.

   As of the closing of the Agreement, the Company's authorized capital stock consisted of 90,000,000 shares of $.0000001 par value Class A common stock, 14,792,899 shares of $.0000001 par value Class B common stock, 16,863,905 shares of $.0000001 par value Series A-1 convertible preferred stock, and 14,792,899 shares of $.0000001 par value Series A-2 convertible preferred
stock. On         , the Company was reincorporated in the State of Delaware and affected a twenty-for-one stock dividend on its then outstanding shares of Class A common stock. All share information included in these financial statements has been retroactively adjusted to reflect the revised authorized capital stock and the stock dividend.

                          INDEPENDENT AUDITORS' REPORT

Board of Directors
Whiplash, Inc.

   We have audited the accompanying balance sheets of Whiplash, Inc. (a development stage enterprise) as of December 31, 1997 and 1998, and the related statements of operations, stockholders' deficit, and cash flows for the years then ended and for the period from March 7, 1996 (inception) through December 31, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

   We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

   In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Whiplash, Inc. (a development stage enterprise) as of December 31, 1997 and 1998, and the results of its operations and its cash flows for the years then ended and for the period from March 7, 1996 (inception) through December 31, 1998, in conformity with generally accepted accounting principles.

                                          /s/ KPMG LLP

Chicago, Illinois
December 10, 1999

                                 WHIPLASH, INC.
                        (a development stage enterprise)

                                 BALANCE SHEETS
         December 31, 1997 and 1998 and September 30, 1999 (unaudited)

                                              December 31,
                                         -----------------------  September 30,
                 ASSETS                     1997         1998         1999
                 ------                  -----------  ----------  -------------
                                                                   (unaudited)
Current assets:
  Cash and cash equivalents............. $   102,035      69,751       98,211
  Accounts receivable ..................      52,163      56,209          817
  Common stock subscription receivable..      67,500      67,500          --
                                         -----------  ----------   ----------
    Total current assets ...............     221,698     193,460       99,028
Property and equipment, net of
 accumulated depreciation and
 amortization...........................      55,227      42,406       26,541
Other assets............................       5,000       5,982        9,605
                                         -----------  ----------   ----------
    Total assets........................ $   281,925     241,848      135,174
                                         ===========  ==========   ==========

     LIABILITIES AND STOCKHOLDERS'
            EQUITY (DEFICIT)
     -----------------------------
Current liabilities:
  Accounts payable ..................... $    75,144     171,134       62,576
  Accrued expenses .....................      10,689      74,140      107,127
  Current portion of notes payable to
   stockholders ........................         --      200,000    1,100,000
                                         -----------  ----------   ----------
    Total current liabilities ..........      85,833     445,274    1,269,703
Notes payable to stockholders, less
 current portion .......................     140,000     650,000      495,000
                                         -----------  ----------   ----------
    Total liabilities ..................     225,833   1,095,274    1,764,703
                                         -----------  ----------   ----------

Stockholders' equity (deficit):
  Common stock, $.0001 par value;
   25,000,000 shares authorized;
   9,250,000 shares issued and
   outstanding at December 31, 1997 and
   1998 and 9,306,664 shares issued and
   outstanding at September 30, 1999
   (unaudited)..........................         925         925          931
  Additional paid-in capital ...........   1,383,739   1,383,739    1,383,733
  Deficit accumulated during the
   development stage ...................  (1,328,572) (2,238,090)  (3,014,193)
                                         -----------  ----------   ----------
    Total stockholders' equity (deficit)
     ...................................      56,092    (853,426)  (1,629,529)
                                         -----------  ----------   ----------
    Total liabilities and stockholders'
     (equity) (deficit) ................ $   281,925     241,848      135,174
                                         ===========  ==========   ==========


                See accompanying notes to financial statements.

                                 WHIPLASH, INC.
                        (a development stage enterprise)

                            STATEMENTS OF OPERATIONS

                    Years ended December 31, 1997 and 1998,
               the period from March 7, 1996 (inception) through
        December 31, 1998, and the nine months ended September 30, 1998
                        (unaudited) and 1999 (unaudited)

                                               Period from
                                              March 7, 1996
                            Years ended        (inception)     Nine months ended
                            December 31,         through         September 30,
                         -------------------  December 31,  -----------------------
                           1997       1998        1998         1998        1999
                         ---------  --------  ------------- ----------- -----------
                                                            (unaudited) (unaudited)
Revenues................ $  52,163     3,390       55,553       3,390         600
                         ---------  --------   ----------    --------    --------
Operating expenses:
  Product development...   578,290   738,161    1,714,026     529,097     585,245
  General and
   administrative.......   298,566   116,239      485,653      99,497     110,928
  Depreciation and
   amortization.........    25,436    29,265       66,876      21,949      23,267
                         ---------  --------   ----------    --------    --------
    Total operating
     expenses...........   902,292   883,665    2,266,555     650,543     719,438
Other income (expense):
  Interest income.......     1,439       188        2,343         167         443
  Interest expense......       --    (29,431)     (29,431)    (17,570)    (57,708)
                         ---------  --------   ----------    --------    --------
    Total other income
     (expense)..........     1,439   (29,243)     (27,088)    (17,403)    (57,265)
                         ---------  --------   ----------    --------    --------
    Net loss............ $(848,690) (909,518)  (2,238,090)   (664,556)   (776,103)
                         =========  ========   ==========    ========    ========


                See accompanying notes to financial statements.

                                 WHIPLASH, INC.
                        (a development stage enterprise)

                  STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIT)

                    Years ended December 31, 1997 and 1998,
               the period from March 7, 1996 (inception) through December 31, 1998, and the nine months ended September 30, 1999 (unaudited)

                                                             Deficit
                                                           accumulated
                            Common Stock                   during the        Total
                          ----------------   Additional    development   stockholders'
                           Shares   Amount paid-in capital    stage     equity (deficit)
                          --------- ------ --------------- -----------  ----------------
Balance at March 7, 1996
 (inception)............        --   $--            --            --              --
  Issuance of common
   stock................  9,250,000   925     1,327,075           --        1,328,000
  Net loss..............        --    --            --       (479,882)       (479,882)
                          ---------  ----     ---------    ----------      ----------
Balance at December 31,
 1996...................  9,250,000   925     1,327,075      (479,882)        848,118
  Common stock
   subscribed for
   services.............        --    --         56,664           --           56,664
  Net loss..............        --    --            --       (848,690)       (848,690)
                          ---------  ----     ---------    ----------      ----------
Balance at December 31,
 1997...................  9,250,000   925     1,383,739    (1,328,572)         56,092
  Net loss..............        --    --            --       (909,518)       (909,518)
                          ---------  ----     ---------    ----------      ----------
Balance at December 31,
 1998...................  9,250,000   925     1,383,739    (2,238,090)       (853,426)
  Issuance of common
   stock subscribed
   (unaudited)..........     56,664     6            (6)          --              --
  Net loss (unaudited)..        --    --            --       (776,103)       (776,103)
                          ---------  ----     ---------    ----------      ----------
Balance at September 30,
 1999 (unaudited).......  9,306,664  $931     1,383,733    (3,014,193)     (1,629,529)
                          =========  ====     =========    ==========      ==========



                See accompanying notes to financial statements.

                                 WHIPLASH, INC.
                        (a development stage enterprise)

                            STATEMENTS OF CASH FLOWS

                    Years ended December 31, 1997 and 1998,
               the period from March 7, 1996 (inception) through
        December 31, 1998, and the nine months ended September 30, 1998
                        (unaudited) and 1999 (unaudited)

                                               Period from
                                              March 7, 1996
                            Years ended        (inception)     Nine months ended
                            December 31,         through         September 30,
                         -------------------  December 31,  -----------------------
                           1997       1998        1998         1998        1999
                         ---------  --------  ------------- ----------- -----------
                                                            (unaudited) (unaudited)
Cash flows from
 operating activities:
  Net loss.............. $(848,690) (909,518)  (2,238,090)   (664,556)   (776,103)
  Adjustments to
   reconcile net loss to
   net cash used in
   operating activities:
    Depreciation and
     amortization.......    25,436    29,265       66,876      21,949      23,267
    Changes in assets
     and liabilities:
      Accounts
       receivable.......   (52,163)   (4,046)     (56,209)     (3,859)     55,392
      Other assets......       --       (982)      (5,982)       (982)     (3,623)
      Accounts payable..    18,493    95,990      171,134      70,206    (108,558)
      Accrued expenses..     2,347    63,451       74,140      16,497      32,987
                         ---------  --------   ----------    --------    --------
        Net cash used in
         operating
         activities.....  (854,577) (725,840)  (1,988,131)   (560,745)   (776,638)
Cash flows from
 investing activities--
 purchase of property
 and equipment..........    (6,526)  (16,444)    (109,282)    (16,444)     (7,402)
                         ---------  --------   ----------    --------    --------
        Net cash used in
         investing
         activities.....    (6,526)  (16,444)    (109,282)    (16,444)     (7,402)
Cash flows from
 financing activities:
  Payments on common
   stock subscriptions..   590,000       --     1,260,500         --       67,500
  Common stock
   subscribed for
   services.............    56,664       --        56,664         --          --
  Proceeds from notes
   payable to
   stockholders.........   140,000   710,000      850,000     490,000     745,000
                         ---------  --------   ----------    --------    --------
        Net cash
         provided by
         financing
         activities.....   786,664   710,000    2,167,164     490,000     812,500
                         ---------  --------   ----------    --------    --------
        Net increase
         (decrease) in
         cash...........   (74,439)  (32,284)      69,751     (87,189)     28,460
Cash and cash
 equivalents at
 beginning of period....   176,474   102,035          --      102,035      69,751
                         ---------  --------   ----------    --------    --------
Cash and cash
 equivalents at end of
 period................. $ 102,035    69,751       69,751      14,846      98,211
                         =========  ========   ==========    ========    ========

                See accompanying notes to financial statements.

                                 WHIPLASH, INC.

                         NOTES TO FINANCIAL STATEMENTS

(1) Summary of Significant Accounting Policies

 (a) Description of Business

   Whiplash, Inc. (the Company) was incorporated in Delaware as a C-corporation on March 7, 1996 (inception), for the purpose of becoming an online business-to-business global distribution company for the leisure travel marketplace. The Company was formed around the goal of becoming the premier "electronic retail enabler" for all travel-related companies by enhancing the existing supply chain between the travel provider, dealer direct and business-to-business model.

   Since inception, the Company has been engaged principally in organizational activities, including raising capital, recruiting a management team and employees, executing agreements, negotiating strategic relationships, and developing operational plans and marketing activities. Accordingly, the Company is in the development stage, as defined by Statement of Accounting Standards
(SFAS) No. 7, Accounting and Reporting by Development Stage Enterprises.

 (b) Unaudited Interim Financial Information

   The financial statements as of September 30, 1999 and for the nine months ended September 30, 1998 and 1999, respectively, are unaudited. In the opinion of the Company's management, the unaudited interim financial statements include all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of the Company's financial position and results of operations. The results of operations for the nine months ended September 30, 1999 are not necessarily indicative of the results of operations to be expected for the year ending December 31, 1999.

 (c) Cash Equivalents

   The Company considers all highly liquid instruments with an original maturity of three months or less at the time of purchase to be cash equivalents.

 (d) Property and Equipment

   Property and equipment are carried at cost and depreciated using the straight-line method over the estimated useful lives of the related assets, which range from three to seven years.

 (e) Revenue Recognition

   The Company's revenues since inception consist primarily of consulting services provided to third parties. Revenues from consulting services are recognized as the services are performed.

 (f) Product Development Costs

   Product development costs are expensed as incurred and consist primarily of payroll and payroll related expenses for personnel dedicated to developing the Company's global distribution network.

 (g) Stock-based Compensation

   The Company accounts for its stock options under the provisions of SFAS No. 123, Accounting for Stock-Based Compensation. SFAS No. 123 permits entities to recognize as expense over the vesting period the fair value of all stock-based awards on the date of grant. Alternatively, SFAS No. 123 allows entities to continue to apply the provisions of Accounting Principles Board Opinion (APB) No. 25, Accounting for Stock Issued to

                                 WHIPLASH, INC.

Employees, and provide pro forma net income disclosures for employee stock option grants made as if the fair value-based method defined in SFAS 123 had been applied. Under APB No. 25, compensation expense would be recorded on the date of grant only if the current market price of the underlying stock exceeded the exercise price. The Company has elected to apply the provisions of APB No. 25 and provide the pro forma disclosures required by SFAS No. 123.

 (h) Income Taxes

   Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

 (i) Use of Estimates

   The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

(2) Property and Equipment

   Property and equipment, at cost, less accumulated depreciation, are summarized as follows at December 31, 1997 and 1998:

                                                                December 31,
                                                              -----------------
                                                                1997     1998
                                                              --------  -------
      Computer hardware and software......................... $ 66,362   82,806
      Office furniture and equipment.........................   26,476   26,476
                                                              --------  -------
                                                                92,838  109,282
      Less accumulated depreciation and amortization.........  (37,611) (66,876)
                                                              --------  -------
                                                              $ 55,227   42,406
                                                              ========  =======


(3) Stock Option Plan

   In 1996, the Company adopted a stock option plan under which certain employees may be granted the right to purchase shares of common stock at or above the fair value on the date of grant. The Company has reserved an aggregate of 790,000 shares of common stock for issuance under the plan. Stock options may be exercised only to the extent they have vested in accordance with provisions determined by the Board of Directors.

   The per share weighted-average fair value of stock options granted during 1998 was $0.03 on the date of grant using the Black-Scholes option-pricing model with the following weighted-average assumptions: expected dividend yield 0%, expected volatility of 0%, risk-free interest rate of 5.6% and an expected life of 3 years. There were no stock option grants in 1997.

                                 WHIPLASH, INC.

   The Company applies APB No. 25 in accounting for its plans and accordingly, no compensation cost has been recognized in the financial statements for its stock options. Had the Company determined compensation cost based on the fair value at the grant date for its stock-based compensation plans under SFAS No. 123, the Company's net loss would have been the pro forma amounts indicated below:

                                                               December 31,
                                                            -------------------
                                                              1997       1998
                                                            ---------  --------
      Net loss:
        As reported........................................ $(848,690) (909,518)
        Pro forma..........................................  (854,046) (915,669)
                                                            =========  ========

   Stock option activity for the periods indicated is as follows:

                                                                       Weighted-
                                                                        Average
                                                                       Exercise
                                                               Shares    Price
                                                               ------- ---------
Outstanding on December 31, 1996 and 1997..................... 640,000   $0.20
Granted during 1998........................................... 150,000    0.20
                                                               -------
Outstanding on December 31, 1998.............................. 790,000   $0.20
                                                               =======   =====

   The following table summarizes information about stock options outstanding at December 31, 1998:

                                                                 Options
                              Options outstanding              exercisable
                        ----------------------------------  --------------------
                                   Weighted-
                                    average     Weighted-             Weighted-
                                   remaining     average               average
                                  contractual   exercise              exercise
      Exercise price    Shares       life         price     Shares      price
      --------------    -------   -----------   ---------   -------   ---------
      $0.20             790,000    7.8 years      $0.20     320,000     $0.20
                        =======    =========      =====     =======     =====


(4) Notes Payable to Stockholders

   During 1997 and 1998, the Company issued various unsecured promissory notes to certain stockholders. These promissory notes bear interest at rates ranging from 5.58% to 7.28% and are generally due two years from the issuance date. The total principal balance outstanding on the notes at December 31, 1998 was $850,000, of which $200,000 has been classified as a current liability. The outstanding principal balance and related accrued interest shall be automatically converted into shares of the Company's Series A preferred stock upon the closing of an external financing in which the Company receives at least $5.0 million from the sale of equity securities (see note 6).

(5) Income Taxes

   The reconciliation of income tax expense (benefit) computed using the Federal statutory rate of 34% to the Company's income tax expense (benefit) is as follows:

                                                             1997       1998
                                                           ---------  --------
      Expected income tax benefit at the statutory rate... $(269,289) (309,236)
      State income tax benefit............................   (47,522)  (54,571)
      Permanent differences...............................        55       650
      Effect of change in valuation allowance.............   316,756   363,157
                                                           ---------  --------
                                                           $     --        --
                                                           =========  ========

                                WHIPLASH, INC.

   The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and liabilities at December 31, 1997 and December 31, 1998 are as follows:

                                                              1997       1998
                                                            ---------  --------

      Deferred tax assets:
        Capitalized start-up costs......................... $ 509,935   858,618
        Accrued expenses...................................       --     11,772
        Property and equipment--depreciation...............       --        894
        Other..............................................       547       547
                                                            ---------  --------
          Total gross deferred tax assets..................   510,482   871,831
      Less valuation allowance.............................  (508,401) (871,558)
                                                            ---------  --------
          Net deferred tax assets..........................     2,081       273
                                                            ---------  --------
      Deferred tax liabilities:
        Property and equipment--depreciation...............     1,917       --
        Other..............................................       164       273
                                                            ---------  --------
          Total gross deferred tax liabilities.............     2,081       273
                                                            ---------  --------
          Net deferred tax asset (liability)............... $     --        --
                                                            =========  ========

   In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax asset will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which temporary differences become deductible. Based upon the level of historical taxable income and projections for future taxable income over the periods in which the temporary differences are available to reduce income taxes payable, management has established a valuation allowance for the full amount of the net deferred tax assets.

(6) Subsequent Events

   On November 8, 1999, the Company entered into a Series A Preferred Stock Purchase Agreement (the Agreement) with a third party. Under the terms of the Agreement, the Company issued 3,726,708 shares of Series A-2 preferred stock. The Series A-2 preferred stock is ultimately convertible into shares of common stock of the Company in accordance with the terms of the Agreement.

   During the period from January 1, 1999 through November 8, 1999, the Company issued $800,000 of additional unsecured promissory notes to certain stockholders. These promissory notes bear interest at a rate of 5.58%. The total principal balance outstanding of all unsecured promissory notes at November 8, 1999 was $1,650,000. In conjunction with the Agreement, the $1,650,000 of principal outstanding on the notes plus accrued interest was converted into 1,024,845 shares of Series A-1 preferred stock. The Series A-1 preferred stock is ultimately convertible into shares of common stock of the Company in accordance with the terms of the Agreement.

   As of the closing of the Agreement, the Company's authorized capital stock consisted of 20,000,000 shares of $.001 par value Class A common stock, 3,726,708 shares of $.001 par value Class B common stock, 4,751,553 shares of $.001 par value Series A-1 preferred stock, and 3,726,708 shares of $.001 par value Series A-2 preferred stock.

   On November 8, 1999, the Company increased the number of shares of Class A common stock reserved for issuance under its stock option plan to 2,290,000.

                                 [DIVINE LOGO]
                          [divine interVentures logo]

                                    PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

   Set forth below is an estimate of the approximate amount of fees and expenses, other than underwriting commissions and discounts, payable by the Registrant in connection with the issuance and distribution of our common stock pursuant to the Prospectus contained in this Registration Statement. The Registrant will pay all of these expenses.

                                                                     Approximate
                                                                       Amount
                                                                     -----------
SEC registration fee................................................   $66,000
NASD filing fee.....................................................    25,500
Nasdaq National Market listing fee..................................      *
Accountants' fees and expenses......................................      *
Legal fees and expenses.............................................      *
Transfer agent and registrar fees and expenses......................      *
Printing and engraving..............................................      *
Miscellaneous expenses..............................................      *
                                                                       -------
  Total.............................................................   $  *
                                                                       =======

---------------------
*  To be provided by amendment

   All expenses other than the SEC registration fee, NASD filing fee and Nasdaq National Market listing fee are estimated.

Item 14. Indemnification of Directors and Officers

   The Registrant's Certificate of Incorporation will provide that the Registrant shall indemnify its directors to the full extent permitted by the General Corporation Law of the State of Delaware and may indemnify its officers and employees to such extent, except that the Registrant shall not be obligated to indemnify any such person (1) with respect to proceedings, claims or actions initiated or brought voluntarily by any such person and not by way of defense, without the Registrant's prior written consent, or (2) for any amounts paid in settlement of an action indemnified against by the Registrant without the prior written consent of the Registrant. Prior to the completion of this offering, the Registrant will enter into indemnity agreements with each of its directors. These agreements may require the Registrant, among other things, to indemnify such directors against certain liabilities that may arise by reason of their status or service as directors, to advance expenses to them as they are incurred, provided that they undertake to repay the amount advanced if it is ultimately determined by a court that they are not entitled to indemnification, and to obtain directors' liability insurance.

   In addition, the Registrant's Certificate of Incorporation will provide that a director of the Registrant shall not be personally liable to the Registrant or its stockholders for monetary damages for breach of his or her fiduciary duty as a director, except for liability (1) for any breach of the director's duty of loyalty to the Registrant or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) for willful or negligent conduct in paying dividends or repurchasing stock out of other than lawfully available funds or
(4) for any transaction from which the director derives an improper personal benefit.

   Reference is made to Section 145 of the General Corporation Law of the State of Delaware which provides for indemnification of directors and officers in certain circumstances.

   The Registrant intends to obtain directors' and officers' liability insurance prior to completion of this offering.

   Under the terms of the Underwriting Agreement, the Underwriters have agreed to indemnify, under certain conditions, the Registrant, its directors, certain of its officers and persons who control the Registrant within the meaning of the Securities Act of 1933.

Item 15. Recent Sales of Unregistered Securities

   The following information does not reflect the conversion of the Registrant's (1) series A-1, series B-1, series C, series D and series D-1 preferred stock into class A common stock and (2) series A-2 and series B-2 preferred stock into class B common stock, each to be effected upon consummation of this offering.

   (1) In June 1999, the Registrant issued 1,000 shares of common stock to Mr. Filipowski for cash in the amount of $10. In August 1999, these shares converted into 10,000 shares of class B common stock.

    (2) In August 1999, the Registrant issued (a) an aggregate of 20,700,000 shares of class A common stock to 77 investors consisting of (i) officers, directors and employees of the Registrant (including persons who had accepted offers of employment) (collectively, "Employees") and (ii) certain persons, trusts, foundations and other entities who are related to officers, directors or employees of the Registrant and who represented that they were "accredited investors" (as defined in Regulation D under the Securities Act) (collectively, "Related Persons"), for cash in the aggregate amount of $20,700 and (b) issued an aggregate of 12,250,000 shares of class B common stock to Messrs. Filipowski, Cullinane, Freedman, Slowey and Tatro and a trust related to Mr. Humenansky (collectively, the "Principals") for cash in the aggregate amount of $12,250. The shares of class A common stock and class B common stock issued to Employees were issued pursuant to the Registrant's 1999 Stock Purchase Plan.

    (3) In September 1999, the Registrant (a) issued an aggregate of 9,236,600 shares of series A-1 preferred stock to 51 Employees and Related Persons for cash in the aggregate amount of $2,409,150 and (b) issued 37,750,000 shares of series A-2 preferred stock to the six Principals, a trust related to Mr. Filipowski and a partnership related to Mr. Freedman for cash in the aggregate amount of $9,437,500. The shares of series A-1 preferred stock and series A-2 preferred stock issued to Employees were issued pursuant to the Registrant's 1999 Stock Purchase Plan.

    (4) In September 1999, the Registrant (a) issued an aggregate of 2,712,000 shares of series B-1 preferred stock to 35 Employees and Related Persons for cash in the aggregate amount of $1,356,000 and (b) issued 20,100,000 shares of series B-2 preferred stock to two of the Principals for cash in the aggregate amount of $10,050,000. The shares of series B-1 preferred stock and series B-2 preferred stock issued to Employees were issued pursuant to the Registrant's 1999 Stock Purchase Plan.

    (5) In September through December 1999, the Registrant issued an aggregate of 199,999,400 shares of series C preferred stock to 473 investors, all of whom represented that they were "accredited investors" (as defined in Regulation D under the Securities Act), for cash in the aggregate amount of $199,999,400.

    (6) In October through December 1999, the Registrant issued options to purchase an aggregate of 15,533,350 shares of class A common stock to Employees, including options issued to Employees who represented that they were "accredited investors" (as defined in Regulation D of the Securities Act). All of these options were issued pursuant to the Registrant's 1999 Stock Incentive Plan.

    (7) In December 1999, the Registrant agreed to issue an aggregate of 197,000,000 shares of series D preferred stock and series D-1 preferred stock to 11 investors, all of whom represented that they were "accredited investors" (as defined in Regulation D under the Securities Act), for cash in the aggregate amount of $197,000,000. These investors are obligated to purchase these shares upon the expiration or termination of the applicable antitrust waiting periods.

   No underwriters were involved in any of the transactions described above. The sale of securities described in Item 15(1) was deemed to be exempt from registration under the Securities Act in reliance on Section 4(2) of the Securities Act, as a transaction by an issuer not involving a public offering. The sales of securities described in Items 15(2) and 15(6) were deemed to be exempt from registration under the Securities Act in reliance on Section 4(2) of the Securities Act, including Regulation D promulgated thereunder, as transactions by an issuer not involving a public offering, and Rule 701 promulgated under Section 3(b) of the Securities Act, as transactions pursuant to compensatory benefit plans and contracts relating to compensation as provided under such Rule 701. The sales of securities described in Items 15(3), 15(4), 15(5) and 15(7) were deemed to be exempt from registration under the Securities Act in reliance on Section 4(2) of the Securities Act, including Regulation D promulgated thereunder, as transactions by an issuer not involving a public offering. Each recipient of securities in each of the transactions described above represented (a) the recipient's intention to acquire the securities for investment purposes only and not with a view to, or for sale in connection with, any distribution thereof and (b) that, either alone or together with a purchaser representative, the recipient had such knowledge and experience in financial and business matters that the recipient was capable of evaluating the merits and risks of the investments (with appropriate legends being affixed to the share certificates issued in such transactions).

Item 16. Exhibits and Financial Statement Schedules

   (a) Exhibits.

      1*       Form of Underwriting Agreement.
      3.1*     Form of Third Amended and Restated Certificate of
               Incorporation of the Registrant.
      3.2*     Amended and Restated By-laws of the Registrant.
      4.1*     Form of specimen stock certificate representing common
               stock.
      5*       Opinion of Katten Muchin Zavis as to the legality of the
               securities being registered (including consent).
     10.1*     divine interVentures, inc. 1999 Incentive Compensation
               Plan.
     10.2*     Form of Option Agreement under the divine interVentures,
               inc. 1999 Incentive Compensation Plan.
     10.3*     Form of Indemnification Agreement for Directors and
               Executive Officers.
     10.4*     Agreement of Sublease between Budget Rent A Car
               Corporation and divine interVentures, inc. indicated
               August 25, 1999.
     10.5*     Letter Agreement, dated July 1, 1999, among divine
               interVentures, inc., Blackhawk LLC and Andrew J.
               Filipowski.
     10.6*     Purchase Agreement, dated as of December 7, 1999, between
               divine interVentures, inc. and the purchasers named
               therein.
     10.7*     Series D Stockholders Agreement, dated as of December 7,
               1999, among divine interVentures, inc., the Management
               Stockholders (as defined therein) and the Purchasers (as
               defined therein).
     10.8*     Founders Shares Registration Rights Agreement, dated as of
               August 18, 1999, among divine interVentures, inc. and the
               Purchasers (as defined therein).
     10.9*     Series A Registration Rights Agreement, dated as of
               September 3, 1999, among divine interVentures, inc. and
               the Purchasers (as defined therein).
     10.10*    Series B Registration Rights Agreement, dated as of
               September 17, 1999, among divine interVentures, inc. and
               the Purchasers (as defined therein).
     10.11*    Series C Registration Rights Agreement, dated as of
               September 30, 1999, among divine interVentures, inc. and
               the Purchasers (as defined therein).


     10.12*    Series D Registration Rights Agreement, dated as of
               December 7, 1999, among divine interVentures, inc. and
               the Purchasers (as defined therein).
     10.13*    Memorandum of Understanding, dated as of November 22,
               1999, between divine interVentures, inc. and Microsoft
               Corporation.
     21*       Subsidiaries of the Registrant.
     23.1      Consent of KPMG LLP with respect to financial statements
               of divine interVentures, inc.
     23.2      Consent of KPMG LLP with respect to financial statements
               of Blueridge Technologies, Inc.
     23.3      Consent of KPMG LLP with respect to financial statements
               of i-Street, Inc.

     23.4 Consent of Arthur Andersen LLP with respect to financial statements of LiveOnTheNet.com, Inc.

     23.5 Consent of KPMG LLP with respect to financial statements of OpinionWare.com, Inc.

     23.6 Consent of KPMG LLP with respect to financial statements of Outtask.com, Inc.

     23.7 Consent of KPMG LLP with respect to financial statements of PocketCard Inc.

     23.8 Consent of KPMG LLP with respect to financial statements of Whiplash, Inc.

     23.9 Consent of Katten Muchin Zavis (contained in its opinion to be filed as Exhibit 5 hereto).

     24        Power of Attorney (included on signature page hereto).

     27        Financial Data Schedule

---------------------
*  To be filed by amendment

   (b) Financial Statement Schedules

     No financial statement schedules are required to be filed with this Registration Statement.

Item 17. Undertakings

   The Registrant hereby undertakes:

   (1) To provide to the Underwriters at the closing specified in the underwriting agreement, certificates in such denominations and registered in such names as required by the Underwriters to permit prompt delivery to each purchaser.

   (2) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

   (3) For purposes of determining any liability under the Securities Act, (a) the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective and (b) each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on the 15th day of December, 1999.

                                          divine interVentures, inc.

                                               /s/ Andrew J. Filipowski
                                          By:__________________________________
                                                   Andrew J. Filipowski
                                              Chairman of the Board and Chief
                                                     Executive Officer

                               POWER OF ATTORNEY

   Each person whose signature appears below hereby constitutes and appoints Andrew J. Filipowski, Michael P. Cullinane, Larry S. Freedman and Mark D. Wood, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution, to sign on his behalf, individually and in each capacity stated below, all amendments and post-effective amendments to this Registration Statement on Form S-1 (including registration statements filed pursuant to Rule 462(b) under the Securities Act of 1933, and all amendments thereto) and to file the same, with all exhibits thereto and any other documents in connection therewith, with the Securities and Exchange Commission under the Securities Act of 1933, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as each might or could do in person, hereby ratifying and confirming each act that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue thereof.

   Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on December 15, 1999.

                 Signature                                     Title
                 ---------                                     -----


       /s/ Andrew J. Filipowski             Chairman of the Board and Chief Executive
___________________________________________   Officer
           Andrew J. Filipowski

       /s/ Michael P. Cullinane             Executive Vice President, Chief Financial
___________________________________________ Officer, Treasurer, Principal Financial and
           Michael P. Cullinane             Accounting Officer and Director

          /s/ Scott Hartkopf                President, Chief Operating Officer and
___________________________________________   Director
              Scott Hartkopf

        /s/ Paul L. Humenansky              Executive Vice President and Director
___________________________________________
            Paul L. Humenansky

          /s/ Robert Bernard                Director
___________________________________________
              Robert Bernard

         /s/ Michael J. Birck               Director
___________________________________________
             Michael J. Birck

                 Signature                                     Title
                 ---------                                     -----


          /s/ James E. Cowie                Director
___________________________________________
              James E. Cowie

         /s/ Andrea Cunningham              Director
___________________________________________
             Andrea Cunningham

           /s/ Thomas Danis                 Director
___________________________________________
               Thomas Danis

        /s/ Michael H. Forster              Director
___________________________________________
            Michael H. Forster

          /s/ Arthur P. Frigo               Director
___________________________________________
              Arthur P. Frigo

           /s/ Gian Fulgoni                 Director
___________________________________________
               Gian Fulgoni

          /s/ George Garrick                Director
___________________________________________
              George Garrick

         /s/ Craig D. Goldman               Director
___________________________________________
             Craig D. Goldman

          /s/ Arthur W. Hahn                Director
___________________________________________
              Arthur W. Hahn

            /s/ Wade Hansen                 Director
___________________________________________
                Wade Hansen

         /s/ Jeffrey D. Jacobs              Director
___________________________________________
             Jeffrey D. Jacobs

         /s/ Gregory K. Jones               Director
___________________________________________
             Gregory K. Jones

        /s/ Steven Neil Kaplan              Director
___________________________________________
            Steven Neil Kaplan

        /s/ Richard P. Kiphart              Director
___________________________________________
            Richard P. Kiphart

         /s/ Ronald D. Lachman              Director
___________________________________________
             Ronald D. Lachman

            /s/ Eric Larson                 Director
___________________________________________
                Eric Larson

                 Signature                                     Title
                 ---------                                     -----


          /s/ William Lederer               Director
___________________________________________
              William Lederer

          /s/ Michael Leitner               Director
___________________________________________
              Michael Leitner

         /s/ Lawrence F. Levy               Director
___________________________________________
             Lawrence F. Levy

          /s/ Teresa L. Pahl                Director
___________________________________________
              Teresa L. Pahl

             /s/ John Rau                   Director
___________________________________________
                 John Rau

           /s/ Bruce Rauner                 Director
___________________________________________
               Bruce Rauner

            /s/ Andre Rice                  Director
___________________________________________
                Andre Rice

        /s/ Mohanbir S. Sawhney             Director
___________________________________________
            Mohanbir S. Sawhney

           /s/ Alex C. Smith                Director
___________________________________________
               Alex C. Smith

          /s/ Timothy Stojka                Director
___________________________________________
              Timothy Stojka

         /s/ Aleksander Szlam               Director
___________________________________________
             Aleksander Szlam

            /s/ Mark Tebbe                  Director
___________________________________________
                Mark Tebbe

          /s/ James C. Tyree                Director
___________________________________________
              James C. Tyree

       /s/ William Wrigley, Jr.             Director
___________________________________________
           William Wrigley, Jr.

         /s/ Robert J. Zollars              Director
___________________________________________
             Robert J. Zollars